UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant    ☑                              Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Kimberly-Clark Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Explanatory Note

Kimberly-Clark is filing the attached revised Definitive Proxy Statement on Schedule 14A to correct inadvertent EDGAR conversion errors in the original filing. These include, in the “Pay Versus Performance” table on page 85, decimal point errors for each value shown in the following two columns: (1) “Value of Initial Fixed $100 Investment Based on KMB TSR” and (2) “Value of Initial Fixed $100 Investment Based on S&P 500 Consumer Staples Group TSR.” The revised filing includes the entire revised Definitive Proxy Statement text.

February 27, 2023

Michael D. Hsu
Chairman of the Board and
Chief Executive Officer

FELLOW STOCKHOLDERS:

In 2022, we marked Kimberly-Clark’s 150th anniversary – a significant milestone. For 150 years, our team has transformed insights into new categories and products that have made a difference in the lives of people around the world. Our commitment to help people with their most essential needs remains core to how we deliver meaningful innovation and bring to life our purpose of Better Care for a Better World.

It is my pleasure to invite you to the Annual Meeting of Stockholders of Kimberly-Clark Corporation. The meeting will be held virtually on Thursday, April 20, 2023, at 8:00 a.m. Central Time.

At the Annual Meeting, stockholders will be asked to elect twelve directors for a one-year term, ratify the selection of Kimberly-Clark’s independent auditor, approve the compensation for our named executive officers, and approve the frequency of future stockholder votes on named executive officers’ compensation. These matters are fully described in the accompanying Notice of Annual Meeting and proxy statement.

Your vote is important. Regardless of whether you plan to attend the meeting, I urge you to vote your shares as soon as possible. You may vote using the proxy form by completing, signing, and dating it, then returning it by mail. Also, most of our stockholders can submit their vote through the Internet or by telephone. If Internet or telephone voting is available to you, instructions will be included on your proxy form. Additional information about voting your shares is included in the proxy statement.

Sincerely,

2023 Proxy Statement

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Notice of Annual Meeting of Stockholders

TO BE HELD

April 20, 2023

The Annual Meeting of Stockholders of Kimberly-Clark Corporation will be held virtually on Thursday, April 20, 2023, at 8:00 a.m. Central Time for the following purposes:

1.	To elect as directors the twelve nominees named in the accompanying proxy statement;
2.	To ratify the selection of Deloitte & Touche LLP as our independent auditor for 2023;
3.	To approve the compensation for our named executive officers in an advisory vote; and
4.	To approve the frequency of future stockholder votes on our named executive officers’ compensation in an advisory vote.

The 2023 Annual Meeting will be virtual and will be held entirely online via live webcast at https://meetnow.global/MYANRFR. There will not be an option to attend the meeting in person. Please see “Attending the Virtual Annual Meeting” for more information.

Stockholders also will take action upon any other business that may properly come before the meeting.

Stockholders of record at the close of business on February 21, 2023 are entitled to notice of and to vote at the meeting or any adjournments. It is important that your shares be represented at the meeting. I urge you to vote promptly by using the Internet or telephone or by signing, dating and returning your proxy form in the envelope provided.

The accompanying proxy statement also is being used to solicit voting instructions for shares of Kimberly-Clark common stock that are held by the trustees of our employee benefit and share purchase plans for the benefit of the participants in the plans. It is important that participants in the plans indicate their preferences by using the Internet or telephone or by signing, dating and returning the voting instruction card, which is enclosed with the proxy statement, in the envelope provided.

To attend the virtual meeting, please follow the instructions on page 92.

By Order of the Board of Directors.	February 27, 2023

Alison M. Rhoten, Vice President, Deputy
General Counsel, Global Corporate Affairs
and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 20, 2023: The Proxy Statement and proxy card, as well as our Annual Report on Form 10-K for the year ended December 31, 2022, are available at https://www.kimberly-clark.com/investors.

2023 Proxy Statement	1

04	Proxy Summary

9	Corporate Governance
9	Board Leadership Structure
10	Director Independence
10	Board Meetings
10	Board Committees
15	Compensation Committee Interlocks and Insider Participation
15	Stockholder Rights
16	Communicating With Directors; Stockholder Engagement Policy
16	Stockholder Engagement
16	Our Approach to Sustainability
21	Other Corporate Governance Policies and Practices

24	Proposal 1. Election of Directors
24	Process for Director Elections
24	Process and Criteria for Nominating Directors
25	Committee Review of Attributes of Current Directors
25	Diversity of Directors
26	The Nominees
32	Director Compensation
33	2022 Outside Director Compensation

35	Proposal 2. Ratification of Auditor
36	Principal Accounting Firm Fees
36	Audit Committee Approval of Audit and Non-Audit Services
37	Audit Committee Report

38	Proposal 3. Advisory Vote to Approve Named Executive Officer Compensation

39	Compensation Discussion and Analysis
39	2022 Performance and Pay Decisions
43	Executive Compensation Objectives and Policies
44	Components of Our Executive Compensation Program
44	Setting Annual Compensation
47	Executive Compensation for 2022
56	Benefits and Other Compensation
57	Executive Compensation for 2023
58	Additional Information About Our Compensation Practices
61	Management Development and Compensation Committee Report
62	Analysis of Compensation-Related Risks

2	2023 Proxy Statement

63	Compensation Tables
63	Summary Compensation
67	Grants of Plan-Based Awards
68	Discussion of Summary Compensation and Plan-Based Awards Tables
69	Outstanding Equity Awards
71	Option Exercises and Stock Vested
72	Nonqualified Deferred Compensation
74	Potential Payments on Termination or Change of Control
80	Equity Compensation Plan Information

81	Proposal 4. Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

82	Other Information
82	Security Ownership Information
84	Transactions with Related Persons
85	Pay Versus Performance
89	CEO Pay Ratio Disclosure

90	General Information about our Annual Meeting
90	How We Provide Proxy Materials
90	Who May Vote
90	How To Vote
91	How to Revoke or Change Your Vote
91	Votes Required
91	How Abstentions will be Counted
91	Effect of Not Instructing Your Broker
91	Direct Stock Purchase and Dividend Reinvestment Plan
92	Employee Benefit Plans
92	Attending the Virtual Annual Meeting
93	Costs of Solicitation
93	Stockholders Sharing the Same Household
93	Stockholder Proposals for Inclusion in Next Year’s Proxy Statement
94	Stockholder Director Nominees for Inclusion in Next Year’s Proxy Statement
94	Stockholder Director Nominees Not Included in Next Year’s Proxy Statement
94	Other Stockholder Proposals Not Included in Next Year’s Proxy Statement

95	Other Matters to be Presented at the Annual Meeting

2023 Proxy Statement	3

Proxy Summary

This section contains only selected information. Stockholders should review the entire Proxy Statement before casting their votes.

Matters for Stockholder Voting

Proposal	Description	Board voting recommendation
1 Election of directors	Election of 12 directors to serve for a one-year term	FOR all nominees
2 Ratification of auditor	Approval of the Audit Committee’s selection of Deloitte & Touche LLP as Kimberly-Clark’s independent auditor for 2023	FOR
3 Say-on-pay	Advisory approval of our named executive officers’ compensation	FOR
4 Frequency of say-on-pay votes	Advisory approval of the frequency of future stockholder votes on our named executive officers’ compensation	ONE YEAR

Celebrating our 150th Anniversary

In 2022, we marked Kimberly-Clark’s 150th anniversary – a significant milestone. We are proud of our heritage of category defining innovation rooted in providing care for our consumers. As we look to the future, we will continue to drive our strategy to deliver profitable growth for long-term value creation as we fulfill our purpose of Better Care for a Better World.

Company Overview

Kimberly-Clark (NYSE: KMB) and its trusted brands are an indispensable part of life for people in more than 175 countries and territories. We are headquartered in Dallas, Texas with approximately 44,000 employees worldwide and manufacturing facilities in 33 countries. Fueled by ingenuity, creativity, and an understanding of people’s most essential needs, we create products that help individuals experience more of what’s important to them.

Our portfolio of brands includes Huggies, Kleenex, Scott, Kotex, Cottonelle, Poise, Depend, Andrex, Pull-Ups, GoodNites, Neve, Plenitud, Viva, Softex, Sweety, Thinx and WypAll.

In 2022, we generated approximately 52 percent of our net sales in North America and approximately 48 percent in international markets. We have three reportable business segments - Personal Care, Consumer Tissue and K-C Professional – as shown below with 2022 net sales for each segment.

Personal Care	Consumer Tissue	K-C Professional (KCP)
• Diapers • Training/Youth/Swim Pants • Baby Wipes • Feminine Care • Incontinence Care	• Bathroom Tissue • Facial Tissue • Paper Towels	• Facial Tissue, Bathroom Tissue and Paper Towels for away-from-home use • Wipers • PPE and Safety Products

4	2023 Proxy Statement

Proxy Summary

Corporate Governance

Governance Highlights. The Corporate Governance section beginning on page 9 describes our strong governance framework, which includes:

Our Corporate Governance Profile
Independent Lead Director	Stockholders have right to call special meetings
Independent Board committees	Proxy access rights
Annual Board and committee evaluations	Stockholder engagement policy and outreach program
Annually elected directors	Anti-hedging and pledging policy
Independent directors meet without management present	Stock ownership guidelines for directors and executive officers
Board and management succession planning	Outside director equity awards not paid out until retirement
Robust oversight of strategy and risk	Majority voting in director elections

Board Succession Planning. The Board has demonstrated its commitment to refreshing the composition of the Board through the execution of a thoughtful and active long-term succession plan. In accordance with this plan, the Board has added ten new independent directors since 2015.

Our Board Nominees. We believe our director nominees collectively possess the necessary experience and attributes to effectively guide our company and reflect the diversity of our global consumers.

Name	Occupation	Independent	Committee Memberships*	Other Public Company Boards
Michael D. Hsu Age: 58 Director Since: 2017	Chairman of the Board and CEO Kimberly-Clark Corporation		E	1
Sylvia M. Burwell Age: 57 Director Since: 2022	President American University	●	A	0
John W. Culver Age: 62 Director Since: 2020	Former Group President, North America and Chief Operating Officer Starbucks Corporation	●	A	1
Mae C. Jemison, M.D. Age: 66 Director Since: 2002	President The Jemison Group	●	MDC, NCG	0
S. Todd Maclin Age: 66 Director Since: 2019	Retired Chairman, Chase Commercial and Consumer Banking JPMorgan Chase & Co.	●	MDC, NCG	1
Deirdre A. Mahlan Age: 60 Director Since: 2021	Retired President, Diageo North America Diageo plc	●	A	2
Sherilyn S. McCoy Age: 64 Director Since: 2018	Former CEO Avon Products, Inc.	●	MDC (Chair), E	2
Christa S. Quarles Age: 49 Director Since: 2016	CEO Alludo (f/k/a Corel Corporation)	●	MDC, NCG	1
Jaime A. Ramirez Age: 56 Director Since: 2021	Former EVP and President, Global Tools & Storage Stanley Black & Decker	●	A	0

2023 Proxy Statement	5

Proxy Summary

Name	Occupation	Independent	Committee Memberships*	Other Public Company Boards
Dunia A. Shive Age: 62 Director Since: 2019	Former CEO and President Belo Corp.	●	A (Chair), E	3
Mark T. Smucker Age: 53 Director Since: 2019	President and CEO The J.M. Smucker Company	●	MDC, NCG	1
Michael D. White Age: 71 Director Since: 2015	Former Chairman, President and CEO DIRECTV	●	E (Chair)	2

*	A = Audit Committee; MDC = Management Development and Compensation Committee; NCG = Nominating and Corporate Governance Committee; E = Executive Committee.

Robert Decherd, who will not stand for re-election to the Board of Directors when his term expires at this year’s Annual Meeting, currently serves as the Chair of the Nominating and Corporate Governance Committee and as a member of the Executive Committee. We express our deep gratitude to Mr. Decherd for his many years of dedicated service, strategic vision and leadership and substantial contributions to the Board, Kimberly-Clark and our stockholders.

This table provides a summary view of the qualifications, experience and demographics of each director nominee.

Experience	Hsu (Chair)	Burwell	Culver	Jemison	Maclin	Mahlan	McCoy	Quarles	Ramirez	Shive	Smucker	White	TOTALS
Consumer Products	●		●		●	●	●	●	●		●	●	9
International	●	●	●	●		●	●	●	●		●	●	10
Financial Expertise	●	●	●		●	●	●	●	●	●	●	●	11
CEO Leadership	●	●					●	●		●	●	●	7
Digital	●		●		●			●		●	●	●	6
Marketing	●		●		●	●	●	●	●	●	●	●	10
Innovation/R&D	●			●			●	●	●		●	●	7
Cybersecurity		●	●		●			●					4
Social Responsibility	●	●	●	●							●	●	6
M&A	●		●		●	●	●	●	●	●	●	●	10
Strategy & Transformation	●	●	●	●	●	●	●	●	●	●	●	●	12
Demographic Background
Tenure (years)	6	1	2	21	4	1	4	6	1	4	3	7	Median = 4
Gender	M	F	M	F	M	F	F	F	M	F	M	M
Race/Ethnicity*	A	W	W	B	W	W	W	W	H	O	W	W

*	A = Asian; B = Black/African American; H = Hispanic/Latinx; W = White; O = Other (Middle Eastern).

6 of our 12 director nominees are female, and 4 are ethnically diverse

6	2023 Proxy Statement

Proxy Summary

Executive Compensation

Our compensation program for executive officers is designed to emphasize performance-based compensation in alignment with our business strategy.

Program Highlights
A substantial majority of pay is performance-based and a majority is tied to our stock price performance
A substantial majority of long-term equity compensation is subject to specified financial targets over a three-year performance period
Annual cash incentive plan includes performance goals based on achieving inclusion, equity and diversity targets
Strong share ownership guidelines
Equity awards with anti-hedging and anti-pledging provisions
Robust clawback structure
No tax gross-ups
Double-trigger change-in-control policy

2022 Performance and Compensation Highlights

The Management Development and Compensation Committee of our Board concluded that Kimberly-Clark’s management delivered financial performance in 2022 that was below target from an overall perspective, as reflected in the financial metrics of our annual incentive program.

Performance Measures	2022 Results	2022 Target
Net sales	$20.1 billion	$19.7 billion
Adjusted EPS	$5.68	$6.00

Adjusted EPS, a non GAAP financial measure, is adjusted earnings per share. For details on how this measure is adjusted, see “Compensation Discussion and Analysis - Executive Compensation for 2022, 2022 Performance Goals, Performance Assessments and Payouts.”

Based on this performance, the Committee approved annual cash incentives for 2022 below the target amount, including an annual incentive payout for our Chief Executive Officer (CEO) of 85 percent.

The chart at left shows the Total Shareholder Return for Kimberly-Clark, our Executive Compensation Peer Group (taken as a whole), the S&P 500 and the S&P Consumer Staples Index for the previous five years, which reflects the value returned to our stockholders.

2023 Proxy Statement	7

Proxy Summary

Sustainability

Sustainability is at the center of our company and by 2030 we aspire to advance the well-being of one billion people through social programs and reduce our environmental footprint by half. We focus on the areas where we can make the biggest difference - climate, forests and biodiversity, water and plastics.

Each year, Kimberly-Clark publishes a Global Sustainability Report outlining our key strategies, initiatives and results in greater detail. Our report includes an addendum of material organized and presented in accordance with the Global Reporting Initiative (GRI) and Sustainability Accounting Standards Board (SASB) Standards, and can be found on our website at www.kimberly-clark.com/esg. We also publish a Task Force on Climate-related Financial Disclosures (TCFD)-aligned disclosure to enhance visibility to our climate risks and opportunities. Within our disclosure, we cover TCFD’s four core areas: governance, strategy, risk management, and metrics and targets. As part of our commitment to building a diverse workforce, we have adopted the practice of disclosing our annual EEO-1 data on the Sustainability section of our website after our submission of the corresponding report to the U.S. Equal Employment Opportunity Commission.

At the end of 2022, we formed a new Sustainability Subcommittee of the Nominating and Corporate Governance Committee of the Board to support the Committee in executing its oversight responsibilities for matters relating to sustainability, corporate social responsibilities and corporate citizenship and as we continue to incorporate related risks and opportunities into the Board’s overall strategic decision-making. The Sustainability Subcommittee will be chaired by independent director Dr. Mae Jemison.

Talent Attraction, Retention, and Development

Attracting, retaining, and developing talent at all levels of the organization is critical to our competitiveness and long-term success. We seek to build an inclusive and diverse team to successfully guide our company though the competitive and dynamic environment in which we operate. We accomplish this by supporting the well-being of our employees, fostering their professional development, and offering competitive pay and benefits. Our learning culture enables our employees to positively impact billions of lives on a day-to-day basis and make a lasting difference over the long term.

Through the “MyVOICE” survey, Kimberly-Clark seeks to regularly gather feedback on the employee experience. The optional survey gathers real-time responses twice a year from employees around the world to understand how they feel about working at Kimberly-Clark. Topics in the survey include, but are not limited to: leadership effectiveness, company culture, employee well-being, work-life balance, code of conduct, workplace support, inclusion, equity and diversity indicators, product quality, and physical safety. After survey responses are analyzed and summarized, Kimberly-Clark equips team leaders with training sessions and resources to understand results and address opportunities. Executive Leadership reviews employee feedback, communicates results, and implements actions to enhance the employee experience and drive company transformational efforts.

8	2023 Proxy Statement

Corporate Governance

Our governance structure and processes are based on a number of important governance documents including our Code of Conduct, Certificate of Incorporation, Corporate By-Laws, Corporate Governance Policies and our Board Committee Charters. These documents, which are available in the Investors section of our website at www.kimberly-clark.com, guide the Board and our management in the execution of their responsibilities.

Kimberly-Clark believes that there is a direct connection between good corporate governance and long-term, sustained business success, and we believe it is important to uphold sound governance practices. As such, the Board reviews its governance practices and documents on an ongoing basis, considering changing regulatory requirements, governance trends and issues raised by our stockholders. After careful evaluation, we may periodically make changes to maintain or enhance current governance practices and promote stockholder value.

Board Leadership Structure

The Board has established a leadership structure that allocates responsibilities between our Chairman of the Board and CEO and our Lead Director. The Board believes that this allocation provides for dynamic Board leadership while maintaining strong independence and oversight.

Consistent with this leadership structure, at least once a quarter our Lead Director, who is an independent director, chairs executive sessions of our non-management directors. Members of our senior management team do not attend these sessions.

Chairman and CEO Positions

The Board’s current view is that a combined Chairman and CEO position, coupled with a predominantly independent board and a proactive, independent Lead Director, promotes candid discourse and responsible corporate governance. Mr. Hsu serves as Chairman of the Board and CEO. The Board believes Mr. Hsu has demonstrated the leadership and vision necessary to lead the Board and Kimberly-Clark. Accordingly, Mr. Hsu serves in this combined role at the pleasure of the Board without an employment contract. As Mr. Hsu is not an independent director, the Board continues to believe it is appropriate for the independent directors to elect an Independent Lead Director.

Lead Director

Mr. White has served as Independent Lead Director since April 2020. Our Corporate Governance Policies outline the significant role and responsibilities of the Lead Director, which include:

Chairing the Executive Committee

Chairing executive sessions at which non-management directors meet outside management’s presence, and providing feedback from such sessions to the CEO

Coordinating the activities of the Independent Directors

Providing input on and approving the agendas and schedules for Board meetings

Leading (with the Chair of the Nominating and Corporate Governance Committee) the annual Board evaluation
2023 Proxy Statement	9

Corporate Governance Board Committees

Leading (with the Chairman of the Management Development and Compensation Committee) the Board’s review and discussion of the CEO’s performance

Providing feedback to individual directors following their individual evaluations

Speaking on behalf of the Board and chairing Board meetings when the Chairman of the Board is unable to do so

Acting as a direct conduit to the Board for stockholders, employees and others according to the Board’s policies

Director Independence

Our By-Laws provide that a majority of our directors must be independent (“Independent Directors”). We believe our independent board helps ensure good corporate governance and strong internal controls.

Our Corporate Governance Policies, as adopted by the Board, provide independence standards consistent with the rules and regulations of the Securities and Exchange Commission (“SEC”) and the listing standards of the New York Stock Exchange (“NYSE”). Our independence standards can be found in Section 7 of our Corporate Governance Policies.

The Board has determined that all directors and nominees, except for Michael D. Hsu, are Independent Directors and meet the independence standards in our Corporate Governance Policies. In addition, the Board previously reviewed the independence of former director Ian C. Read, who did not stand for re-election at our 2022 Annual Meeting, and found that Mr. Read was also independent.

The NYSE listing standards and our own Corporate Governance Policies establish certain levels at which transactions are considered to have the potential to affect a director’s independence. Under our Corporate Governance Policies, certain relationships were considered immaterial and therefore were not considered by the Board in determining independence.

Board Meetings

The Board of Directors met nine times in 2022. All of the directors attended in excess of 75 percent of the total number of meetings of the Board and the committees on which they served.

All of our directors are encouraged to attend our annual meeting of stockholders. All of our directors attended the 2022 Annual Meeting.

Board Committees

The standing committees of the Board include the Audit Committee, Management Development and Compensation Committee, Nominating and Corporate Governance Committee, and Executive Committee. In compliance with applicable NYSE corporate governance listing standards, the Board has adopted charters for all Committees except the Executive Committee.

Our Committee charters are available in the Investors section of our website at www.kimberly-clark.com.

As set forth in our Corporate Governance Policies, the Audit, Management Development and Compensation, and Nominating and Corporate Governance Committees all have the authority to retain independent advisors and consultants, with all costs paid by Kimberly-Clark.

10	2023 Proxy Statement

Corporate Governance Board Committees

Audit Committee

Chair: Dunia A. Shive Other members: Sylvia M. Burwell, John W. Culver, Deirdre A. Mahlan and Jaime A. Ramirez

The Board has determined that each of Mmes. Burwell, Mahlan and Shive is an “audit committee financial expert” under SEC rules and regulations. In addition, all Audit Committee members satisfy the NYSE’s financial literacy requirements and qualify as Independent Directors under the rules of the SEC and the NYSE, as well as under our Corporate Governance Policies. See “Corporate Governance - Director Independence” for additional information on Independent Directors.

No member of the Audit Committee serves on the audit committees of more than three public companies and under our Audit Committee Charter, no Committee member is permitted to do so.

During 2022 the Committee met eight times.

The Committee’s principal functions, as specified in its charter, include:

Overseeing:

the quality and integrity of our financial statements

our compliance programs

the independence, qualification and performance of our independent auditor the performance of our internal auditor

Selecting and engaging our independent auditor, subject to stockholder ratification

Pre-approving all audit and non-audit services that our independent auditor provides

Reviewing the scope of audits and audit findings, including any comments or recommendations of our independent auditor

Establishing policies for our internal audit programs

Overseeing the company’s risk management program (including risks related to data privacy, cybersecurity, business continuity, IT operational resilience and regulatory matters) and receiving periodic reports from management on risk assessments, the risk management process, and issues related to the risks of managing our business

Committee Report

For additional information about the Audit Committee’s oversight activities in 2022, see “Proposal 2. Ratification of Auditor - Audit Committee Report.”

2023 Proxy Statement	11

Corporate Governance Board Committees

Management Development and Compensation Committee

Chair: Sherilyn S. McCoy Other members: Mae C. Jemison, M.D., S. Todd Maclin, Christa S. Quarles and Mark T. Smucker

Each member of this Committee is an Independent Director under the rules of the SEC and the NYSE, as well as under our Corporate Governance Policies. The Committee met four times in 2022.

The Committee’s principal functions, as specified in its charter, include:

Establishing and administering the policies governing annual compensation and long-term compensation, including stock option awards, restricted stock awards and restricted share unit awards, such that the policies are designed to align compensation with our overall business strategy and performance
Setting, after an evaluation of his overall performance, the compensation level of the CEO
Approving, in consultation with the CEO, compensation levels and performance targets for the senior executive team
Overseeing:
leadership development for senior management and future senior management candidates a periodic review of our long-term and emergency succession planning for the CEO and other key officer positions, in conjunction with our Board key organizational effectiveness and engagement policies
Reviewing inclusion, equity and diversity programs and related metrics
Annually reviewing our compensation policies and practices for the purpose of mitigating risks arising from these policies and practices that could reasonably have a material adverse effect

Roles of the Committee and the CEO in Compensation Decisions

Each year, the Committee reviews and sets the compensation of the officers that are elected by the Board (our “elected officers”), including our CEO and our other executive officers. The Committee’s charter does not permit the Committee to delegate to anyone the authority to establish any compensation policies or programs for elected officers, including our executive officers. With respect to officers that have been appointed to their position (our “non-elected officers”), our CEO has the authority to establish compensation programs and to approve equity grants. However, only the Committee may make grants to elected officers, including our executive officers.

Our CEO makes a recommendation to the Committee each year on the appropriate target annual compensation for each of the other executive officers. The Committee makes the final determination of the target annual compensation for each executive officer, including our CEO. While our CEO and Chief Human Resources Officer typically attend Committee meetings, none of the other executive officers is present during the portion of the Committee’s meetings when compensation for executive officers is set. In addition, our CEO is not present during the portion of the Committee’s meetings when his compensation is set.

For additional information on the Committee’s processes and procedures for determining executive compensation, and for a detailed discussion of our compensation policies, see “Compensation Discussion and Analysis.”

Use of Compensation Consultants

The Committee’s charter authorizes it to retain advisors, including compensation consultants, to assist it in its work. The Committee believes that compensation consultants can provide important market information and perspectives that can help it determine compensation programs that best meet the objectives of our compensation policies. In selecting a consultant, the Committee evaluates the independence of the firm as a whole and of the individual advisors who will be working with the Committee.

12	2023 Proxy Statement

Corporate Governance Board Committees

Independent Committee Consultant. In 2022, the Committee retained Semler Brossy Consulting Group as its independent executive compensation consultant. According to the Committee’s written policy, the independent Committee consultant provides services solely to the Committee and not to Kimberly-Clark. Semler Brossy has no other business relationship with Kimberly-Clark and receives no payments from us other than fees for services to the Committee. Semler Brossy reports directly to the Committee, and the Committee may replace it or hire additional consultants at any time. A representative of Semler Brossy attends Committee meetings and communicates with the Chair of the Committee between meetings from time to time.

The scope of Semler Brossy’s engagement in 2022 included:

Conducting a review of the competitive market data (including base salary, annual incentive targets and long-term incentive targets) for our executive officers, including our CEO
Reviewing and commenting, as requested by the Committee, on recommendations by management and Mercer Human Resource Consulting (“Mercer”) concerning executive compensation programs, including program changes and redesign, special awards, change-of-control provisions, our executive compensation peer group, any executive contract provisions, promotions, retirement and related items
Reviewing and commenting on the Committee’s report for the proxy statement
Attending Committee meetings
Periodically consulting with the Chair of the Committee

During 2022, at the request of the Committee, a representative of Semler Brossy attended four Committee meetings.

Kimberly-Clark Consultant. To assist management and the Committee in assessing our compensation programs and determining appropriate, competitive compensation for our executive officers, Kimberly-Clark annually engages an outside compensation consultant. In 2022, it retained Mercer for this purpose. Mercer has provided consulting services to Kimberly-Clark on a wide variety of human resources and compensation matters, both at the officer and non-officer levels. During 2022, Mercer provided advice and counsel on various matters relating to executive and director remuneration, including the following services:

Assessing our executive compensation peer group and recommending changes as necessary
Assessing compensation levels within our peer group for executive officer positions and other selected positions
Reviewing historic and projected performance for peer group companies under the metrics we use in our annual and long-term incentive plans
Assisting in incentive plan design and modifications, as requested
Providing market research on various issues as requested by management
Preparing for and participating in Committee meetings, as requested
Reviewing the Compensation Discussion and Analysis section of the proxy statement and other disclosures, as requested
Consulting with management on compensation matters

Committee Assessment of Consultant Conflicts of Interest. The Committee has reviewed whether the work provided by Semler Brossy and Mercer represents any conflict of interest. Factors considered by the Committee include: (1) other services provided to Kimberly-Clark by the consultant; (2) what percentage of the consultant’s total revenue is made up of fees from Kimberly-Clark; (3) policies or procedures of the consultant that are designed to prevent a conflict of interest; (4) any business or personal relationships between individual consultants involved in the engagement and Committee

2023 Proxy Statement	13

Corporate Governance Board Committees

members; (5) any shares of Kimberly-Clark stock owned by individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. Based on its review, the Committee does not believe that any of the compensation consultants that performed services in 2022 has a conflict of interest with respect to the work performed for Kimberly-Clark or the Committee.

Committee Report

The Committee has reviewed the “Compensation Discussion and Analysis” section of this proxy statement and has recommended that it be included in this proxy statement. The Committee’s report is located at “Compensation Discussion and Analysis — Management Development and Compensation Committee Report.”

Nominating and Corporate Governance Committee

Chair: Robert W. Decherd Other Members: Mae C. Jemison, M.D., S. Todd Maclin, Christa S. Quarles and Mark T. Smucker

Each member of this Committee is an Independent Director under the rules of the SEC and the NYSE, as well as under our Corporate Governance Policies. The Committee met four times in 2022.

The Committee’s principal functions, as specified in its charter, include the following:

Maintaining and reviewing a Board succession plan
Overseeing the process for Board nominations
Advising the Board on:
Board organization, membership, function, performance and compensation committee structure and membership
policies and positions regarding significant stockholder relations issues
Overseeing corporate governance matters, including developing and recommending to the Board changes to our Corporate Governance Policies
Reviewing director independence standards and making recommendations to the Board with respect to the determination of director independence
Monitoring and recommending improvements to the Board’s practices and procedures
Reviewing stockholder proposals and considering how to respond to them
Overseeing matters relating to Kimberly-Clark’s corporate social responsibility and sustainability activities and providing input to management on these programs and their effectiveness
Overseeing the Corporation’s public policy activities, including political contributions and lobbying activities

The Committee, in accordance with its charter and our Certificate of Incorporation, has established criteria and processes for director nominations, including those proposed by stockholders. Those criteria and processes are described in “Proposal 1. Election of Directors - Process and Criteria for Nominating Directors,” “Other Information - Stockholder Director Nominees for Inclusion in Next Year’s Proxy Statement” and “Other Information - Stockholder Director Nominees Not Included in Next Year’s Proxy Statement.”

At the end of 2022, we formed a new Sustainability Subcommittee of the Nominating and Corporate Governance Committee to support the Committee in executing its oversight responsibilities for matters relating to sustainability, corporate social responsibilities and corporate citizenship and as we continue to incorporate related risks and opportunities into the Board’s overall strategic decision-making. The Sustainability Subcommittee will be chaired by independent director Dr. Jemison.

14	2023 Proxy Statement

Corporate Governance Stockholder Rights

Executive Committee

Chair: Michael D. White (Lead Independent Director) Other Members: Robert W. Decherd, Michael D. Hsu, Sherilyn S. McCoy and Dunia A. Shive

The Committee met one time in 2022.

The Committee’s principal function is to exercise, when necessary between Board meetings, the Board’s powers to direct our business and affairs.

Compensation Committee Interlocks and Insider Participation

None of the members of the Management Development and Compensation Committee is a current or former officer or employee of Kimberly-Clark. No interlocking relationship exists between the members of our Board of Directors or the Management Development and Compensation Committee and the board of directors or compensation committee of any other company.

Stockholder Rights

Proxy Access By-Law. Eligible stockholders may nominate candidates for election to the Board under our “proxy access” By-Law. Proxy access candidates will be included in our proxy materials. The proxy access By-Law permits a stockholder, or a group of up to 20 stockholders, owning three percent or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials directors constituting up to two individuals or 20 percent of the Board (whichever is greater).

Stockholders who wish to nominate directors under our proxy access By-Law should follow the instructions under “Other Information - Stockholder Director Nominees for Inclusion in Next Year’s Proxy Statement.”

Special Stockholder Meetings. Our Certificate of Incorporation allows the holders of 15 percent or more of our issued and outstanding shares of capital stock to request that a special meeting of stockholders be called, subject to procedures and other requirements set forth in our By-Laws.

Board Policy on Stockholder Rights Plans. We do not have a “poison pill” or stockholder rights plan. If we were to adopt a stockholder rights plan, the Board would seek prior stockholder approval of the plan unless, due to timing constraints or other reasons, a majority of Independent Directors of the Board determines that it would be in the best interests of stockholders to adopt a plan before obtaining stockholder approval. If a stockholder rights plan is adopted without prior stockholder approval, the plan must either be ratified by stockholders or must expire, without being renewed or replaced, within one year. The Nominating and Corporate Governance Committee reviews this policy statement periodically and reports to the Board on any recommendations it may have concerning the policy.

Simple Majority Voting Provisions. Our Certificate of Incorporation does not include supermajority voting provisions.

2023 Proxy Statement	15

Corporate Governance Our Approach to Sustainability

Communicating with Directors; Stockholder Engagement Policy

The Board has established a process by which stockholders and other interested parties may communicate with the Board, including the Lead Director. That process can be found in the Investors section of our website at www.kimberly-clark.com (Corporate Governance tab).

Under our stockholder engagement policy, set forth in our Corporate Governance Policies, stockholders who wish to meet directly with members of our Board may send a meeting request to our Lead Director who will consider the request in consultation with the Corporate Secretary. Requests should include information about the requesting party (including the number of shares held), the reason for requesting the meeting and the topics to be discussed.

Stockholder Engagement

In 2022, we continued our focus on regularly engaging with investors to understand their perspectives on a variety of topics. This process helps ensure that management and the Board understand and consider the issues that matter most to our stockholders and enables us to address them effectively. We reached out to stockholders representing approximately 50 percent of our common stock and engaged with stockholders representing approximately 28 percent of our common stock. We discussed many key topics, including our approach to director refreshment, our commitment to inclusion, equity and diversity, our corporate governance practices, significant enhancements to our corporate social responsibility and sustainability disclosures and our executive compensation program.

Investors continued to express broad support for our governance structures and executive compensation program and shared their views on matters related to shareholder rights and our independent, well-qualified Board. Further, investors highlighted the importance of continuing our ongoing engagement with them on corporate social responsibility and sustainability initiatives. Our corporate governance profile, executive compensation programs, and sustainability initiatives reflect the input of stockholders from our outreach efforts. In particular, in response to recent investor feedback, we have enhanced our proxy statement disclosure regarding our inclusion, equity and diversity goals used in our annual cash incentive program and we have also added a discussion regarding our approach to employee engagement and talent attraction, retention, and development.

Our Approach to Sustainability

Everything we do at Kimberly-Clark is connected to our ambition and purpose to provide Better Care for a Better World. Our teams are working to provide the best experiences for our consumers, customers and the communities where we work and live. We are committed to doing our part to work to safeguard natural systems, tackle inequality, and lift up people around the world.

In 2020, we refined our Sustainability strategy to look further ahead to 2030 and sharpen our focus on areas where we believe we can make the greatest difference. We challenged ourselves to reset our ambition level to drive action that we believe is proportionate to the challenges and opportunities that lie ahead. Our new ambition is to improve the lives and well-being of one billion people in underserved and vulnerable communities globally, with the smallest environmental footprint.

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Corporate Governance Our Approach to Sustainability

Strategic Focus	Our 2030 Aspiration	2030 Goal
Social Impact	Provide product innovation and social and community program investments that increase access to sanitation, help children thrive and empower women and girls.	Advance the well-being of 1 billion people in vulnerable and underserved communities.
Plastics Footprint	Deliver solutions that incorporate more renewable materials and materials that can be regenerated after use.	Reduce plastics footprint by 50%.
Forests Footprint	Address the climate and biodiversity crises by reducing reliance on fiber from natural forests.	Reduce Natural Forest Fiber footprint by 50%.
Carbon Footprint	Increase energy efficiency while seeking lower carbon solutions.	Reduce absolute greenhouse gas (GHG) emissions (Scopes 1 and 2) by 50% over 2015 base year. Reduce value chain emissions (Scope 3) by 20%.*
Water Footprint	Reduce water use at sites in watersheds under stress while supporting community-based water programs.	Reduce water footprint in water-stressed areas by 50%.

*	Reduction target is focused on emissions from the Greenhouse Gas Protocol’s Scope 3 Category 1 (Purchased Goods and Services) and Category 12 (End of Life Treatment of Sold Products).

Board Oversight and Governance. Our Board has established and approved the framework for our sustainability-related policies and procedures, including environmental stewardship, energy and climate, fiber sourcing, waste and water management, product safety, charitable contributions, human rights, labor, and inclusion, equity and diversity in employment. As part of their oversight roles, the Board and the Nominating and Corporate Governance Committee receive regular reports from management on these topics, our goals and our progress toward achieving them.

Our Board oversees risk management, including risks related to environmental issues, including climate-related risks and opportunities, and social issues. The Board is focused on our long-term business strategy, including fostering sustainability-driven innovations, and incorporates our sustainability risks and opportunities into its overall strategic decision-making. Sustainability risk areas for our company include shifting customer and consumer preferences toward sustainable products, increasing regulation and mandates related to single-use plastics and climate emissions, supply chain risks related to water security and deforestation and the cost of the commodities and natural resources required to make and market our products.

2023 Proxy Statement	17

Corporate Governance Our Approach to Sustainability

At the end of 2022, we formed a new Sustainability Subcommittee of the Nominating and Corporate Governance Committee of the Board to support the Committee in executing its oversight responsibilities for matters relating to sustainability, corporate social responsibilities and corporate citizenship and as we continue to incorporate related risks and opportunities into the Board’s overall strategic decision-making. The Sustainability Subcommittee will be chaired by independent director Dr. Mae Jemison.

Recent Results. In 2022, we published our 2021 achievements in our Global Sustainability Report, which shows significant progress against our goals. Highlights include:

Our RightCycle program, which helps our K-C Professional customers recycle our products, celebrated its tenth year of innovation. Since inception, RightCycle has enabled K-C Professional customers in North America to divert over 1,600 metric tons of used personal protective equipment (PPE) and other waste from landfills.
Huggies sponsored “Hand to Hold,” which provided critical resources, educational materials, and virtual support to over 18,000 mothers and families struggling with infants in intensive care.
We donated 20 million diapers through partnerships to struggling families.
We made substantial progress in pursuit of our Science-Based Targets initiative (SBTi)-approved carbon reduction goal, cutting our Scope 1 and 2 GHG emissions to achieve a 40.7 percent reduction against our 2015 baseline.
We achieved 87 percent environmentally preferred fiber use globally by increasing procurement of Forest Stewardship Council® (FSC®)-certified virgin wood fiber as well as recycled fiber for tissue products.
We launched our Women’s Inclusion Network India Employee Resource Group across Kimberly-Clark India business groups.

In 2020, we announced new climate targets which have been validated with the SBTi. These include a 50 percent reduction in Scope 1 + 2 GHG emissions and 20 percent reduction in Scope 3 GHG emissions from the purchased goods and services and end-of-life treatment of sold products categories by 2030 (vs. a 2015 base year).

Progress toward our climate goals remains focused through a combination of energy conservation, alternative/renewable energy projects and manufacturing footprint optimization. In 2021, a pilot program introduced standardized energy and water management systems into select manufacturing sites, supporting energy use reduction that delivered a reduction of 8,000 metric tons of CO2 equivalents. As we deploy these systems further, we are poised to accelerate Scope 1 & 2 emissions reduction in the coming years. For Scope 3 GHG emissions, we achieved a 6.3 percent GHG emissions reduction from a 2015 base year, with a focus on purchased goods and services and end-of-life treatment of sold products. Noteworthy executions towards our global goals include our Paris, Texas mill sourcing 100 percent of its electricity from renewable sources, signing a virtual power purchase agreement for renewable energy that will offset GHG emissions, and completing 140 energy conservation projects in 2021.

Sustainability Reporting. Each year, Kimberly-Clark publishes a Global Sustainability Report outlining our key strategies, initiatives and results in greater detail. Our report includes an addendum of material organized and presented in accordance with the Global Reporting Initiative (GRI) and Sustainability Accounting Standards Board (SASB) Standards, and can be found on our website at www.kimberly-clark.com/esg. We also publish a Task Force on Climate-related Financial Disclosures (TCFD)-aligned disclosure to enhance visibility to our climate risks and opportunities. Within our disclosure, we cover TCFD’s four core areas: governance, strategy, risk management, and metrics and targets.

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Corporate Governance Our Approach to Sustainability

Stakeholder Engagement and Recognition. In setting our sustainability priorities and implementing our programs, we are supported by an independent Sustainability Advisory Board with external thought leaders who provide guidance on key governance, social and environmental issues. We also routinely engage our stockholders on the topic of sustainability through our governance engagement program and regular investor meetings. In these meetings, we often discuss sustainability topics and priorities relevant to our business.

External partnerships also play an important role in our sustainability programs. For example, we are a signatory to the U.K. and U.S. Plastics Pacts and we serve as members of the steering committee for Ocean Conservancy’s Trash Free Seas Alliance. In addition, we have strong relationships with World Wildlife Fund (WWF) and the FSC®, with many of our tissue products around the world proudly displaying the FSC marks.

Our sustainability program continues to receive strong recognition from our external stakeholders. Most recent rankings include:

CDP (formerly Carbon Disclosure Project) 2021 “A-” ranking for Climate Change, and “B” in Water Security and Forests
FTSE4Good Index Series - 18th consecutive year - for excellence in environmental, social, and governance
Rating of “AA” in MSCI Global Sustainability Index
Forbes JUST Capital 2022 Top 100
U.S. Environmental Protection Agency’s Green Power Partnership National Top 100
Barron’s 100 Most Sustainable Companies

Inclusion, Equity and Diversity

By leading with inclusion, we are crafting an organization that leverages its diversity as a competitive advantage to deliver on our purpose of Better Care for a Better World. We are on the journey to becoming a global organization that looks and thinks like the people who use (and have yet to use) our essential products.

Our Board of Directors and Global Leadership. Our Board remains committed to growing and leveraging multiple dimensions of diversity to fuel our company growth. We believe that having a Board that is representative of our customer, consumer, employee and stockholder base is an important element of our leadership and gives us a competitive advantage.

Women and people of color comprise 31 percent and 54 percent, respectively, of the Executive Leadership Team roles reporting to our CEO.
Women and people of color comprise 37.2 percent and 25.1 percent of our employee leadership population at the director-level and above, respectively.
Women and people of color comprise 37.7 percent and 21.9 percent of our employee leadership population in all levels of management, respectively.

Our Strategy and Activations. In 2022, we continued to deliver on our global inclusion, equity and diversity strategy through a focused approach to achieve the following outcomes: Culture of Inclusion & Belonging, Workforce Reflective of our Consumer Base, Equity in the Employee Experience and being a Community Advocate and Preferred Employer.

2023 Proxy Statement	19

Corporate Governance Our Approach to Sustainability

To achieve our desired outcomes, we are continuing to activate globally by:

Creating Communities: Develop a Kimberly-Clark community whose deepened understanding and daily actions drive inclusion, embrace diversity, empower authenticity and foster a sense of belonging.
Empowering Employees: Equip and empower talent to thrive, and embrace hiring, promotion, and development practices that reflect our diverse consumer base.
Leveraging Leadership: Raise the standard, expecting our leaders to act as cultural cultivators who build and nurture diverse, high-performing teams and infuse inclusion and equity into decision-making and the employee’s lifecycle experience.
Accelerating Action: Using our global strength, we partner with organizations to combat inequities for our people, our consumers, and our communities around the world – to make lives better today and tomorrow.

Our business success is tied to cultivating workplaces, communities, and experiences where inclusion, equity and diversity are evident and thriving. Building on our momentum of 2021, we held our Global Inclusion Power Days, engaging employees in over 59 countries over five days to activate a culture of inclusion.

Aligned with our value of Growing Our People, we launched the SheCan THRIVE global mentoring program for emerging and existing female leaders. We believe in investing in development to build and retain our talent as a critical growth lever.

We re-introduced our Activating Inclusive Leadership initiative geared towards enhancing inclusion and diversity capabilities within our Global Team Leader population. To date, approximately 70 percent of all Kimberly-Clark leaders have completed this requisite training where they reflect on and learn how to lead with conscious inclusion, with the objective of infusing it into how we work, enabling better business decisions and empowering employees to build an inclusive culture. We believe inclusion is a strategic capability we must build from the inside out. By embedding inclusion into our ways of working, we will co-create and innovate in new ways while seeking to ensure that everyone is treated with dignity, recognized for their abilities, and valued for who they are.

We continue to provide transparent updates on our progress, disclosing our results in our Global Sustainability Report and included below.

It is our practice to disclose our annual EEO-1 data on the Sustainability section of our website after our submission of the corresponding report to the U.S. Equal Employment Opportunity Commission.

Full-time Employee Diversity	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022
Women	35.6%	31.8%	32.8%	31.8%	30.5%	30.0%	30.9%	31.1%	30.8%	31.8%
Women in Management	30.3%	31.1%	32.0%	33.0%	33.8%	33.4%	34.2%	35.0%	36.7%	37.7%
People of Color (U.S.)	19.0%	18.0%	19.0%	19.0%	19.0%	19.0%	21.0%	21.1%	21.8%	22.8%
People of Color in Management (U.S.)	13.7%	12.2%	12.7%	13.2%	13.9%	16.0%	17.9%	18.9%	19.6%	21.9%

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Corporate Governance Other Corporate Governance Policies and Practices

Other Corporate Governance Policies and Practices

Corporate Governance Policies. The Board of Directors has adopted Corporate Governance Policies which guide Kimberly-Clark and the Board on matters of corporate governance, including: director responsibilities, Board committees and their charters, director independence, director compensation, performance assessments of the Board and individual directors, Board succession planning, confidentiality and conflicts of interest, director commitments, director orientation and education, director access to management, Board access to outside financial, business and legal advisors, management development and succession planning, and Board interaction with stockholders. Our Corporate Governance Policies provide for retirement at age 72. The Board monitors emerging issues and amends these policies from time to time as rules and regulations change and governance practices develop. To see the policies, go to the Investors section of our website at www.kimberly-clark.com.

Board and Committee Evaluations. The Board conducts annual self-evaluations to determine whether it and its committees are functioning effectively and whether its governing documents continue to remain appropriate. Each Board member is periodically evaluated on an individual basis. The process is designed and overseen by our Lead Director and our Nominating and Corporate Governance Committee, and the results of the evaluations are discussed by the full Board.

Each committee annually reviews its own performance and assesses the adequacy of its charter, and reports the results and any recommendations to the Board. The Nominating and Corporate Governance Committee oversees and reports annually to the Board its assessment of each committee’s performance evaluation process.

Board Succession Planning. Our Nominating and Corporate Governance Committee maintains and reviews a succession plan for the Board, as described in “Proposal 1. Election of Directors - Process and Criteria for Nominating Directors.”

Service on Other Public Boards. Under our Corporate Governance Policies, directors should not serve on more than four public company boards (including the Kimberly-Clark Board). The Board has reviewed the number of outside directorships held by directors and determined that all directors are in compliance. In addition, when nominating a director for service on the Board or for re-election, the Board considers whether, in light of other commitments (including public company board leadership positions), the nominee will have adequate time to serve as a director of Kimberly-Clark.

Code of Conduct. Kimberly-Clark has a Code of Conduct that applies to all of our directors, executive officers and employees, including our CEO, Chief Financial Officer and Vice President and Controller. It is available in the Investors section of our website at www.kimberly-clark.com. Any amendments to or waivers of our Code of Conduct applicable to our CEO, Chief Financial Officer or Vice President and Controller will also be posted at that location. It is our policy that any waiver of our Code of Conduct for executive officers or directors may be made only by our Board or a committee of our Board.

Board and Management Roles in Risk Oversight. The Board is responsible for providing risk oversight with respect to our operations. In connection with this oversight, the Board particularly focuses on our strategic and operational risks, as well as related risk mitigation. In addition, the Board reviews and oversees management’s response to key risks facing Kimberly-Clark.

The Board’s committees review particular risk areas to assist the Board in its overall risk oversight of Kimberly-Clark:

The Audit Committee oversees our risk management program, with a particular focus on our internal controls, compliance programs, financial statement integrity and fraud risks, data privacy, cybersecurity, business continuity, IT operational resilience and regulatory matters, and related risk mitigation. In connection with this oversight, the Audit Committee receives regular reports from management on risk assessments, the risk management process, and issues related to the risks of managing our business. The Audit Committee also receives an annual enterprise risk management update, which describes our key financial, strategic, operational and compliance risks.

2023 Proxy Statement	21

Corporate Governance Other Corporate Governance Policies and Practices

The Management Development and Compensation Committee reviews the risk profile of our compensation policies and practices. This process includes a review of an assessment of our compensation programs, as described in “Compensation Discussion and Analysis — Analysis of Compensation-Related Risks.”
The Nominating and Corporate Governance Committee monitors risks relating to governance matters and recommends appropriate actions in response to those risks. In addition, it provides oversight of our corporate social responsibility programs and sustainability activities and receives regular updates on the effectiveness of these programs.

Complementing the Board’s overall risk oversight, our senior executive team identifies and monitors key enterprise-wide and business unit risks, providing the basis for the Board’s risk review and oversight process. We have a Global Risk Oversight Committee, consisting of management members from core business units and from our finance, treasury, global risk management, legal, internal audit, human resources and supply chain functions. This committee identifies significant risks for review and updates our policies for risk management in areas such as hedging, foreign currency and country risks, product liability, property and casualty risks, data privacy and cybersecurity risks, and supplier and customer risks. The Board believes the allocation of risk management responsibilities described above supplements the Board’s leadership structure by allocating risk areas to an appropriate committee for oversight, allows for an orderly escalation of issues as necessary, and helps the Board satisfy its risk oversight responsibilities.

Information Security. Given the importance of information security and privacy to our stakeholders, the Audit Committee receives regular quarterly reports from our Chief Digital and Technology Officer and our Chief Information Security Officer covering our program for managing information security risks, including data privacy and data protection risks. We internally follow the National Institute of Standards and Technology cybersecurity framework (NIST CSF) to assess the maturity of our cybersecurity programs. Our robust information security training program for employees includes:

Information security concepts included in our mandatory onboarding Code of Conduct training for all employees
Monthly phishing drills with global participation
An annual Cyber Security Awareness Month (CSAM) event consisting of educational opportunities and activities for all employees, including internal and external speakers and presentations. Includes training focused on timely, risk-based topics that align to corporate initiatives.
Table-top exercises with senior leaders covering ransomware and third-party threats

We maintain cyber security insurance coverage. We have not experienced a known material information security breach nor incurred material breach-related expenses over the last three years.

Whistleblower Procedures. The Audit Committee has established procedures for receiving, recording and addressing any complaints we receive regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission, by our employees or others, of any concerns about our accounting or auditing practices. We also maintain a toll-free Code of Conduct telephone helpline and a website, each allowing our employees and others to voice their concerns anonymously.

Chief Compliance Officer. Our Vice President, Deputy General Counsel and Chief Compliance Officer oversees our compliance programs. His duties include: regularly updating the Audit Committee on the effectiveness of our compliance programs, providing periodic reports to the Board, and working closely with our various compliance functions to promote coordination and sharing of best practices across these functions.

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Corporate Governance Other Corporate Governance Policies and Practices

Management Succession Planning. In conjunction with the Board, the Management Development and Compensation Committee is responsible for periodically reviewing the long-term management development plans and succession plans for the CEO and other key officers, as well as the emergency succession plan for the CEO and other key officers if any of these officers unexpectedly becomes unable to perform his or her duties.

Disclosure Committee. We have established a Disclosure Committee to assist in fulfilling our obligations to maintain disclosure controls and procedures and to coordinate and oversee the process of preparing our periodic securities filings with the SEC. This committee is composed of members of management and is chaired by our Vice President and Controller.

No Executive Loans. We do not extend loans to our executive officers or directors, and, therefore, do not have any such loans outstanding.

Charitable Contributions. The Nominating and Corporate Governance Committee has adopted guidelines for the review and approval of charitable contributions by Kimberly-Clark (or any foundation under the common control of Kimberly-Clark) to organizations or entities with which a director or an executive officer may be affiliated. We will disclose in the Investors section of our website at www.kimberly-clark.com any contributions made by us to a tax-exempt organization under the following circumstances:

An Independent Director serves as an executive officer of the tax-exempt organization; and
If within the preceding three years, contributions in any single year from Kimberly-Clark to the organization exceeded the greater of $1 million or 2 percent of the tax-exempt organization’s consolidated gross revenues.

2023 Proxy Statement	23

Proposal 1.
Election of Directors

As of the date of this proxy statement, the Board of Directors consists of thirteen members. Each director’s term will expire at this year’s Annual Meeting. All the nominees standing for election at the Annual Meeting are being nominated to serve until the 2024 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. All nominees have advised us that they will serve if elected; however, should any nominee become unable to serve, proxies may be voted for another person designated by the Board.

Robert W. Decherd is not standing for re-election. Mr. Decherd will continue to serve as a director until the Annual Meeting. We extend our deep gratitude to Mr. Decherd for his many years of dedicated service, strategic vision and leadership and substantial contributions to the Board, Kimberly-Clark and our stockholders.

Given the independent status of the nominees, if all nominees are elected at the Annual Meeting, eleven of the twelve directors on our Board will be Independent Directors.

Process for
Director
Elections

Our Certificate of Incorporation provides that all of our directors must be elected annually. Our By-Laws provide that, in uncontested elections, directors must be elected by a majority of votes cast rather than by a plurality. If any incumbent director does not receive a majority of votes, he or she is required to tender his or her resignation for consideration by the Board.

Process and Criteria for Nomination Directors

The Board of Directors is responsible for approving candidates for Board membership. The Board has adopted a Board succession planning policy which formalizes its commitment to refreshing and maintaining a group of directors with diverse perspectives and capabilities. The Board believes that adding fresh perspectives is critical, but also values the institutional knowledge and experience of long-serving directors. The Board is committed to balancing these factors through our succession plan, retirement policy and director evaluation process.

Under our succession planning policy, the Nominating and Corporate Governance Committee maintains and reviews a Board succession plan, taking into account current composition and qualifications, Kimberly-Clark’s current and expected needs, director tenure, the effectiveness of the Board and any planned or unplanned vacancies. In consultation with the Chairman of the Board and the Lead Director, the Committee screens and recruits director candidates and recommends to the Board any new appointments and nominees for election as directors at our annual meeting of stockholders. It also recommends nominees to fill any vacancies. As provided in our Certificate of Incorporation, the Board of Directors has the authority to determine the size of the Board and appoint directors between annual meetings of stockholders.

The Committee may receive recommendations for Board candidates from various sources, including our directors, management and stockholders. The Nominating and Corporate Governance Committee periodically retains a search firm to assist it in identifying and recruiting director candidates meeting the criteria specified by the Committee. In addition, as described in “Corporate Governance - Stockholder Rights,” our By-Laws provide for proxy access stockholder nominations

24	2023 Proxy Statement

Proposal 1. Election of Directors Diversity of Directors

of director candidates. Stockholders who wish to nominate directors under our proxy access By-Law should follow the instructions under “Other Information - Stockholder Director Nominees for Inclusion in Next Year’s Proxy Statement.” Stockholders who wish to nominate directors who are not intended to be included in the company’s proxy materials should follow the instructions under “Other Information - Stockholder Director Nominees Not Included in Next Year’s Proxy Statement.”

The Committee believes that the criteria for director nominees should foster effective corporate governance, support our strategies and businesses and ensure that our directors, as a group, both have an overall mix of the attributes needed for an effective Board and reflect diversity of background and viewpoint. The criteria should also support the successful recruitment of qualified candidates.

Qualified candidates for director are those who, in the judgment of the Committee, possess a sufficient mix of the experience attributes listed below to ensure effective service on the Board. In addition, all nominees must possess high standards for ethical behavior, good interpersonal skills and a proactive and solution-oriented leadership style.

EXPERIENCE ATTRIBUTES

Leadership experience as a chief or senior executive officer	Marketing, e-commerce and digital experience
Industry experience	Compensation, governance and public company board experience
International experience	Diversity of background or viewpoint
Financial expertise	Cybersecurity experience
Social responsibility experience	Innovation experience
M&A experience	Strategy and transformation experience

Committee Review of Attributes of Current Directors

The Nominating and Corporate Governance Committee has reviewed the background of each of our director nominees in light of the experience attributes described above. The Committee has determined that each nominee possesses a sufficient mix of the experience attributes and that the nominees collectively possess the necessary experience to effectively guide our company.

For details about each nominee’s specific experience attributes, see “The Nominees” below.

Diversity of Directors

As noted above, the Nominating and Corporate Governance Committee believes that diversity of backgrounds and viewpoints is a key attribute to include in the boardroom. As a result, the Committee seeks to have a diverse Board that is representative of our customer, consumer, employee and stockholder base, including gender and ethnic/racial diversity. While the Committee carefully considers this diversity when identifying potential director candidates, the Committee has not established a formal policy regarding diversity. Our Board currently includes individuals of differing ages, races and genders. In particular, 50 percent of our director nominees are female and 33 percent of our director nominees are ethnically diverse.

2023 Proxy Statement	25

Proposal 1. Election of Directors The Nominees

The Nominees

Director since April 2022 Age 57

Sylvia M. Burwell

President, American University

Ms. Burwell has served as the President of American University, a private research university located in Washington, D.C., since 2017. Prior to joining American University, she served as the 22nd U.S. Secretary of Health and Human Services from 2014 to 2017. In this role, she managed a $1 trillion department with oversight for the National Institutes of Health, Centers for Disease Control and Prevention, Food and Drug Administration, and the Medicaid and Medicare programs. She served as the Director of the White House Office of Management and Budget from 2013 to 2014. Prior to her service in Washington, Ms. Burwell was President of Walmart’s charitable foundation focused on ending hunger, and also held senior roles at the Bill and Melinda Gates Foundation, leading a program focused on combating world poverty through agricultural development, financial services for the poor, and global libraries. She serves on the Board of GuideWell Mutual Holding Corporation, a privately held mutual insurance company.

Other public company boards served on since 2018: None.

Experience attributes: Ms. Burwell satisfies the financial literacy requirements of the NYSE, has leadership experience as a senior executive officer, has experience with sustainability from her senior roles at major charitable foundations, has public policy and public health expertise from her senior government roles, including her service as the U.S. Secretary of Health and Human Services, has international experience, and provides diversity of background and viewpoint from her academic background.

Director since 2020 Age 62

John W. Culver

Former Group President, North America and Chief Operating Officer, Starbucks Corporation

Mr. Culver served as Group President, North America and Chief Operating Officer of Starbucks Corporation from July 2021 to December 2022. Prior to that, he served in a number of leadership roles, including Group President, International, Channel Development and Global Coffee & Tea from 2018 to July 2021, Group President, International and Channels from 2017 to 2018; Group President, Starbucks Global Retail from 2016 to 2017; Group President, China, Asia Pacific, Channel Development and Emerging Brands from 2013 to 2016; President, Starbucks Coffee China and Asia Pacific from 2011 to 2013; and President, Starbucks Coffee International from 2009 to 2011. Mr. Culver serves as a director of The Mission Continues.

Other public company boards served on since 2018: Columbia Sportswear Company (since January 2021).

Experience attributes: Mr. Culver satisfies the financial literacy requirements of the NYSE, has leadership experience as a senior executive, has knowledge about our industries, has digital marketing, e-commerce, information technology and cybersecurity expertise from his roles at Starbucks, has international experience and experience with branded consumer goods.

26	2023 Proxy Statement

Proposal 1. Election of Directors The Nominees

Director since 2017 Age 58

Michael D. Hsu

Chairman of the Board and Chief Executive Officer

Mr. Hsu has served as Chairman of the Board since January 2020 and as Chief Executive Officer since January 2019. Prior to that, he served as President and Chief Operating Officer since 2017, where he was responsible for the day-to-day operations of our business units, along with our global innovation, marketing and supply chain functions. He served as Group President, K-C North America from 2013 to 2016, where he was responsible for our consumer business in North America, as well as leading the development of new business strategies for global nonwovens. From 2012 to 2013, his title was Group President, North America Consumer Products. Prior to joining Kimberly-Clark, Mr. Hsu served as Executive Vice President and Chief Commercial Officer of Kraft Foods, Inc., from January 2012 to July 2012, as President of Sales, Customer Marketing and Logistics from 2010 to 2012 and as President of its grocery business unit from 2008 to 2010. Prior to that, Mr. Hsu served as President and Chief Operating Officer, Foodservice at H. J. Heinz Company.

Other public company boards served on since 2018: Texas Instruments Incorporated (since April 2020).

Experience attributes: Mr. Hsu satisfies the financial literacy requirements of the NYSE, has leadership experience as a chief executive officer, provides diversity of background and viewpoint, has knowledge about our industries, has international experience and experience with branded consumer packaged goods, and has marketing experience.

Director since 2002 Age 66

Mae C. Jemison, M.D.

President, The Jemison Group, Inc.

Dr. Jemison is founder and President of The Jemison Group, Inc., a science, technology and innovation consulting company, and is also the Principal for the 100 Year Starship Project, an initiative started through competitive seed funding from DARPA that fosters science, technological and human systems breakthroughs and innovations by seeking to ensure that the capability required for human space travel to another star exists within 100 years. Dr. Jemison founded the Dorothy Jemison Foundation for Excellence and developed The Earth We Share international science camp and STEM programs. She was president and founder of BioSentient medical devices company from 2000 to 2012. Dr. Jemison was professor of Environmental Studies at Dartmouth College from 1995 to 2002 and is currently an adjunct professor at Dartmouth’s medical school. From 1987 to 1993 she served as a National Aeronautics and Space Administration (NASA) astronaut. Dr. Jemison is a member of the National Academy of Medicine and is on its governance council. She serves on the National Board of Professional Teaching Standards, is the Chair of the NASA Innovative Advanced Concepts (NAC) External Advisory Council and on the Board of the African Museum of Science and Technology (Kenya). She was founding chair of the State of Texas Product Development and Small Business Incubator Board and was a member of the Advisory Board of the National Institute of Health for Biomedical Imaging and Bioengineering.

Other public company boards served on since 2018: None.

Experience attributes: Dr. Jemison satisfies the financial literacy requirements of the NYSE, has expertise in scientific research and innovation through founding and leading technology focused businesses and organizations including a medical device company and space technology design and development, has experience with sustainability through her role as a professor of Environmental Studies at Dartmouth college and continued work in the field, has international experience and leadership experience of entrepreneurial start-up enterprises and non-profit organizations, provides diversity of background and viewpoint, and has compensation, governance and public company board experience.

2023 Proxy Statement	27

Proposal 1. Election of Directors The Nominees

Director since 2019 Age 66

S. Todd Maclin

Retired Chairman, Chase Commercial and Consumer Banking, JPMorgan Chase & Co.

Mr. Maclin retired in 2016 from a 37-year career at JPMorgan Chase & Co., and its predecessor banks, where he rose to Chairman, Chase Commercial and Consumer Banking in 2013, while also serving on the company’s Operating Committee. Prior to that, he held a variety of leadership roles, including Regional Executive for Texas and the Southwest U.S., and Global Executive for Energy Investment Banking. Mr. Maclin serves as a director of The University of Texas Development Board, as a member of the Advisory Council for McCombs Graduate School of Business, on the Executive Committee of The University of Texas Chancellor’s Council, on the Board of Visitors of UT Southwestern Health System, on the Steering Committee for the O’Donnell Brain Institute for UT Southwestern, and on the Board of Southwestern Medical Foundation and is a member of its Investment Committee. Mr. Maclin is a lifetime member of The University of Texas Ex-Students’ Alumni Association (Texas Exes). He has served on the Texas Exes’ Board of Directors, as its Interim Co-Executive Director during 2017, and served as President of Texas Exes for the term of June 2019-2020. He is also a lifetime member of the UT President’s Associates. In 2017, Mr. Maclin was inducted into the UT McCombs Texas Business Hall of Fame. Mr. Maclin also serves on the Board of Directors of RRH Corporation, the parent company of Hunt Consolidated, Inc.; and as Advisory Director of Susser Banc Holdings, Inc. (formerly BancAffiliated, Inc.). Mr. Maclin serves as Board advisor for Cyber Defense Labs.

Other public company boards served on since 2018: Trinity Industries, Inc. (since September 2020).

Experience attributes: Mr. Maclin satisfies the financial literacy requirements of the NYSE and has a banking and finance background, has leadership experience as a senior executive, has information technology and cybersecurity expertise through his roles at JPMorgan Chase, and provides diversity of background and viewpoint.

Director since 2021 Age 60

Deirdre A. Mahlan

Former President, Diageo North America, Diageo plc

Ms. Mahlan had a 19-year career at Diageo plc, a leading beverage alcohol company, where she rose to President of Diageo North America and oversaw Diageo’s U.S. and Canadian spirits and beer businesses from 2015 to June 2020. From 2010 to 2015, she served as Chief Financial Officer of Diageo plc. Prior to that, she served in a number of leadership roles, including Deputy Financial Officer and Head of Tax and Treasury. Ms. Mahlan began her career at PricewaterhouseCoopers, where she gained experience in audit across multiple diversified global companies. Ms. Mahlan is a certified public accountant.

Other public company boards served on since 2018: The Duckhorn Portfolio, Inc. (since March 2021) and Haleon plc (since July 2022).

Experience attributes: Ms. Mahlan has been determined by our Board to qualify as an “audit committee financial expert” under the SEC’s rules and regulations and has an accounting and finance background, has leadership experience as a senior executive, has experience with branded consumer goods, provides diversity of background and viewpoint, and has marketing and public company board experience.

28	2023 Proxy Statement

Proposal 1. Election of Directors The Nominees

Director since 2018 Age 64

Sherilyn S. McCoy

Former Chief Executive Officer, Avon Products, Inc.

Ms. McCoy served as Chief Executive Officer and Director of Avon Products, Inc., a personal care products company, from 2012 to 2018. Prior to joining Avon, Ms. McCoy had a 30-year career at Johnson & Johnson, where she rose to Vice Chairman in 2011. Most recently at Johnson & Johnson, Ms. McCoy oversaw Pharmaceutical, Consumer, Corporate Office of Science & Technology, and Information Technology divisions. Prior to that, she served in a number of leadership roles, including Worldwide Chairman, Pharmaceuticals Group from 2009 to 2011; Worldwide Chairman, Surgical Care Group from 2008 to 2009; and Company Group Chairman and Worldwide Franchise Chairman of Ethicon, Inc., a subsidiary of Johnson & Johnson, from 2005 to 2008. Earlier in her career, Ms. McCoy was Global President of the Baby and Wound Care franchise; Vice President, Marketing for a variety of global brands; and Vice President, Research & Development for the Personal Products Worldwide Division.

Other public company boards served on since 2018: AstraZeneca PLC, Avon Products, Inc. (through February 2018), Certara, Inc. (through November 2021), NovoCure Limited (through June 2022) and Stryker Corporation (since May 2018).

Experience attributes: Ms. McCoy satisfies the financial literacy requirements of the NYSE, has leadership experience as a chief executive officer, provides diversity of background and viewpoint, has knowledge about our industries, has innovation and international experience and experience with branded consumer packaged goods, and has marketing, compensation, governance and public company board experience.

Director since 2016 Age 49

Christa S. Quarles

Chief Executive Officer, Alludo

Ms. Quarles has served as Chief Executive Officer and Director of Alludo (f/k/a Corel Corporation), a portfolio software company of KKR, since September 2020. Prior to joining Alludo, Ms. Quarles served as Chief Executive Officer of OpenTable, Inc., a provider of online restaurant reservations, from November 2015 to 2018. Ms. Quarles served as the Chief Financial Officer of OpenTable from May 2015 to November 2015, when she was appointed Chief Executive Officer. Prior to joining OpenTable, Ms. Quarles served as Chief Business Officer of Nextdoor, Inc. from 2014 to May 2015. From 2010 to 2014, Ms. Quarles held positions of increasing responsibility with The Walt Disney Company, including Senior Vice President, General Manager Mobile and Social Games; General Manager, Disney Mobile Games; and Chief Financial Officer and Head of Business Operations, Mobile and Social Games. Prior to that, she was Chief Financial Officer of Playdom Inc., which was acquired by The Walt Disney Company in 2010.

Other public company boards served on since 2018: Affirm Holdings, Inc. (since January 2021).

Experience attributes: Ms. Quarles satisfies the financial literacy requirements of the NYSE and has a background in finance, has leadership experience as a chief executive officer, has innovation, digital marketing, e-commerce, information technology and cybersecurity expertise from her roles at Alludo and OpenTable, and provides diversity of background and viewpoint.

2023 Proxy Statement	29

Proposal 1. Election of Directors The Nominees

Director since 2021 Age 56

Jaime A. Ramirez

Former Executive Vice President and President, Global Tools & Storage, Stanley Black & Decker, Inc.

Mr. Ramirez served as Executive Vice President and President, Global Tools & Storage of Stanley Black & Decker, Inc., a leading industrial and consumer products company, from 2020 to July 2022. Prior to that, he served as Senior Vice President and Chief Operating Officer, Tools & Storage, from 2019 to 2020 and Senior Vice President and President, Global Emerging Markets, from 2012 to 2019. Prior to that, he served in a number of leadership roles since joining the company in 1991, including President, Construction and DIY, Latin America and President, Latin America Group.

Other public company boards served on since 2018: None.

Experience attributes: Mr. Ramirez satisfies the financial literacy requirements of the NYSE, has leadership experience as a senior executive, has international experience and experience with branded consumer goods, and has marketing, digital marketing and e-commerce experience.

Director since 2019 Age 62

Dunia A. Shive

Former President and Chief Executive Officer, Belo Corp.

Ms. Shive served as Senior Vice President of TEGNA Inc., formerly Gannett Co., Inc., a broadcast and digital media company, from 2013 to 2017. She previously served as President and Chief Executive Officer of Belo Corp. from 2008 to 2013, which was acquired by Gannett in 2013. She joined Belo Corp. in 1993 and served as Chief Financial Officer and various other leadership positions prior to her election as President and Chief Executive Officer. She serves as a Trustee of Parks for Downtown Dallas.

Other public company boards served on since 2018: DallasNews Corporation (since September 2021), Dr Pepper Snapple Group, Inc. (through July 2018), Main Street Capital Corporation (since March 2020) and Trinity Industries, Inc.

Experience attributes: Ms. Shive has been determined by our Board to qualify as an “audit committee financial expert” under the SEC’s rules and regulations and has an accounting and finance background, has leadership experience as a chief executive officer, provides diversity of background and viewpoint, and has marketing, compensation, governance and public company board experience.

Director since 2019 Age 53

Mark T. Smucker

President and Chief Executive Officer, The J.M. Smucker Company

Mr. Smucker has served as President and Chief Executive Officer of The J.M. Smucker Company, a manufacturer and marketer of food and beverage products, since 2016. Prior to that time, he served as its President and President, Consumer and Natural Foods, from 2015 to 2016; President, U.S. Retail Coffee, from 2011 to 2015; President, Special Markets, from 2008 to 2011; Vice President, International, from 2007 to 2008; and Vice President, International and Managing Director, Canada, from 2006 to 2007.

Other public company boards served on since 2018: The J.M. Smucker Company.

Experience attributes: Mr. Smucker satisfies the financial literacy requirements of the NYSE, has leadership experience as a chief executive officer, has knowledge about our industries, has experience with branded consumer packaged goods, and has innovation, marketing, compensation, governance and public company board experience.

30	2023 Proxy Statement

Proposal 1. Election of Directors The Nominees

Director since 2015 Age 71

Michael D. White

Former Chairman of the Board, President and Chief Executive Officer of DIRECTV

Mr. White served as Chairman of the Board, President and Chief Executive Officer of DIRECTV, a leading provider of digital television entertainment services, from 2010 to 2015. From 2003 until 2009, Mr. White was Chief Executive Officer of PepsiCo International and Vice Chairman, PepsiCo, Inc. after holding positions of increasing importance with PepsiCo since 1990. Mr. White is a member of the Boston College Board of Trustees and is Vice Chairman of The Partnership to End Addiction.

Other public company boards served on since 2018: Bank of America Corporation and Whirlpool Corporation.

Experience attributes: Mr. White satisfies the financial literacy requirements of the NYSE, has leadership experience as a chief executive officer, provides diversity of background and viewpoint, has international experience, and has marketing, digital marketing, e-commerce, compensation, governance and public company board experience.

The Board of Directors unanimously recommends a vote FOR the election of each of the twelve nominees for director.

2023 Proxy Statement	31

Proposal 1. Election of Directors Director Compensation

Director Compensation

Directors who are not officers or employees of Kimberly-Clark or any of our subsidiaries, affiliates or equity companies are “Outside Directors” for compensation purposes and are compensated for their services under our 2021 Outside Directors’ Compensation Plan. All Independent Directors currently on our Board are Outside Directors and are compensated under this Plan.

Our objectives for Outside Director Compensation are:

to remain competitive with the compensation paid to outside directors of comparable companies to keep pace with changes in practices in director compensation to attract qualified candidates for Board service
to reinforce our practice of encouraging stock ownership by our directors

The Nominating and Corporate Governance Committee periodically reviews the form and amount of non-management director compensation to ensure that it is appropriate relative to peer companies.

The table below shows how we structured Outside Director compensation in 2022:

Board Members

Cash retainer: $105,000 annually, paid in four quarterly payments at the beginning of each quarter.

Restricted share units: Annual grant with a value of $185,000, awarded and valued on the first business day of the year

Committee Chairs	Additional annual grant of restricted share units with a value of $20,000, awarded and valued on the first business day of the year
Lead Director	Additional annual grant of restricted share units with a value of $30,000, awarded and valued on the first business day of the year
Stockholder Alignment	Restricted share units are not paid out until retirement or other termination of Board service

New Outside Directors receive the full quarterly amount of the annual retainer for the quarter in which they join the Board. Their annual grant of restricted share units is pro-rated based on the date when they joined.

We also reimburse Outside Directors for expenses incurred in attending Board or committee meetings.

Restricted share units are not shares of our common stock. Rather, restricted share units represent the right to receive a pre-determined number of shares of our common stock within 90 days following a “restricted period” that begins on the date of grant and expires on the date the Outside Director retires from or otherwise terminates service on the Board. In this way, they align the director’s interests with the interests of our stockholders. Outside Directors may not dispose of the units or use them in a pledge or similar transaction. Outside Directors also receive additional restricted share units equivalent in value to the dividends that would have been paid to them if the restricted share units granted to them were shares of our common stock.

32	2023 Proxy Statement

Proposal 1. Election of Directors 2022 Outside Director Compensation

2022 Outside Director Compensation

The following table shows the compensation paid to each Outside Director for his or her service in 2022.

Name(1)	Fees Earned or Paid in Cash($)	Stock Awards ($)(2)(3)(4)	All Other Compensation ($)(5)	Total($)(6)
Sylvia M. Burwell	78,750	138,750	—	217,500
John W. Culver	105,000	185,000	10,000	300,000
Robert W. Decherd	105,000	205,000	10,000	320,000
Mae C. Jemison, M.D.	105,000	185,000	—	290,000
S. Todd Maclin	105,000	185,000	10,000	300,000
Deirdre A. Mahlan	105,000	185,000	—	290,000
Sherilyn S. McCoy	105,000	205,000	10,000	320,000
Christa S. Quarles	105,000	185,000	5,000	295,000
Jaime A. Ramirez	105,000	185,000	—	290,000
Ian C. Read	52,500	185,000	10,000	247,500
Dunia A. Shive	105,000	205,000	—	310,000
Mark T. Smucker	105,000	185,000	—	290,000
Michael D. White	105,000	215,000	—	320,000
(1)	Mr. Read served as a director until his retirement on April 27, 2022 and received fees for two quarters. Ms. Burwell joined the Board on April 27, 2022 and received a pro-rated stock award as well as fees for three quarters.
(2)	Amounts shown reflect the grant date fair value of those grants, determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 — Stock Compensation (“ASC Topic 718”) for restricted share unit awards granted pursuant to our 2021 Outside Directors’ Compensation Plan. See Note 7 to our audited consolidated financial statements included in our Annual Report on Form 10-K for 2022 for the assumptions used in valuing these restricted share units.
(3)	Restricted share unit awards were granted to the Outside Directors on January 3, 2022, except for Ms. Burwell who joined the Board and received a grant on April 27, 2022. The number of restricted share units granted is set forth below:

Name	Restricted Share Unit Grants in 2022(#)
Sylvia M. Burwell	988
John W. Culver	1,299
Robert W. Decherd	1,439
Mae C. Jemison, M.D.	1,299
S. Todd Maclin	1,299
Deirdre A. Mahlan	1,299
Sherilyn S. McCoy	1,439
Christa S. Quarles	1,299
Jaime A. Ramirez	1,299
Ian C. Read	1,299
Dunia A. Shive	1,439
Mark T. Smucker	1,299
Michael D. White	1,510

2023 Proxy Statement	33

Proposal 1. Election of Directors 2022 Outside Director Compensation

(4)	As of December 31, 2022, Outside Directors had the following stock awards outstanding:
Name	Restricted Stock(#)	Restricted Share Units(#)
Sylvia M. Burwell	—	1,006
John W. Culver	—	3,204
Robert W. Decherd	3,000	56,468
Mae C. Jemison, M.D.	—	52,138
S. Todd Maclin	—	5,278
Deirdre A. Mahlan	—	1,789
Sherilyn S. McCoy	—	6,774
Christa S. Quarles	—	10,610
Jaime A. Ramirez	—	1,789
Dunia A. Shive	—	5,582
Mark T. Smucker	—	4,719
Michael D. White	—	13,024
(5)	Reflects charitable matching gifts paid in 2022 under the Kimberly-Clark Foundation’s Matching Gifts Program to a charity designated by the director. This program is available to all our employees and directors. Under the program, the Kimberly-Clark Foundation matches employees’ and directors’ financial contributions to qualified educational and charitable organizations in the United States on a dollar-for-dollar basis, up to $10,000 per person per calendar year. Amounts paid in 2022 in connection with certain matching gifts for Messrs. Culver, Maclin and Read, and Mmes. McCoy and Quarles reflect donations made in 2021. Not included in this column is the value of retirement gifts to Mr. Read, which had a value of less than $1,000. In addition, we made a charitable contribution of $50,000 in honor of Mr. Read. This contribution was made directly by Kimberly-Clark to a charitable organization selected by Kimberly-Clark and was not made in the name or at the direction of Mr. Read. Mr. Read did not receive any personal benefit from the contribution and accordingly, the amount of the contribution has been excluded from the Director Compensation table.
(6)	During 2022, Robert Decherd received credit for cash dividends on his restricted stock holdings. These dividends are credited to an interest bearing account maintained by us on behalf of Mr. Decherd. Earnings on this account are not included in the Outside Director Compensation Table because the earnings were not above market or preferential. Also in 2022, Outside Directors received additional restricted share units with a value equal to the cash dividends paid during the year on our common stock on the restricted share units held by them. Because we factor the value of the right to receive dividends into the grant date fair value of the restricted stock and restricted share units awards, the dividends and dividend equivalents received by Outside Directors are not included in the Outside Director Compensation table. The dividends and other amounts credited on restricted stock and additional restricted share units credited in 2022 were as follows:
Name	Dividends Credited on Restricted Stock($)	Number of Restricted Share Units Credited in 2022(#)	Grant Date Fair Value of Restricted Share Units Credited($)
Sylvia M. Burwell	—	18.37	2,302
John W. Culver	—	101.74	12,999
Robert W. Decherd	13,860	1,962.62	253,374
Mae C. Jemison, M.D.	—	1,812.38	233,980
S. Todd Maclin	—	174.26	22,367
Deirdre A. Mahlan	—	52.29	6,611
Sherilyn S. McCoy	—	225.43	28,961
Christa S. Quarles	—	360.63	46,443
Jaime A. Ramirez	—	52.29	6,611
Ian C. Read	—	633.73	84,425
Dunia A. Shive	—	183.76	23,579
Mark T. Smucker	—	154.72	19,843
Michael D. White	—	443.36	57,106

Other than the cash retainer, grants of restricted share units and the other compensation previously described, no Outside Director received any compensation or perquisites from Kimberly-Clark for services as a director in 2022.

A director who is not an Outside Director does not receive any compensation for services as a member of the Board or any committee, but is reimbursed for expenses incurred as a result of the services.

34	2023 Proxy Statement

Proposal 2.
Ratification of Auditor

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, retention and oversight of our independent auditor. The Audit Committee is also responsible for overseeing the negotiation of the audit fees associated with retaining our independent auditor. To assure continuing auditor independence, the Audit Committee periodically considers whether a different audit firm should perform our independent audit work. Also, in connection with the mandated rotation of the independent auditor’s lead engagement partner, the Audit Committee and its chair are directly involved in the selection of the new lead engagement partner.

For 2023, the Audit Committee has selected Deloitte & Touche LLP (along with its member firms and affiliates, “Deloitte”) as the independent registered public accounting firm to audit our financial statements. In engaging Deloitte for 2023, the Audit Committee utilized a review and selection process that included the following:

a review of management’s assessment of the services Deloitte provided in 2022 and a comparison of this assessment to prior years’ reviews discussions, in executive session, with the Chief Financial Officer and the Vice President and Controller regarding their viewpoints on the selection of the 2023 independent auditor and on Deloitte’s performance discussions, in executive session, with representatives of Deloitte about their possible engagement
Audit Committee discussions, in executive session, about the selection of the 2023 independent auditor a review and approval of Deloitte’s proposed estimated fees for 2023 a review and assessment of Deloitte’s independence
the Audit Committee’s consideration of the fact that Deloitte has served as our independent auditor since 1928, including its understanding of our global business, accounting policies and practices, and internal control over financial reporting, and its conclusion that its term of service does not impact Deloitte’s independence

The Audit Committee and the Board believe that the continued retention of Deloitte to serve as our independent auditor is in the best interests of Kimberly-Clark and its stockholders, and they recommend that stockholders ratify this selection. If the stockholders do not ratify the selection of Deloitte, the Audit Committee will consider the selection of another independent auditor.

Representatives of Deloitte are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR ratification of Deloitte’s selection as Kimberly-Clark’s auditor for 2023.

2023 Proxy Statement	35

Proposal 2. Ratification of Auditor Audit Committee Approval of Audit and Non-Audit Services

Principal Accounting Firm Fees

Our aggregate fees to Deloitte (excluding value added taxes) with respect to the fiscal years ended December 31, 2022 and 2021, were as follows (dollars in millions):

	2022($)	2021($)
Audit Fees(1)	11.5	10.9
Audit-Related Fees(2)	0.5	0.3
Tax Fees(3)	2.1	2.1
All Other Fees	—	—

(1)	These amounts represent fees billed or expected to be billed for professional services rendered by Deloitte for the audit of Kimberly-Clark’s annual financial statements for the fiscal years ended December 31, 2022 and 2021, reviews of the financial statements included in Kimberly-Clark’s Forms 10-Q, and other services that are normally provided by the independent registered public accounting firm in connection with statutory or regulatory filings or engagements for each of those fiscal years. These amounts also include fees for an audit of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	These amounts represent aggregate fees billed or expected to be billed by Deloitte for assurance and related services reasonably related to the performance of the audit or review of our financial statements, that are not included in the audit fees listed above. These services include engagements related to employee benefit plans, comfort letters, attest services, consents, assistance with and review of SEC filings, due diligence and accounting consultation in connection with acquisitions and dispositions, and other matters.
(3)	These amounts represent Deloitte’s aggregate fees for tax compliance, tax advice and tax planning for 2022 and 2021. Approximately $0.1 and $0.1 million was for tax compliance/preparation fees in 2022 and 2021, respectively.

Audit Committee Approval of Audit and Non-Audit Services

The Audit Committee has a policy for pre-approval of all audit and permissible non-audit services provided by Deloitte. Each year, the Audit Committee approves the terms on which Deloitte is engaged for the ensuing year. At least quarterly, the Audit Committee reviews and, if appropriate, pre-approves non-audit services to be performed by Deloitte, reviews a report summarizing year-to-date approved non-audit services provided by Deloitte, and reviews an updated projection of the year’s estimated non-audit service fees. To ensure prompt handling of unexpected matters, the Audit Committee has delegated to the Chair of the Audit Committee the authority to amend or modify the list of audit and non-audit services and fees between meetings, as long as the additional or amended services do not affect Deloitte’s independence under applicable rules. The Audit Committee then reviews the Chair’s approval decisions each quarter.

All Deloitte services and fees in 2022 and 2021 were pre-approved by the Audit Committee or the Audit Committee Chair.

36	2023 Proxy Statement

Proposal 2. Ratification of Auditor Audit Committee Approval of Audit and Non-Audit Services

Audit Committee Report

In accordance with its charter adopted by the Board, the Audit Committee assists the Board in overseeing the quality and integrity of Kimberly-Clark’s accounting, auditing and financial reporting practices.

In discharging its oversight responsibility for the audit process, the Audit Committee obtained from the independent registered public accounting firm (the “auditor”) a formal written statement describing all relationships between the auditor and Kimberly-Clark that might bear on the auditor’s independence, as required by Public Company Accounting Oversight Board (“PCAOB”) Rule 3526, Communication with Audit Committees Concerning Independence, discussed with the auditor any relationships that may impact the auditor’s objectivity and independence and satisfied itself as to the auditor’s independence. The Audit Committee also discussed with management, the internal auditors, and the auditor, the quality and adequacy of Kimberly-Clark’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the auditor and the internal auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed with the auditor the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. Also, with and without management present, it discussed and reviewed the results of the auditor’s examination of our financial statements and our internal control over financial reporting. The Committee also discussed the results of internal audit examinations.

Management is responsible for preparing Kimberly-Clark’s financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and for establishing and maintaining Kimberly-Clark’s internal control over financial reporting. The auditor has the responsibility for performing an independent audit of Kimberly-Clark’s financial statements and internal control over financial reporting, and expressing opinions on the conformity of Kimberly-Clark’s financial statements with GAAP and the effectiveness of internal control over financial reporting. The Audit Committee discussed and reviewed Kimberly-Clark’s audited financial statements as of and for the fiscal year ended December 31, 2022, with management and the auditor. The Audit Committee also reviewed management’s assessment of the effectiveness of internal controls as of December 31, 2022, and discussed the auditor’s examination of the effectiveness of Kimberly-Clark’s internal control over financial reporting.

Based on the above-mentioned reviews and discussions with management and the auditor, the Audit Committee recommended to the Board that Kimberly-Clark’s audited financial statements be included in Kimberly-Clark’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the SEC. The Audit Committee also has selected and recommended to stockholders for ratification the reappointment of Deloitte as the independent registered public accounting firm for 2023.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Dunia A. Shive, Chair Sylvia M. Burwell John W. Culver Deirdre A. Mahlan Jaime A. Ramirez

2023 Proxy Statement	37

Proposal 3. Advisory Vote to Approve Named Executive Officer Compensation

In the Compensation Discussion and Analysis that follows, we describe in detail our executive compensation program, including its objectives, policies and components. As discussed in that section, our executive compensation program seeks to align the compensation of our executives with our strategic objectives. To this end, the Management Development and Compensation Committee (the “Committee”) has adopted executive compensation policies that are designed to achieve the following objectives:

Pay-for-Performance. Support a performance-oriented environment that rewards achievement of our financial and non-financial goals.
Focus on Long-Term Success. Reward executives for long-term strategic management and stockholder value enhancement.
Stockholder Alignment. Align the financial interests of our executives with those of our stockholders.
Quality of Talent. Attract and retain executives whose abilities are considered essential to our long-term success.

For a more detailed discussion of how our executive compensation program reflects these objectives and policies, including information about the fiscal year 2022 compensation of our named executive officers, see “Compensation Discussion and Analysis,” below.

We are asking our stockholders to support our executive compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our executive compensation on an annual basis. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executives and the objectives, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Corporation’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved by the Corporation’s stockholders on an advisory basis.

The say-on-pay vote is advisory and is therefore not binding on Kimberly-Clark, the Committee or our Board. Nonetheless, the Committee and our Board value the opinions of our stockholders. Therefore, to the extent there is any significant vote against the executive compensation as disclosed in this proxy statement, the Committee and our Board will consider our stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends a vote FOR the approval of named executive officer compensation, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules.

38	2023 Proxy Statement

Compensation Discussion and Analysis

This Compensation Discussion and Analysis is intended to provide investors with an understanding of our compensation policies and decisions regarding 2022 compensation for our named executive officers.

For 2022, our named executive officers are:

Named Executive Officer	Title
Michael D. Hsu	Chief Executive Officer
Nelson Urdaneta*	Senior Vice President and Chief Financial Officer
Zackery Hicks**	Chief Digital and Technology Officer
Russell Torres	Group President, K-C North America
Jeffrey Melucci	Chief Business Development and Legal Officer

*	Mr. Urdaneta joined Kimberly-Clark on April 18, 2022 as our new Senior Vice President and Chief Financial Officer. His predecessor Maria Henry served as our Senior Vice President and Chief Financial Officer until April 2022 when she assumed a transitional role until she retired on September 1, 2022.
**	Mr. Hicks joined Kimberly-Clark on July 26, 2022. He was appointed to the newly created position of Chief Digital and Technology Officer to help us leverage the full potential of technology to accelerate the next phase of our growth strategy for long-term value creation.

References in the following discussion to our “named executive officers” do not include Ms. Henry, our former Senior Vice President and Chief Financial Officer, unless we specify otherwise. We discuss Ms. Henry’s compensation separately under “Executive Compensation for 2022 - Compensation of Former Named Executive Officer” below.

2022 Performance and Pay Decisions

In 2022, we faced significant headwinds, including significant and persistent input cost inflation and unfavorable changes in foreign currency exchange rates. We nevertheless prudently managed our business through extreme market conditions and continued to make good progress executing strategies for our long-term success, including:

focusing on targeted growth initiatives and product innovations, including the acquisition of a controlling interest in Thinx, and continuing to enhance our commercial capabilities for long-term success, aligning our portfolio, including entering into an agreement to sell our Neve tissue brand and associated assets in Brazil, emphasizing market share improvement in our priority markets, including in our personal care business, leveraging cost and financial discipline to fund growth and improve margins, taking multiple pricing actions, generating significant cost savings and managing discretionary spending, and allocating capital in stockholder-friendly ways, increasing the annual dividend by 1.8 percent, and returning approximately $1.7 billion to stockholders through dividends and share repurchases.

As measured under our annual incentive program, we delivered the results below in net sales and adjusted earnings per share (EPS).

2023 Proxy Statement	39

Compensation Discussion and Analysis 2022 Performance and Pay Decisions

Performance Measure*	2022 Results	2022 Target
Net sales	$20.1 billion	$19.7 billion
Adjusted EPS	$5.68	$6.00

*	See “2022 Performance Goals, Performance Assessments and Payouts” for additional information on how we use these measures to promote our pay-for-performance culture.

For our additional corporate financial and non-financial strategic performance goals, we achieved 91 percent of the target level, based on performance of 83 percent for our brand equity and market performance goals and 107 percent for our inclusion, equity and diversity goals.

In 2022, our pay decisions were consistent with our pay-for-performance philosophy. Based on our performance, the Management Development and Compensation Committee of our Board (the “Committee”) concluded that management did not deliver its financial or nonfinancial targets for 2022. Accordingly, the Committee approved annual cash incentives for 2022 below the target amount, including an incentive payout for the CEO at 85 percent of his target payment amount.

In February 2023, the Committee evaluated the results of the three-year performance period for the performance based restricted share units that were granted in 2020. Based on this review, the Committee determined that we exceeded our performance goal for adjusted net sales growth but did not achieve our performance goal for adjusted ROIC. As a result, the payout percentage for the share units was 72 percent of target.

Performance-Based Compensation

Pay-for-performance is a key objective of our compensation programs. Consistent with that objective, performance-based compensation constituted a significant portion of our named executive officers’ direct annual compensation targets for 2022. Also, to further align the financial interests of our executives with those of our stockholders, a majority of our executives’ target direct annual compensation for 2022 was equity based.

COMPOSITION OF TARGET DIRECT COMPENSATION

Chairman and CEO

Named Executive Officers

Chairman and CEO	Named Executive Officers

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Compensation Discussion and Analysis 2022 Performance and Pay Decisions

Committee Consideration of 2022 Stockholder Advisory Vote

At our 2022 Annual Meeting, our executive compensation program received the support of approximately 93 percent of shares represented at the meeting. The Committee has considered the results of this vote and views this outcome as evidence of stockholder support of its executive compensation decisions and policies. Accordingly, we continued our general approach to compensation for 2023, specifically our pay-for-performance philosophy and our efforts to attract, retain, and motivate our executives. The Committee will continue to review the annual stockholder votes on our executive compensation program and determine whether to make any changes in light of the results.

CEO Target Direct Compensation and Realizable Direct Compensation

The following chart compares our CEO’s target direct annual compensation and realizable direct compensation over the last three years. Realizable direct compensation reflects the actual compensation received for base salary and annual cash incentive plus the value of the long-term equity incentives granted in that year, determined as follows:

For unexercised stock options, the amount by which our 2022 year-end stock price ($135.75) exceeds the exercise price, if any, multiplied by the number of options granted (that is, the “in-the-money” value of the options at year-end) and for exercised stock options, the actual value realized upon exercise, and
For performance-based restricted share units, intrinsic value is the number of units that were paid out based on actual performance (for the grant made in 2020) or are expected to be paid out based on projected performance (for the grants made in 2021 and 2022), multiplied by our 2022 year-end stock price.

Key factors causing realizable direct compensation to differ from target direct annual compensation over these three years are:

Actual performance that resulted in annual cash incentives to be paid out at 158 percent of target (2020), 62 percent of target (2021) and 85 percent of target (2022).
Actual performance that resulted in the number of shares to be issued as a result of performance-based restricted share unit payouts of 72 percent of target (2020 award) and projected payouts of 125 percent of target (2021 award) and 160 percent of target (2022 award), and
Changes in our stock price over the last three years that significantly impacted the intrinsic value of stock options and the dollar value of performance-based restricted share units granted in each year. Our stock prices on the dates stock options were granted to our CEO were $138.96 (2020), $132.63 (2021) and $139.18 (2022).

The Committee believes that this chart demonstrates that our CEO’s realizable direct compensation varies from his target direct annual compensation based on our performance and stock price consistent with our pay-for-performance philosophy.

2023 Proxy Statement	41

Compensation Discussion and Analysis 2022 Performance and Pay Decisions

CEO TARGET DIRECT COMPENSATION AND REALIZABLE DIRECT COMPENSATION

42	2023 Proxy Statement

Compensation Discussion and Analysis Executive Compensation Objectives and Policies

Executive Compensation Objectives and Policies

The Committee establishes and administers our policies governing the compensation of our elected officers, including our named executive officers. The Committee reviews our compensation philosophy annually and determines whether it supports our business objectives and is consistent with the Committee’s charter.

The Committee has adopted executive compensation policies that are designed to achieve the following objectives:

Objective	Description	Related Policies
Pay-for-Performance	Support a performance-oriented environment that rewards achievement of our financial and non-financial goals.	Our named executive officers’ pay varies with the levels at which annual and long-term performance goals are achieved. The Committee chooses performance goals that align with our strategies for sustained growth and profitability.
Focus on Long-Term Success	Reward executives for long-term strategic management and stockholder value enhancement.	The largest single component of our named executive officers’ annual target compensation is in the form of performance-based restricted share units. The number of shares actually received on payout of these units depends on our performance over a three-year period.
Stockholder Alignment	Align the financial interests of our executives with those of our stockholders.	Equity-based awards make up the largest part of our named executive officers’ annual target compensation. As part of this, our named executive officers receive performance-based restricted share units which pay out in shares of our common stock. We also have other policies that link our executives’ interests with those of our stockholders, including target stock ownership guidelines.
Quality of Talent	Attract and retain highly skilled executives whose abilities are considered essential to our long-term success as a global company operating our personal care, consumer tissue and K-C professional businesses.	The Committee reviews peer group data to ensure our executive compensation program remains competitive so we can continue to attract and retain this talent. From time to time, we recruit executives from other industries with relevant critical skills needed to support our strategic priorities.

These compensation objectives and policies seek to align the compensation of our elected officers, including our named executive officers, with our strategic objectives to:

grow our portfolio of brands through innovation, category development and commercial execution leverage our cost and financial discipline to fund growth and improve margins allocate capital in value-creating ways

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Compensation Discussion and Analysis Setting Annual Compensation

Components of Our Executive Compensation Program

The table below gives an overview of the compensation components used in our program and matches each with one or more of the objectives described above.

Component	Objectives	Purpose
Base salary	Quality of talent	Provide annual cash income based on: level of responsibility, skills, experience and performance comparison to market pay information
Annual cash incentive	Pay-for-performance

Motivate and reward achievement of the following annual performance goals:

   corporate key financial goals

   other corporate financial and strategic performance goals

   performance of the business unit or staff function of the individual

Long-term equity incentive	Stockholder alignment Focus on long-term success Pay-for-performance Quality of talent

Provide an incentive to deliver stockholder value and to achieve our long-term objectives, through awards of:

   performance-based restricted share units

   stock options

Time-vested restricted share units may be granted from time to time for recruiting, retention or other purposes

Retirement benefits	Quality of talent	Provide competitive retirement plan benefits through 401(k) plan and other defined contribution plans
Perquisites	Quality of talent	Provide minimal additional benefits
Post-termination compensation (severance and change of control)	Quality of talent

Encourage attraction and retention of executives critical to our long-term success and competitiveness:

   Severance Pay Program, which provides eligible employees, including executives, payments and benefits in the event of certain involuntary terminations

   Executive Severance Plan, which provides eligible employees, including executives, payments in the event of a qualified separation of service following a change of control

Setting Annual Compensation

This section describes how the Committee thinks about annual compensation and the processes that it followed in setting 2022 target annual compensation for our named executive officers.

Focus on Direct Annual Compensation

In setting 2022 compensation for our executive officers, including our CEO, the Committee focused on direct annual compensation, which consists of annual cash compensation (base salary and annual cash incentive) and long-term equity incentive compensation (performance-based restricted share units and stock options). The Committee considered annual cash and long-term equity incentive compensation both separately and as a package to help ensure that our executive compensation objectives are met.

44	2023 Proxy Statement

Compensation Discussion and Analysis Setting Annual Compensation

Executive Compensation Peer Group

To ensure that our executive compensation programs are reasonable and competitive in the marketplace, the Committee compares our programs to those at peer companies. In 2022, the Committee used the following peer group that contains consumer goods and business-to-business companies of a similar size against whom we compete for talent:

2022 Executive Compensation Peer Group
3M Campbell Soup Clorox Coca-Cola Colgate-Palmolive Conagra Brands General Mills	Hershey Honeywell International Johnson & Johnson J.M. Smucker Kellogg Kraft Heinz	Mondelēz International Newell Brands Nike PepsiCo Procter & Gamble V.F. Corp.

In developing the peer group, the Committee does not consider individual company compensation practices, and no company has been included or excluded because it is known to pay above-average or below-average compensation. The Committee (working with the Committee’s retained independent compensation consultant, Semler Brossy, and the company’s retained consultant, Mercer), reviews the peer group annually to ensure that it continues to serve as an appropriate comparison for our compensation program.

For purposes of setting executive compensation for 2022, the Committee did not make any changes to the peer group used in 2021. Likewise, in setting compensation for 2023, the Committee did not make any changes to the peer group.

Process for Setting Direct Annual Compensation Targets

In setting the direct annual compensation of our executive officers, the Committee evaluates both market data provided by the compensation consultants and information on the performance of each executive officer for prior years.

To remain competitive in the marketplace for executive talent, the target levels for the executive officers’ total direct compensation are based on an assessment of pay positioning against comparable positions in our peer group. To reinforce a pay-for-performance culture, targets for individual executive officers may also reflect the individual’s performance in prior years and experience in the position. The Committee believes that setting targets as described above and providing incentive compensation opportunities that will enable executives to earn above-target compensation if they deliver above-target performance on their performance goals are consistent with the objectives of our compensation policies. In particular, the Committee believes that this approach enables us to attract and retain skilled and talented executives to guide and lead our businesses and supports a pay-for-performance culture. At times, the Committee may award long-term equity incentive compensation to key individuals to address retention concerns.

When setting annual compensation for our executive officers, the Committee considers each compensation component (base salary, annual cash incentive and long-term equity incentive), but its decision regarding a particular component does not necessarily impact its decision about other components.

2023 Proxy Statement	45

Compensation Discussion and Analysis Setting Annual Compensation

In setting compensation for executive officers that join us from other companies, the Committee evaluates market data for the position to be filled. The Committee recognizes that in order to successfully recruit a candidate to leave his or her current position and to join Kimberly-Clark, the candidate’s compensation package may have to exceed his or her current compensation.

CEO Direct Annual Compensation

The Committee determines the CEO’s direct annual compensation in the same manner as the direct annual compensation of the other named executive officers. Consistent with past practices, the Committee reviewed the pay relationship of Mr. Hsu to the other named executive officers in 2022.

Direct Annual Compensation Targets for 2022

Consistent with its focus on direct annual compensation, the Committee approved 2022 direct annual compensation targets for each of our named executive officers. The Committee believes that these target amounts, which formed the basis for the Committee’s compensation decisions for 2022, were appropriate and consistent with our executive compensation objectives:

Name	2022 Direct Annual Compensation Target($)
Michael D. Hsu	13,932,500
Nelson Urdaneta	3,750,000
Zackery Hicks	5,000,000
Russell Torres	4,460,000
Jeffrey Melucci	3,607,750

These 2022 direct annual compensation target amounts differ from the amounts set forth in the Summary Compensation Table in the following ways:

Base salaries are adjusted on April 1 of each year, while the Summary Compensation Table includes salaries for the calendar year. See “Executive Compensation for 2022 – Base Salary.”
Annual cash incentive compensation is included at the target level, while the Summary Compensation Table reflects the actual amount earned for 2022.
As described below under “Long-Term Equity Incentive Compensation – 2022 Stock Option Awards,” for compensation purposes the Committee values stock options differently than how they are required to be reflected in the Summary Compensation Table.
Annual target amounts do not count off-cycle awards such as one-time sign-on cash bonuses and one-time restricted share unit awards reported in the Summary Compensation Table.
In setting direct annual compensation targets, the Committee does not include increases in deferred compensation earnings or other compensation, while those amounts are required to be included in the Summary Compensation Table.

46	2023 Proxy Statement

Compensation Discussion and Analysis Executive Compensation for 2022

Executive Compensation for 2022

To help achieve the objectives discussed above, our executive compensation program for 2022 consists of fixed and performance-based components, as well as short-term and long-term components.

Base Salary

To attract and retain high caliber executives, we pay our executives an annual fixed salary that the Committee considers competitive in the marketplace.

Salary ranges and individual salaries for executive officers are reviewed annually, and salary adjustments generally are effective on April 1 of each year. In determining individual salaries, the Committee considers the salary levels for similar positions at our peer group companies, as well as the executive’s performance, leadership and experience in his or her position. This performance evaluation is based on how the executive performs during the year against results-based objectives established at the beginning of the year and considers their demonstration of executive leadership characteristics. From time to time, if warranted, executives and other employees may receive additional salary increases because of promotions, changes in duties and responsibilities, retention concerns or market conditions.

The Committee approved the following base salaries for our named executive officers:

Name	2022 Base Salary($)
Michael D. Hsu	1,430,000
Nelson Urdaneta	775,000
Zackery Hicks	1,000,000
Russell Torres	830,000
Jeffrey Melucci	815,000

The increases for Mr. Hsu, Mr. Torres and Mr. Melucci, which range from 3.8 to 5.2 percent, are consistent with the annual merit increases provided to all employees. In the case of Mr. Urdaneta and Mr. Hicks, the Committee determined the base salaries and annual cash incentive targets when the company extended them employment offers, taking into account prior pay, prior experience, skills and peer company data.

Mr. Urdaneta and Mr. Hicks received cash signing bonuses of $250,000 and $1,100,000, respectively, as an incentive to join the company and to compensate them for compensation forfeited at their prior employers.

Annual Cash Incentive Program

Consistent with our pay-for-performance compensation objective, our executive compensation program includes an annual cash incentive program to motivate and reward executives in achieving annual performance objectives.

2022 Targets

The target payment amount for annual cash incentives is a percentage of the executive’s base salary. The Committee determines this target payment amount as described above under “Setting Annual Compensation – Process for Setting Direct Annual Compensation Targets.” The range of possible payouts is expressed as a percentage of the target payment amount. The Committee sets this range based on competitive factors.

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Compensation Discussion and Analysis Executive Compensation for 2022

TARGET PAYMENT AMOUNTS FOR 2022 ANNUAL CASH INCENTIVE PROGRAM

Name	Target as a Percent of Base Salary
Michael D. Hsu	175%
Nelson Urdaneta	100%
Zackery Hicks	100%
Russell Torres	100%
Jeffrey Melucci	85%

In February 2022, the Committee increased Mr. Hsu’s target by 5 percent to align with the market.

2022 Performance Goals, Performance Assessments and Payouts

Payment amounts under the annual cash incentive program are dependent on performance measured against corporate goals and business unit or staff function goals established by the Committee at the beginning of each year. These performance goals, which are communicated to our executives at the beginning of each year, are derived from our financial and strategic goals.

As shown in the table below, the Committee established goals for three different performance elements for 2022. It then weighted the three elements for each executive (note that the business unit or staff function performance goals did not apply to our CEO because his responsibilities are company-wide). As it does each year, the Committee chose weightings that are intended to strike an appropriate balance between aligning each executive’s individual objectives with our overall corporate objectives and holding the executive accountable for performance in the executive’s particular area of responsibility.

ANNUAL CASH INCENTIVE PROGRAM 2022 PERFORMANCE GOALS AND WEIGHTS

Below we describe the three elements of performance, explain how performance was assessed for each element, and show the payouts that were determined in each case.

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Compensation Discussion and Analysis Executive Compensation for 2022

■ ELEMENT 1: CORPORATE KEY FINANCIAL GOALS

For 2022, the Committee chose the following as the corporate key financial goals for the annual cash incentive program, which are weighted equally:

2022 Goal	Explanation	Reason for Use as a Performance Measure
Net sales	Net sales for 2022	A key indicator of our overall growth
Adjusted EPS	A non-GAAP financial measure that consists of diluted net income per share that is then adjusted to eliminate the effect of items or events that the Committee determines in its discretion should be excluded for compensation purposes(1)	A key indicator of our overall performance
(1)	In 2022 the following adjustments were made to diluted net income per share to determine adjusted EPS, consistent with our Form 10-K results:

Diluted Net Income Per Share	$5.72
Subtract - Net gain related to acquisition of controlling interest in Thinx	$(0.20)
Add - Charges related to pension settlements	$0.12
Rounding	$(0.01)
Adjusted EPS (Form 10-K results)	$5.63

For more information regarding these adjustments, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2022 Annual Report on Form 10-K. For purposes of the annual incentive program, the Committee added the amount below to exclude the impact of the operations/earnings (loss) of Thinx, in which we acquired a majority interest in 2022, on these full-year performance metrics.

Adjusted EPS (Form 10-K results)	$5.63
Add – Thinx operations impact on earnings	$0.05
Adjusted EPS for compensation payouts	$5.68

Because Element 1 represents key company-wide goals, it produces the same payout percentage for each named executive officer based on how Kimberly-Clark performed against the net sales and adjusted EPS goals established in February of each year. For 2022, the Committee set these goals and the corresponding initial payout percentages at the following levels:

Measure (each weighted 50%)	Range of Performance Levels
	Threshold	Target	Maximum
Net sales (billions)	$18.2	$19.7	$21.2
Adjusted EPS	$5.50	$6.00	$6.50
Initial Payout Percentage	0%	100%	200%

While the 2022 adjusted EPS target was lower than 2021 results, this was due to uncertainty around the volatility of the business environment, including significant input cost inflation and unfavorable foreign currency translation effects. The target was consistent with Kimberly-Clark’s financial outlook range as communicated to investors at the beginning of 2022.

Actual results. For 2022, our net sales result was $20.1 billion and our adjusted EPS result was $5.68. Based on these results, the 2022 payout percentage for achieving the corporate key financial goals was 82 percent of target.

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Compensation Discussion and Analysis Executive Compensation for 2022

■ Element 2: Additional corporate financial and strategic performance goals

At the beginning of 2022, the Committee also established additional corporate financial and non-financial strategic performance goals and corresponding payout percentages that are intended to challenge our executives to exceed our long-term objectives. At the end of the year, it determined a payout percentage based on the level of achievement relative to the established goals. The weighting of Element 2 for each officer is shown in the table above under “Annual Cash Incentive Program 2022 Performance Goals and Weights.”

For 2022, the Committee chose the following as additional corporate financial and non-financial strategic performance goals:

Brand equity and market performance

Grow or maintain market share in priority markets

Grow or maintain overall weighted market share

Inclusion, equity and diversity

Representation of women in global manager roles

Representation of people of color in U.S. manager roles

The Committee established the targets for each goal to be challenging and rigorous and require strong performance for achievement. The targets are measurable and quantifiable. There is no subjectivity applied to the calculation of performance against these objectives. The calculation of performance is formulaic to reflect the proportionate level of achievement relative to the target.

Brand equity and market performance goals. Targets for our brand equity and market performance goals are considered confidential business information, disclosure of which could harm our operating performance or ability to compete. For our “grow or maintain market share in priority markets” goal (weighted at 33% of Element 2), actual results against the target corresponded to a calculated payout level of 78 percent. For “grow or maintain overall weighted market share” (weighted at 33%), actual results against the target corresponded to a calculated payout level of 87 percent.

Inclusion, equity and diversity goals. For our “representation of women in global senior manager roles” goal (weighted at 17% of Element 2), the Committee established a target of 38.1 percent. Our actual result was 37.7 percent, corresponding to a calculated payout level of 64 percent for this goal. For “representation of people of color in U.S. manager roles” (weighted at 17%), the Committee established a target of 20.4 percent. Our actual result was 21.9 percent, corresponding to a calculated payout level of 150 percent.

The inclusion, equity and diversity targets were set in accordance with our long-term global inclusion, equity and diversity strategy. While we did not achieve our target for women in global manager roles, we will continue to focus on retention, hiring, growth and development of our pipeline as critical areas of success for 2023.

Actual payout percentage. For 2022, our calculated payout for our brand equity and market performance goals was 83 percent and our inclusion, equity and diversity goals was 107 percent. Based on these results, the 2022 payout percentage for achieving these other financial and strategic goals (i.e., Element 2) was 91 percent of target.

■ ELEMENT 3: BUSINESS UNIT OR STAFF FUNCTION PERFORMANCE GOALS

In addition to the performance goals established by the Committee, our CEO establishes individual business unit or staff function performance goals that are intended to challenge the executives to exceed the objectives for that unit or function. These objectives include strategic performance goals for the business units and staff functions, as well as financial goals for the business units.

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Compensation Discussion and Analysis Executive Compensation for 2022

Following the end of the year, the executives’ performance is analyzed to determine whether performance for the goals was above target, on target or below target. Our CEO then provides the Committee with an assessment of each individual business unit’s or staff function’s performance against the objectives for that unit or function.

Actual payout percentages. Based on the assessed performance of the relevant business unit or staff function against its pre-established performance goals, and taking into account the CEO’s recommendations, the Committee determined the following payout percentages for business unit or staff function performance for our named executive officers:

Name	2022 Business Unit/Staff Function Payout Percentage
Michael D. Hsu	N/A
Nelson Urdaneta	161%
Zackery Hicks	123%
Russell Torres	58%
Jeffrey Melucci	157%

Annual Cash Incentive Payouts for 2022

The following table shows the payout opportunities and the actual payouts of annual cash incentives for 2022 for each of our named executive officers. Payouts were based on the payout percentages for each element, weighted for each executive as shown on page 48.

	2022 Annual Incentive Target		2022 Annual Incentive Maximum	2022 Annual Incentive Payout
Name	% of Base Salary	Amount($)	Amount($)	% of Target	Amount($)
Michael D. Hsu	175%	2,502,500	4,879,875	85%	2,121,273
Nelson Urdaneta	100%	548,958*	1,045,765	107%	587,147
Zackery Hicks	100%	416,667*	774,306	96%	398,570
Russell Torres	100%	830,000	1,639,250	67%	554,057
Jeffrey Melucci	85%	692,750	1,293,133	100%	690,372

*	The target payout amounts for both Mr. Urdaneta and Mr. Hicks were prorated based on their hire dates by 70.8 percent and 41.7 percent, respectively.

Summary of Annual Cash Incentive Payouts: 2018 through 2022

Generally, the Committee seeks to set the minimum, target and maximum levels such that the relative difficulty of achieving the target level is consistent from year to year. From 2018 through 2022, the average total payout percentage (including business unit or staff function performance) for the executives that were designated as named executive officers in (and were serving as such at the end of) those years ranged from 58 percent to 145 percent of target. The Committee believes that these payouts are consistent with how Kimberly-Clark performed during these years and reflect the pay-for-performance objectives of our executive compensation.

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Compensation Discussion and Analysis Executive Compensation for 2022

PAYOUTS FOR CORPORATE GOALS AND AVERAGE TOTAL

PAYOUT PERCENTAGES FOR DESIGNATED NAMED EXECUTIVE OFFICERS

	2018	2019	2020	2021	2022	Average
Payout for Corporate Goals	49%	132%	158%	62%	85%	97%
Combination of corporate key financial goals and additional corporate financial and strategic performance goals

Average Total Payout Percentages (including business unit or staff function performance) for executives designated as named executive officers for year shown	58%	136%	145%	67%	91%	99%

Long-Term Equity Incentive Compensation

The Committee awards long-term equity incentive grants to executive officers as part of their overall compensation package. These awards are consistent with the Committee’s objectives of aligning our senior leaders’ interests with the financial interests of our stockholders, focusing on our long-term success, supporting our performance-oriented environment and offering competitive compensation packages.

Information regarding long-term equity incentive awards granted to our named executive officers can be found under “Summary Compensation,” “Grants of Plan-Based Awards,” and “Discussion of Summary Compensation and Plan-Based Awards Tables.”

2022 Grants

In determining the 2022 long-term equity incentive award amounts for our named executive officers, the Committee considered the following factors, among others: the specific responsibilities and performance of the executive, our business performance, retention needs and other market factors. The Committee did not consider the amount of outstanding equity awards currently held by a named executive officer when making the 2022 annual awards because such amounts represent compensation attributable to prior years.

To determine target values, the Committee considered individual performance and the other factors listed above, as applicable. Target grant values were approved in February 2022, other than for Mr. Urdaneta and Mr. Hicks, who were hired in 2022, and were divided into two types:

Performance-based restricted share units (75 percent of the target grant value). For valuation purposes, each unit is assigned the same value as one share of our common stock on the date of grant.
Stock options (25 percent of the target grant value). For valuation purposes, one option has the same value as 12.5 percent of the price of one share of our common stock on the date of grant of the stock option.

The Committee believes this allocation between performance-based restricted share units and stock options supports the pay-for-performance and stockholder alignment objectives of its executive compensation program.

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Compensation Discussion and Analysis Executive Compensation for 2022

Target grant values were as follows:

Name	Total Target LTI Value ($)	Target PRSU Value ($)	Stock Option Value ($)
Michael D. Hsu	10,000,000	7,500,000	2,500,000
Nelson Urdaneta	2,200,000	1,650,000	550,000
Zackery Hicks	3,000,000	2,250,000	750,000
Russell Torres	2,800,000	2,100,000	700,000
Jeffrey Melucci	2,100,000	1,575,000	525,000

In addition to their annual long-term incentive awards, the Committee granted time-vested restricted share awards to Mr. Torres and Mr. Melucci for purposes of both retention and to drive future performance on key strategic initiatives including, in the case of Mr. Torres, elevating our core KCNA businesses, and in the case of Mr. Melucci, leading our disciplined acquisition/development program. These awards vest in full on the third anniversary of grant. The Committee also granted time-vested restricted share awards to Mr. Urdaneta and Mr. Hicks as an incentive to join the company and to replace certain compensation forfeited upon leaving their former employers. These awards vest ratably over two and three years, respectively, for Mr. Urdaneta and Mr. Hicks.

Performance Goals and Potential Payouts for

2022 - 2024 Performance-Based Restricted Share Units

In April 2022, the Committee determined the performance objectives for the performance-based restricted share unit awards granted in 2022 based on average annual organic sales growth and modified free cash flow (MFCF) for the three-year period January 1, 2022 through December 31, 2024, weighted equally.

Performance Objective	Explanation	Reason for Use as a Performance Measure
Organic sales growth	Sales growth generated from within the company and excluding the impact of currency changes, business exits and acquisition/ divestiture activity.

  A key indicator of our overall growth.

  Encompasses streams of revenues that are a direct result of existing operations.

  Excludes the impact of currency changes, which are difficult to predict, and outside of management’s control.

Modified free cash flow (MFCF)	A non-GAAP financial measure consisting of cash produced through operations, minus outlays of cash for capital spending in property, plant and equipment, and deferred software.
	Free cash flow may be modified for externally disclosed unusual items and/or material unplanned business events.	MFCF is tied to value creation and supports longer-term strategies and investor expectations.

The actual number of shares our named executive officers will receive will range from zero to 200 percent of the target levels established by the Committee for each executive, depending on the degree to which the performance objectives are met.

2023 Proxy Statement	53

Compensation Discussion and Analysis Executive Compensation for 2022

Payout of 2019 - 2021 Performance-Based Restricted Share Units

In February 2022, the Committee evaluated the results of the three-year performance period for the performance-based restricted share units that were granted in 2019. The performance objectives for these 2019 awards were based on average annual adjusted net sales growth and average adjusted return on invested capital (ROIC) for the period January 1, 2019 through December 31, 2021, each weighted equally.

Goals (Each weighted 50%)	Performance Levels			Actual Performance	Actual Payout Level
Average annual adjusted net sales growth*	(2.12)%	0.53%	3.18%	1.22%	126%
Average adjusted ROIC**	23.73%	25.23%	26.73%	25.73%	134%
Potential Payout (as a percentage of target)	0%	100%	200%		130%

*	Adjusted net sales growth is a non-GAAP financial measure. For purposes of calculating adjusted net sales growth, the Committee excluded the impact of charges and sales from exited business related to our 2018 Global Restructuring Program and the operational impact of the Softex Indonesia acquisition.
**	Adjusted ROIC, a non-GAAP financial measure, is a measure of the return we earn on the capital invested in our businesses. It is calculated using our reported financial results, adjusted for the same items that we use in determining adjusted EPS, as further described below. The formula we use to calculate adjusted ROIC can be found under the Investors section of our website at www.kimberly-clark.com.
For purposes of calculating average adjusted ROIC, the Committee excluded from the calculation of operating profit and invested capital the impacts of charges related to (1) our 2018 Global Restructuring Program, (2) gain on the sale of property associated with a former manufacturing facility, (3) costs related to our acquisition of Softex Indonesia, (4) Brazilian tax credits in connection with a favorable tax ruling and (5) the operational impact of the Softex Indonesia acquisition.

Based on this review, the Committee determined that we exceeded our performance goal for both adjusted ROIC and adjusted net sales growth. As a result, the payout percentage for the share units was 130 percent of target.

The shares underlying these performance-based restricted share unit awards were distributed to our named executive officers in February 2022 and are included in the table below entitled “Option Exercises and Stock Vested in 2022.”

Payout of 2020 - 2022 Performance-Based Restricted Share Units

In February 2023, the Committee evaluated the results of the three-year performance period for the performance-based restricted share units that were granted in 2020. The performance objectives for these 2020 awards were based on average annual adjusted net sales growth and average adjusted ROIC for the period January 1, 2020 through December 31, 2022, each weighted equally.

Goals (Each weighted 50%)	Performance Levels			Actual Performance	Actual Payout Level
Average annual adjusted net sales growth*	(1.07)%	1.58%	4.23%	2.53%	136%
Average adjusted ROIC**	24.71%	26.21%	27.71%	24.83%	8%
Potential Payout (as a percentage of target)	0%	100%	200%		72%

*	For purposes of calculating adjusted net sales growth, the Committee excluded the impact of charges and sales from exited business related to our 2018 Global Restructuring Program and the operational impact of the Softex Indonesia and Thinx acquisitions.
**	For purposes of calculating average adjusted ROIC, the Committee excluded from the calculation of operating profit and invested capital the impacts of charges related to (1) our 2018 Global Restructuring Program, (2) costs and operational impact of the Softex Indonesia acquisition and (3) costs and operational impact of the Thinx acquisition.

54	2023 Proxy Statement

Compensation Discussion and Analysis Executive Compensation for 2022

Based on this review, the Committee determined that we exceeded our performance goal for adjusted net sales growth but did not achieve our performance goal for adjusted ROIC. As a result, the payout percentage for the share units was 72 percent of target.

The Committee believes that these payouts, along with the payouts for the 2019 - 2021 performance restricted share units described above, further highlight the link between pay and performance established by our compensation program, which seeks to align actual compensation paid to our named executive officers with our long-term performance.

The shares underlying these performance-based restricted share unit awards will be distributed to Mr. Hsu and Mr. Melucci on February 28, 2023 and to Mr. Torres on April 29, 2023. Mr Urdaneta and Mr. Hicks joined Kimberly-Clark after these grants were made.

Vesting Levels of Outstanding Performance-Based Restricted Share Unit Awards

As of February 8, 2023, the performance-based restricted share units granted in 2022 and 2021 were on pace to vest at the following levels: 160 percent for the 2022 award and 125 percent for the 2021 award.

2022 Stock Option Awards

As noted above, 25 percent of the annual long-term equity incentive grants to executive officers in 2022 consisted of stock options. Stock option grants vest in three annual installments of 30 percent, 30 percent and 40 percent, beginning on the first anniversary of the grant date.

For purposes of determining the number of options to be granted, stock options were valued on the basis that one option has the same value as 12.5 percent of the price of one share of our common stock on the date of grant. Information regarding stock options granted to our named executive officers can be found under “Summary Compensation,” “Grants of Plan-Based Awards,” and “Discussion of Summary Compensation and Plan-Based Awards Tables.”

Compensation of Former Named Executive Officer

On April 18, 2022, Ms. Henry’s role changed from Senior Vice President and Chief Financial Officer to a transitional role and she served in this role until she retired on September 1, 2022. For her retirement, Ms. Henry received our standard benefits for retirement-eligible employees under our compensation plans. Because Ms. Henry’s departure was a retirement, she did not receive benefits under our Severance Pay Plan.

Prior to her retirement, Ms. Henry received an annual base salary of $920,000. She received a prorated payout for 2022 in accordance with the retirement provisions of our annual cash incentive program based upon (1) an individual target of 100 percent of her base salary (67 percent based on her departure date) and (2) a payout equal to 100 percent of her target. In February 2022, Ms. Henry received a grant of 20,745 performance-based restricted share units and in April 2022 she received a grant of 51,732 stock options.

In addition to the compensation described above, Ms. Henry received accelerated vesting of outstanding equity awards in accordance with the retirement provisions of the terms of our 2021 Equity Participation Plan (the “2021 Plan”) and the predecessor 2011 Equity Participation Plan (the “2011 Plan” and collectively with the 2021 Plan, the “Equity Plans”), described below under “Potential Payments on Termination or Change of Control - Severance Benefits - Departure of Former Named Executive Officer.”

2023 Proxy Statement	55

Compensation Discussion and Analysis Benefits and Other Compensation

Benefits and Other Compensation

Retirement Benefits

Our named executive officers receive company contributions under the Kimberly-Clark Corporation 401(k) and Profit Sharing Plan (the “401(k) Profit Sharing Plan”) and the Kimberly-Clark Corporation Supplemental Retirement 401(k) and Profit Sharing Plan (the “Supplemental 401(k) Plan”). These plans are consistent with those maintained by our peer group companies and are therefore necessary to remain competitive with them for recruiting and retaining executive talent. The Committee believes that these retirement benefits are important parts of our compensation program. For more information, see “Nonqualified Deferred Compensation – Overview of 401(k) Profit Sharing Plan and Supplemental 401(k) Plan” and “Pension Benefits.”

Beginning in 2023, executives will be eligible to participate in our Voluntary Deferred Compensation Plan (“VDCP”) by deferring up to 50 percent of base salary and up to 90 percent of annual performance bonus into a deferred compensation account with investment choices that are a subset of those available under the 401(k) Profit Sharing Plan. No above-market or preferential interest will be credited on deferred compensation, as those terms are defined by the SEC. There is no employer match or similar company contribution under the VDCP, but in connection with the adoption of the VDCP, the Supplemental 401(k) Plan was amended to provide for a restoration contribution based on compensation that is not recognized under the 401(k) Profit Sharing Plan as a result of it being deferred by an executive under the VDCP.

Other Compensation

We provide only limited perquisites to our executive officers, consistent with our focus on more direct, performance-based compensation. Also, the Committee has eliminated tax reimbursement and related gross-ups for perquisites (including personal use of corporate aircraft), except for certain relocation benefits, further underscoring our focus on direct compensation.

Perquisites include personal financial planning services under our Executive Financial Counseling Program, an executive health screening program where executives may receive comprehensive physical examinations from an independent health care provider, and permitted personal use of corporate aircraft consistent with our policy. The personal financial planning program is designed to provide executives with access to knowledgeable financial advisors that understand our compensation and benefit plans and can assist our executives in efficiently and effectively managing their financial and tax planning issues. The executive health screening program provides executives with additional services that help maintain their overall health.

Our CEO may use our corporate aircraft for limited personal travel consistent with our executive security program, and security services are provided for our CEO at all times, including at his offices, other company locations and his residences. The Board considers these security arrangements to be appropriate and reasonable in light of the security risks identified in an independent security assessment. In addition, if a corporate aircraft is already scheduled for business purposes and can accommodate additional passengers, executive officers and their guests may, under certain circumstances, join flights for personal travel. The incremental cost to us of providing security services at Mr. Hsu’s residences and personal travel for Mr. Hsu and his guests on our corporate aircraft is included in “All Other Compensation” in the Summary Compensation Table.

Beginning in 2023, we will provide our executive officers with long-term disability coverage in excess of the limit provided under our group long-term disability plan. The maximum monthly disability benefit under the combined executive long-term disability plan and the group long-term disability plan will be 70 percent of eligible compensation (base salary and certain bonuses) up to a maximum of $40,000 per month.

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Compensation Discussion and Analysis Executive Compensation for 2023

Post-Termination Benefits

We maintain two severance programs that cover our executive officers: the Severance Pay Plan and the Executive Severance Program. An executive officer may not receive severance payments under more than one severance program. Benefits under these programs are payable only if the executive’s employment terminates under the conditions specified in the applicable program.

We believe that our severance programs are consistent with those maintained by our peer group companies and that they are therefore important for attracting and retaining executives who are critical to our long-term success and competitiveness. For more information about these severance programs and their terms, see “Potential Payments on Termination or Change of Control –Severance Benefits.”

Severance Pay Plan

Our Severance Pay Plan provides severance benefits to most of our U.S. hourly and salaried employees, including our named executive officers, who are involuntarily terminated under the circumstances described in the plan. The objective of this plan is to facilitate the employee’s transition to his or her next position, and it is not intended to serve as a reward for the employee’s past service.

Executive Severance Program

Our Executive Severance Program provides severance benefits to eligible employees, including our named executive officers, in the event of a qualified termination of employment (as defined in the participant agreements) in connection with a change of control. For an eligible employee to receive a payment under this program, two events must occur: there must be a change of control of Kimberly-Clark, and the employee must have been involuntarily terminated without cause or have resigned for good reason (as defined in the participant agreements) within two years of the change of control (often referred to as a “double trigger”). Each of our named executive officers has entered into an agreement under the program that expires on December 31, 2023.

Executive Compensation for 2023

For 2023, the Committee approved changes to the annual cash incentive plan metrics and the long-term equity incentive award mix.

2023 Changes to Our Annual Cash Incentive Metrics

As discussed in “2022 Performance Goals, Performance Assessments and Payouts” above, one element of our performance goals is comprised of corporate key financial goals. For 2023, the Committee determined to replace the previous net sales corporate key financial goal with an organic sales growth goal to enhance management’s focus on “controllable” currency-neutral results, incentivize optimal actions in differing foreign exchange environments, and enhance alignment with peer company practice. Similar to 2022, the 2023 corporate key financial goals will also include an adjusted EPS goal, and organic sales growth and adjusted EPS will be weighted equally.

Performance Objective	Explanation	Reason for Use as a Performance Measure
Organic sales growth	Sales growth generated from within the company and excluding the impact of currency changes, business exits and acquisition/divestiture activity.

  A key indicator of our overall growth.

  Encompasses streams of revenues that are a direct result of existing operations.

  Excludes the impact of currency changes, which are difficult to predict, and outside of management’s control.

2023 Proxy Statement	57

Compensation Discussion and Analysis Additional Information about Our Compensation Practices

Performance Objective	Explanation	Reason for Use as a Performance Measure
Adjusted EPS	A non-GAAP financial measure that consists of diluted net income per share that is then adjusted to eliminate the effect of items or events that the Committee determines in its discretion should be excluded for compensation purposes.	A key indicator of our overall performance

Similar to 2022, the Committee also established corporate non-financial goals for 2023, which include

Focusing on market share improvement in global markets
Inclusion, equity and diversity

In addition, goals have been established for each named executive officer, other than our CEO, relating to his or her business unit or specific staff function.

2023 Changes to our Long-Term Incentive Compensation Equity Award Mix

For 2023, the Committee determined that long-term incentive compensation awards for the named executive officers will consist of awards of performance-based restricted share units comprising 60 percent of the target long-term incentive award value, with the remaining 40 percent to be granted in time-vested restricted share units. The Committee adjusted the mix from the previous allocation (75 percent performance-based restricted share units / 25 percent stock options). The new mix is intended to more closely align with peer group practices, create better balance between pay-for-performance and retention and reduce the impact of stock price volatility on retentive value.

Similar to 2022, the performance objectives for the 2023 performance-based restricted share unit awards are based on modified free cash flow and average annual organic sales growth for the period January 1, 2023 through December 31, 2025. The actual number of shares our named executive officers will receive will range from zero to 200 percent of the target levels established by the Committee for each executive, depending on the degree to which the performance objectives are met. The share units vest in full on the third anniversary of the grant date.

The 2023 time-vested restricted share units will vest in three annual installments of 30 percent, 30 percent and 40 percent.

Additional Information about Our Compensation Practices

As a matter of sound governance, we follow certain practices with respect to our compensation program. We regularly review and evaluate our compensation practices in light of regulatory developments, market standards and other considerations.

Use of Independent Compensation Consultant

As previously discussed, the Committee engaged Semler Brossy Consulting Group as its independent consultant to assist it in determining the appropriate executive officer compensation in 2022 under our compensation policies described above. Consistent with the Committee’s policy in which its independent consultant may provide services only to the Committee, Semler Brossy had no other business relationship with Kimberly-Clark and received no payments from us other than fees and expenses for services to the Committee. See “Corporate Governance - Management Development and Compensation Committee” for information about the use of compensation consultants.

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Compensation Discussion and Analysis Additional Information about Our Compensation Practices

Adjustment of Financial Measures for Annual and Long-Term Equity Incentives

Financial measures for the annual and long-term equity incentive programs are developed based on expectations about our planned activities and reasonable assumptions about the performance of our key business drivers for the applicable period. From time to time, however, discrete items or events may arise that were not contemplated by these plans or assumptions. These could include accounting and tax law changes, tax credits or charges from items not within the ordinary course of our business operations, charges relating to currency exchange rate changes, restructuring and write-off charges, significant acquisitions or dispositions, and significant gains or losses from litigation settlements.

Under the Committee’s exception guidelines regarding our annual and long-term equity incentive program measures, the Committee has adjusted in the past, and may adjust in the future, the calculation of financial measures for these incentive programs to eliminate the effect of the types of items or events described above. In making these adjustments, the Committee’s policy is to seek to neutralize the impact of the unexpected or unplanned items or events, whether positive or negative, in order to provide consistent and equitable incentive payments that the Committee believes are reflective of our performance. In considering whether to make a particular adjustment under its guidelines, the Committee will review whether the item or event was one for which management was responsible and accountable, treatment of similar items in prior periods, the extent of the item’s or event’s impact on the financial measure, and the item’s or event’s characteristics relative to normal and customary business practices. Generally, the Committee will apply an adjustment to all compensation that is subject to that financial measure.

Pricing and Timing of Stock Option Grants and Timing of Performance-Based Equity Grants

Our policies and the terms of the 2021 Plan require stock options to be granted at no less than the closing price of our common stock on the date of grant. Stock option grants to our elected officers, including our executive officers, are generally made annually at a meeting of the Committee that is scheduled at least one year in advance, and the grants are effective on the date of this meeting. However, if the meeting occurs during the period beginning on the first day of the final month of a calendar quarter and ending on the date of our earnings release, the stock option grants will not be effective until the first business day following the earnings release. Our executives are not permitted to choose the grant date for their individual stock option grants.

The CEO has been delegated the authority to approve equity grants to employees who are not elected officers of Kimberly-Clark. These grants include scheduled annual grants and recruiting and special employee recognition and retention grants. The CEO is not permitted to make any grants to any of our elected officers, including our executive officers.

Recruiting, special recognition and retention stock-based awards are made on pre-determined dates following our quarterly earnings releases.

With respect to grants of performance-based restricted share units to executive officers, in 2022 the Committee approved the dollar value of the grants at its February meeting and the grants were effective on the last business day of February. Our executives are not permitted to choose the grant date for their individual restricted stock or restricted share unit awards.

2023 Proxy Statement	59

Compensation Discussion and Analysis Additional Information about Our Compensation Practices

Compensation Clawback Policy

Under our clawback policy, the Committee may cancel outstanding awards of cash bonus or other incentive-based or equity-based compensation or seek recoupment of previous awards provided to an executive officer or other designated officer if:

we are required to make a material restatement of our financial statements, whether or not the result of misconduct, or the executive officer engaged in fraud, gross negligence or willful misconduct, or committed a significant violation of our Code of Conduct, company policy, law or regulation that has or might reasonably be expected to cause significant reputational or financial harm to the company.

The clawback policy is in addition to any recovery rights provided under applicable law. The Committee continues to monitor regulatory developments and intends to further review and revise the policy as necessary to comply with NYSE listing standards implementing new Exchange Act Rule 10D-1.

Stock Ownership Guidelines

We strongly believe that the financial interests of our executives should be aligned with those of our stockholders. Accordingly, the Committee has established stock ownership guidelines for our elected officers, including our named executive officers.

TARGET STOCK OWNERSHIP AMOUNTS

Position	Ownership Level
Chief Executive Officer	Six times annual base salary
Other named executive officers	Three times annual base salary

Failure to attain these targeted stock ownership levels within five years from date of hire for, or appointment to, an eligible position can result in the reduction of part or all of the executive’s annual cash incentive (with a corresponding grant of time-vested restricted share units or restricted stock in that amount), or a reduction in future long-term equity incentive awards, either of which may continue until the ownership guideline is achieved. In determining whether our stock ownership guidelines have been met, any time-vested restricted share units held are counted as owned, but performance-based restricted share units are excluded until they vest. Executive officer stock ownership levels were reviewed in 2022 for compliance with these guidelines. Based on our stock price as of the compliance date for this review, each of our named executive officers has met the applicable specified ownership level or is still within five years from date of hire or most recent promotion.

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Compensation Discussion and Analysis Additional Information about Our Compensation Practices

Insider Trading Policy; Anti-Hedging and Pledging Policy

We require all executive officers to pre-clear transactions involving our common stock (and other securities related to our common stock) with our Legal Department.

Our insider trading policy prohibits any director, executive officer or any other officer or employee subject to its terms from entering into short sales or derivative transactions to hedge their economic exposure to our common stock. In addition, these directors, officers and employees are prohibited from pledging our stock, including through holding our stock in margin accounts.

Corporate Tax Deduction for Executive Compensation

While an exception exists for certain arrangements in place as of November 2, 2017, only the first $1 million in compensation paid to our named executive officers generally is deductible. Although tax deductibility of compensation is advantageous, the primary objective of our compensation programs is meeting the compensation objectives set forth above.

Management Development and Compensation Committee Report

In accordance with its written charter adopted by the Board, the Management Development and Compensation Committee has oversight of compensation policies designed to align elected officers’ compensation with our overall business strategy, values and management initiatives. In discharging its oversight responsibility, the Committee has retained an independent compensation consultant to advise the Committee regarding market and general compensation trends.

The Committee has reviewed and discussed the Compensation Discussion and Analysis with our management, which has the responsibility for preparing the Compensation Discussion and Analysis. Based upon this review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2022.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Sherilyn S. McCoy, Chair Mae C. Jemison, M.D. S. Todd Maclin Christa S. Quarles Mark T. Smucker

2023 Proxy Statement	61

Compensation Discussion and Analysis Analysis of Compensation-Related Risks

Analysis of Compensation-Related Risks

The Committee, with the assistance of its independent consultant and Kimberly-Clark’s compensation consultant, has reviewed an assessment of our compensation programs for our employees, including our executive officers, to analyze the risks arising from our compensation systems.

Based on this assessment, the Committee believes that the design of our compensation programs, including our executive compensation program, does not encourage our executives or employees to take excessive risks and that the risks arising from these programs are not reasonably likely to have a material adverse effect on Kimberly-Clark.

Several factors contributed to the Committee’s conclusion, including:

The Committee believes Kimberly-Clark maintains a values-driven, ethics-based culture supported by a strong tone at the top.
The performance targets for annual cash incentive programs are selected to ensure that they are reasonably attainable in a manner consistent with our strategic objectives without encouraging executives or employees to take inappropriate risks.
An analysis by Kimberly-Clark’s consultant indicated that our compensation programs are consistent with those of our peer group.
The Committee believes the allocation among the components of direct annual compensation provides an appropriate balance between annual and long-term incentives and between fixed and performance-based compensation.
Annual cash incentives and long-term performance-based restricted share unit awards under our executive compensation program are capped at 200 percent of the target award, and all other material non-executive cash incentive programs are capped at reasonable levels, which the Committee believes protects against disproportionately large incentives.
The Committee believes the performance measures and the multi-year vesting features of the long-term equity incentive compensation component encourage participants to seek sustainable growth and value creation.
The Committee believes inclusion of share-based compensation through the long-term equity incentive compensation component encourages appropriate decision-making that is aligned with the long-term interests of stockholders.
Our stock ownership guidelines further align the interests of management and stockholders.

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Compensation Tables

Summary Compensation

The following table contains information concerning compensation awarded to, earned by, or paid to our named executive officers in the last three years. Additional information regarding the items reflected in each column appears below the table and on page 68.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary($)	Bonus($)(1)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	All Other Compensation($)	Total ($)
Michael D. Hsu Chairman of the Board and Chief Executive Officer	2022	1,416,250	—	7,500,024	3,142,697	2,121,273	375,317	14,555,561
	2021	1,356,250	—	6,976,205	1,742,254	1,439,886	494,567	12,009,162
	2020	1,287,500	—	5,999,975	2,295,620	3,383,739	498,486	13,465,320
Nelson Urdaneta(2) Senior Vice President and Chief Financial Officer	2022	547,421	250,000	2,899,954	691,398	587,147	138,104	5,114,024
Zackery Hicks(2) Chief Digital and Technology Officer	2022	432,540	1,100,000	4,150,067	749,830	398,570	32,873	6,863,880
Russell Torres Group President, K-C North America	2022	822,500	—	3,099,913	879,961	554,057	141,858	5,498,289
	2021	785,417	—	2,925,069	503,322	447,849	157,683	4,819,340
	2020	610,795	400,000	4,225,079	659,995	450,688	82,204	6,428,761
Jeffrey Melucci Chief Business Development and Legal Officer	2022	805,000	—	2,574,888	659,971	690,372	110,570	4,840,801
	2021	775,000	—	1,500,049	387,169	478,814	127,498	3,268,530
	2020	700,000	—	1,349,945	516,509	984,455	135,049	3,685,958
Maria Henry Former Senior Vice President and Chief Financial Officer	2022	655,108	—	2,699,962	1,131,379	613,333	106,526	5,206,308
	2021	863,750	—	2,635,491	658,184	579,121	149,263	4,885,809
	2020	827,500	—	2,549,940	975,646	1,235,396	182,403	5,770,885

(1)	Mr. Urdaneta and Mr. Hicks each received a cash signing bonus in 2022 and Mr. Torres received a cash signing bonus in 2020, and in each case as an incentive to join the company and to compensate the officer for compensation forfeited as his prior employer.
(2)	Mr. Urdaneta and Mr. Hicks were not named executive officers in 2020 or 2021. Therefore, no compensation information for these years appears in this table for these officers.

Salary. The amounts in this column represent base salary earned during the year.

Stock Awards and Option Awards. The amounts in these columns reflect the dollar value of restricted share unit awards and stock options, respectively, granted under our stockholder-approved Equity Plans.

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Compensation Tables

The restricted share unit awards either vest over time or are based on the achievement of performance-based standards.

The amounts for each year represent the grant date fair value of the awards, computed in accordance with ASC Topic 718. See Note 7 to our audited consolidated financial statements included in our Annual Report on Form 10-K for 2022 for the assumptions we used in valuing and expensing these restricted share units and stock option awards in accordance with ASC Topic 718.

For awards that are subject to performance conditions, the value is based on the probable outcome of the conditions at grant date. This value, as well as the value of the awards at the grant date assuming the highest level of performance conditions will be achieved and using the grant date stock price, is set forth below:

Name	Year	Stock Awards at Grant Date Value($)	Stock Awards at Highest Level of Performance Conditions($)
Michael D. Hsu	2022	7,500,024	15,000,048
	2021	6,976,205	13,952,410
	2020	5,999,975	11,999,950
Nelson Urdaneta	2022	1,649,979	3,299,958
Zackery Hicks	2022	2,250,051	4,500,102
Russell Torres	2022	2,099,970	4,199,940
	2021	1,925,018	3,850,036
	2020	1,725,049	3,450,098
Jeffrey Melucci	2022	1,574,945	3,149,890
	2021	1,500,049	3,000,098
	2020	1,349,945	2,699,890
Maria G. Henry	2022	2,699,962	5,399,924
	2021	2,635,491	5,270,982
	2020	2,549,940	5,099,880

Non-Equity Incentive Plan Compensation. The amounts in this column are the annual cash incentive payments described in “Compensation Discussion and Analysis.” These amounts were earned during the years indicated and were paid to our named executive officers in February of the following year.

Each of our named executive officers participates in the Supplemental 401(k) Plan, a non-qualified defined contribution plan. Earnings on this plan are not included in the Summary Compensation Table because the earnings were not above-market or preferential. See “Nonqualified Deferred Compensation” for a discussion of this plan and each named executive officer’s earnings under this plan in 2022.

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Compensation Tables

All Other Compensation. All other compensation consists of the following:

Name	Year	Perquisites($)(1)	Defined Contribution Plan Amounts($)(2)	Tax Gross-Ups($)(3)	Total($)(4)
Michael D. Hsu	2022	158,251	217,066	—	375,317
	2021	195,948	298,619	—	494,567
	2020	153,527	344,959	—	498,486
Nelson Urdaneta	2022	61,970	35,928	40,206	138,104
Zackery Hicks	2022	—	32,873	—	32,873
Russell Torres	2022	32,900	96,547	12,411	141,858
	2021	50,251	77,882	29,550	157,683
	2020	19,685	52,528	9,991	82,204
Jeffrey Melucci	2022	13,000	97,570	—	110,570
	2021	16,652	110,846	—	127,498
	2020	8,302	126,747	—	135,049
Maria G. Henry	2022	16,490	90,036	—	106,526
	2021	17,017	132,246	—	149,263
	2020	13,000	169,403	—	182,403

(1)	Perquisites. For a description of the perquisites we provide executive officers, and the reasons why, see “Compensation Discussion and Analysis – Benefits and Other Compensation – Other Compensation.” Perquisites for our named executive officers in 2022 included the following:

Name	Executive Financial Counseling Program($)	Personal Use of Corporate Aircraft($)	Security Services($)	Executive Health Screening Program($)	Relocation Expenses($)(a)	Total($)
Michael D. Hsu	—	118,497	39,754	—	—	158,251
Nelson Urdaneta	—	—	—	—	61,970	61,970
Zackery Hicks	—	—	—	—	—	—
Russell Torres	13,000	—	—	4,295	15,605	32,900
Jeffrey Melucci	13,000	—	—	—	—	13,000
Maria G. Henry	13,000	—	—	3,490	—	16,490

(a)	Amounts shown reflect expenses related to relocation assistance paid in 2022, (1) in the case of Mr. Urdaneta, in connection with his joining the company in 2022 and (2) in the case of Mr. Torres, in connection with his promotion to Group President, K-C North America in 2021. Mr. Urdaneta and Mr. Torres participated in our relocation program, a broad-based program in which all salaried employees are eligible to participate.

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Compensation Tables
(2)	Defined Contribution Plan Amounts. Matching contributions were made under the 401(k) Profit Sharing Plan and accrued under the Supplemental 401(k) Plan in 2022, 2021 and 2020 for all named executive officers, as applicable. A profit-sharing contribution was also made under the 401(k) Profit Sharing Plan and the Supplemental 401(k) Plan in early 2023, 2022 and 2021 with respect to our performance in 2022, 2021 and 2020, respectively, for the named executive officers as follows:

Name	Performance Year	Profit Sharing Contribution($)
Michael D. Hsu	2022	102,821
	2021	109,020
	2020	184,513
Nelson Urdaneta	2022	19,707
Zackery Hicks	2022	15,571
Russell Torres	2022	44,462
	2021	28,430
	2020	28,097
Jeffrey Melucci	2022	45,733
	2021	40,467
	2020	67,795
Maria G. Henry	2022	46,217
	2021	48,280
	2020	90,611

See “Nonqualified Deferred Compensation” for a discussion of these plans. The profit sharing contribution varies depending on our performance for the applicable year, contributing to fluctuations from year to year in the amounts in the All Other Compensation column.
(3)	Tax Gross Ups. The amounts shown for Mr. Urdaneta and Mr. Torres reflect tax reimbursement for moving and related expenses incurred in 2022, (1) in the case of Mr. Urdaneta, in connection with his joining the company in 2022 and (2) in the case of Mr. Torres, in connection with his joining the company in 2020 and also in connection with his promotion to Group President, K-C North America in 2021.
(4)	Certain Dividends. Dividend equivalents on unvested performance-based and time-vested restricted share units are accumulated and will be paid in additional shares after the restricted share units vest, based on the actual number of shares that vest. See “Outstanding Equity Awards” for information on these reinvested dividend equivalents.

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Grants of Plan-Based Awards

The following table sets forth plan-based awards granted to our named executive officers during 2022 on a grant-by-grant basis.

GRANTS OF PLAN-BASED AWARDS IN 2022

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)

Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Michael D. Hsu	Annual cash incentive award		—	2,502,500	4,879,875
	Performance-based RSU	2/28/2022				—	57,626	115,252				7,500,024
	Time-vested stock option	4/26/2022								143,699	139.18	3,142,697
Nelson Urdaneta	Annual cash incentive award		—	548,958	1,045,765
	Performance-based RSU	4/26/2022				—	11,855	23,710				1,649,979
	Time-vested stock option	4/26/2022								31,614	139.18	691,398
	Time-vested RSU	4/26/2022							8,981			1,249,976
Zackery Hicks	Annual cash incentive award		—	416,667	774,306
	Performance-based RSU	7/29/2022				—	17,073	34,146				2,250,051
	Time-vested stock option	7/29/2022								45,527	131.79	749,830
	Time-vested RSU	7/29/2022							14,417			1,900,016
Russell Torres	Annual cash incentive award		—	830,000	1,639,250
	Performance-based RSU	2/28/2022				—	16,135	32,270				2,099,970
	Time-vested RSU	2/28/2022							7,683			999,942
	Time-vested stock option	4/26/2022								40,236	139.18	879,961
Jeffrey Melucci	Annual cash incentive award		—	692,750	1,293,133
	Performance-based RSU	2/28/2022				—	12,101	24,202				1,574,945
	Time-vested RSU	2/28/2022							7,683			999,942
	Time-vested stock option	4/26/2022								30,177	139.18	659,971
Maria G. Henry	Annual cash incentive award		—	613,333	1,160,222
	Performance-based RSU	2/28/2022				—	20,745	41,490				2,699,962
	Time-vested stock option	4/26/2022								51,732	139.18	1,131,379

(1)

Represents the potential annual performance-based incentive cash payments each named executive officer could earn in 2022. These awards were granted under our Management Achievement Award Program, our annual cash incentive program for executive officers. Actual amounts earned in 2022 were based on the 2022 objectives established by the Management Development and Compensation Committee at its February 9, 2022 meeting. See “Compensation Discussion and Analysis – Executive Compensation for 2022 – Annual Cash Incentive Program.”

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At the time of the grant, the incentive payment could range from the threshold amount to the maximum amount depending on the extent to which the 2022 objectives were met. The target payouts for Mr. Urdaneta and Mr. Hicks were prorated based on their hire dates of April 18, 2022 and July 26, 2022, respectively. The target payout for Ms. Henry was prorated based on her retirement date of September 1, 2022. The actual amounts paid in 2023 based on the 2022 objectives are set forth in the Summary Compensation

Table under the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	Performance-based restricted share units granted under the 2022 Plan to our named executive officers on February 28, 2022, except for Mr. Urdaneta and Mr. Hicks, who joined the company in 2022 and received their grants on April 26, 2022 and July 29, 2022, respectively. The number of performance-based restricted share units granted in 2022 that will ultimately vest on the third anniversary of the grant date could range from the threshold number to the maximum number depending on the extent to which the average annual organic sales growth and average modified free cash flow performance objectives for those awards are met. See “Compensation Discussion and Analysis – Long-Term Equity Incentive Compensation – 2022 Grants.”
(3)	Time-vested restricted share units granted under the 2021 Plan to Mr. Urdaneta on April 26, 2022, to Mr. Hicks on July 29, 2022 and to each of Mr. Torres and Mr. Melucci on February 28, 2022.
(4)	Time-vested stock options granted under the 2021 Plan to our named executive officers on April 26, 2022, except for Mr. Hicks, who received his grant on July 29, 2022.
(5)	Grant date fair value is determined in accordance with ASC Topic 718 and, for performance-based restricted share units, is the value at grant date based on the probable outcome of the performance condition and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date, excluding the effect of estimated forfeitures. See Note 7 to our audited consolidated financial statements included in our Annual Report on Form 10-K for 2022 for the assumptions used in valuing and expensing these restricted share units and stock option awards in accordance with ASC Topic 718.

Discussion of Summary Compensation and Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards in 2022 table was paid or awarded, are described under “Compensation Discussion and Analysis.”

Other than the executive severance programs described below, none of our named executive officers has an employment agreement with us. See “Potential Payments on Termination or Change of Control.”

Executive officers may receive long-term equity incentive awards of stock options, restricted stock or restricted share units, or a combination of stock options, restricted stock and restricted share units under the 2021 Plan, which was approved by stockholders in 2021. Awards prior to April 2021 were made under the 2011 Plan, which was approved by stockholders in 2011. The Equity Plans provide the Committee with discretion to require performance-based standards to be met before awards vest. The Committee awarded time-vested restricted share units to Mr. Torres and Mr. Melucci in February for retention purposes and to drive future performance on key strategic initiatives, which units vest in full on the third anniversary of the grant date. The Committee also awarded time-vested restricted share units to Mr. Urdaneta and Mr. Hicks as an incentive to join the company and to replace certain compensation forfeited upon leaving their former employers. Mr. Urdaneta’s units vest in equal installments on the first and second anniversaries of the grant date. Mr.Hicks’ units vest in equal installments on the first, second and third anniversaries of the grant date. In 2022, each named executive officer received grants of stock options and performance-based restricted share units under the 2021 Plan.

For grants of stock options, the Equity Plans provide that the option price per share shall be no less than the closing price per share of our common stock at the grant date. The term of any option is no more than ten years from the grant date. Options granted in 2022 become exercisable in three annual installments of 30 percent, 30 percent and 40 percent, beginning on the first anniversary of the grant date; however, all of the options become exercisable for the earlier of three years or the remaining term of the options upon death or total and permanent disability, and for the earlier of five years or the remaining term of the options, upon retirement of the officer. In addition, options generally become exercisable upon a termination of employment following a change of control, and certain options granted to our named executive officers are subject to our Executive Severance Program. See “Potential Payments on Termination or Change of Control.” The officers may transfer the options to family members or certain entities in which family members have interests.

Performance-based restricted share unit awards granted in 2022 will vest on the third anniversary of the grant date in a range from zero to 200 percent of the target levels. Awards that vest, if any, are based on our average annual organic sales growth and average modified free cash flow performance during the three year performance period. As of February 8, 2023, the performance-based restricted share units granted in 2022 and 2021 were on pace to vest at the following levels: 160 percent for the 2022 award and 125 percent for the 2021 award. The Committee has determined that the 2020 award vested at 72 percent.

Dividend equivalents on unvested performance-based restricted share units equal to cash dividends on our common stock are accumulated and will be paid in additional shares after the performance-based restricted share units vest, based on the actual number of shares that vest, if any.

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Compensation Tables

Outstanding Equity Awards

The following table sets forth information concerning outstanding equity awards for our named executive officers as of December 31, 2022. Option awards were granted for ten-year terms, ending on the option expiration date set forth in the table. Stock awards were granted as indicated in the footnotes to the table.

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2022(1)

		Option Awards(2)				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Michael D. Hsu
	4/26/2022	—	143,699	139.18	4/26/2032
	2/28/2022							118,483	16,084,067
	4/29/2021	50,893	118,752	132.63	4/29/2031
	2/26/2021							111,795	15,176,171
	4/29/2020	86,355	57,571	138.96	4/29/2030
	2/28/2020							50,128	6,804,876
	5/1/2019	127,521	—	125.47	5/1/2029
	5/9/2018	92,179	—	103.06	5/9/2028
	4/25/2017	67,761	—	132.82	4/25/2027
	5/3/2016	52,525	—	126.13	5/3/2026
	4/29/2015	54,191	—	110.72	4/29/2025
	4/30/2014	46,508	—	107.51	4/30/2024
Nelson Urdaneta
	4/26/2022	—	31,614	139.18	4/26/2032
	4/26/2022							24,150	3,278,363
	4/26/2022					9,147	1,241,705
Zackery Hicks
	7/29/2022	—	45,527	131.79	7/29/2032
	7/29/2022							34,486	4,681,475
	7/29/2022					14,560	1,976,520
Russell Torres
	4/26/2022	—	40,236	139.18	4/26/2032
	2/28/2022							33,174	4,503,371
	2/28/2022					7,898	1,072,154

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		Option Awards(2)				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
	10/29/2021					8,002	1,086,272
	4/29/2021	14,702	34,307	132.63	4/29/2031
	4/29/2021							3,575	485,306
	2/26/2021							28,569	3,878,242
	4/29/2020	24,827	16,552	138.96	4/29/2030
	4/29/2020							13,494	1,831,811
	4/29/2020					6,518	884,819
Jeffrey Melucci
	4/26/2022	—	30,177	139.18	4/26/2032
	2/28/2022							24,880	3,377,460
	2/28/2022					7,898	1,072,154
	4/29/2021	11,309	26,390	132.63	4/29/2031
	2/26/2021							24,844	3,372,573
	4/29/2020	19,429	12,954	138.96	4/29/2030
	2/28/2020							11,278	1,530,989
	5/1/2019	10,202	—	125.47	5/1/2029
	4/25/2017	5,271	—	132.82	4/25/2027
Maria G. Henry
	4/26/2022	51,732	—	139.18	9/2/2027
	2/28/2022							42,653	5,790,145
	4/29/2021	64,088	—	132.63	9/2/2027
	2/26/2021							42,234	5,733,266
	4/29/2020	61,169	—	138.96	9/2/2027
	2/28/2020							21,304	2,892,018
	5/1/2019	51,008	—	125.47	9/2/2027
	5/9/2018	62,100	—	103.06	9/2/2027
	4/25/2017	53,644	—	132.82	4/25/2027
	5/3/2016	47,570	—	126.13	5/3/2026
	4/29/2015	49,675	—	110.72	4/29/2025

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(1)	The amounts shown reflect outstanding equity awards granted under the 2011 Plan (prior to April 2021) or the 2021 Plan. Under each plan, an executive officer may receive awards of stock options, restricted stock or restricted share units, or a combination of stock options, restricted stock and restricted share units.
(2)	Stock options become exercisable in three annual installments of 30 percent, 30 percent and 40 percent, beginning on the first anniversary of the grant date; however, all of the options become exercisable for three years upon death or total and permanent disability and for the earlier of five years or the remaining term of the options, upon retirement of the officer. In addition, options generally become exercisable upon a termination of employment following a change of control, and certain options granted to our named executive officers are subject to our Executive Severance Program. See “Potential Payments on Termination or Change of Control.” The officers may transfer the options to family members or certain entities in which family members have interests.
In connection with the Halyard Health spin-off on October 31, 2014 the numbers of stock options were increased and the exercise prices were decreased to maintain the fair value of outstanding options immediately before and after the spin-off. Specifically, for each stock option held by a Kimberly-Clark employee, officer, or director, the exercise price was divided by 1.044134 (the “Adjustment Ratio”) and the number of shares subject to the outstanding stock option was multiplied by the Adjustment Ratio, with fractional shares rounded down to the nearest whole share. No incremental fair value was generated as a result of the adjustments.
(3)	The Equity Plans provide that the option price per share shall be no less than the closing price per share of our common stock at grant date.
(4)	The amounts shown represent awards of time-vested restricted share units. Subject to accelerated vesting as described in “Potential Payments on Termination or Change of Control,” the time-vested restricted share unit awards granted (1) to Mr. Urdaneta vest in equal installments on the first and second anniversaries of the grant date, (2) to Mr. Hicks vest in equal installments on the first, second and third anniversaries of the grant date, (3) to Mr. Torres (a) in 2020 vest in equal installments on the first, second and third anniversaries of the grant date and (b) in 2021 and 2022 vest in full on the third anniversary of the grant date and (4) to Mr. Melucci vest in full on the third anniversary of the grant date. Dividend equivalents on these time-vested restricted share units equal to cash dividends on our Common Stock will be accumulated and paid in additional shares when the time-vested restricted share units vest. The units listed include dividend equivalents.
(5)	The values shown in this column are based on the closing price of our common stock on December 31, 2022 of $135.75 per share.
(6)	The amounts shown represent awards of performance-based restricted share units granted to our named executive officers in 2020, 2021 and 2022. Subject to accelerated vesting as described in “Potential Payments on Termination or Change of Control,” performance-based restricted share unit awards granted in 2020, 2021 and 2022 vest on the third anniversary of the grant date, in a range from zero to 200 percent of the target levels indicated based on the achievement of specific performance goals. Based on the current vesting pace of these awards, the amounts shown represent the target level for the 2020 grant and the maximum level for the 2021 and 2022 grants. See “Discussion of Summary Compensation and Plan-Based Awards Tables.” The units listed include equivalents on performance-based restricted share units granted to our named executive officers equal to cash dividends on our Common Stock based on the target level for the 2020 grant and the maximum level for the 2021 and 2022 grants.

Option Exercises and Stock Vested

The following table sets forth information concerning stock options exercised and stock awards vested during 2022 for our named executive officers.

OPTION EXERCISES AND STOCK VESTED IN 2022

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Michael D. Hsu	41,698	1,716,094	73,408	9,554,051
Nelson Urdaneta	—	—	—	—
Zackery Hicks	—	—	—	—
Russell Torres	—	—	6,400	888,571
Jeffrey Melucci	15,302	262,598	14,681	1,910,732
Maria G. Henry	—	—	36,423	4,740,440

(1)	The dollar amount reflects the total pre-tax value realized by our named executive officers (number of shares exercised times the difference between the fair market value on the exercise date and the exercise price). It is not the grant date fair value disclosed in other locations in this proxy statement. Value from these option exercises was only realized to the extent our stock price increased relative to the stock price at grant (the exercise price).
(2)	The dollar amount reflects the total pre-tax value received by our named executive officers upon the vesting of time-vested restricted share units or performance-based restricted share units (number of shares vested times the closing price of our common stock on the vesting date), including cash paid in lieu of fractional shares. It is not the grant date fair value disclosed in other locations in this proxy statement.

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Compensation Tables

Nonqualified Deferred Compensation

The following table sets forth information concerning the amount of contributions, earnings and balances for each named executive officer under our Supplemental 401(k) Plan.

2022 NONQUALIFIED DEFERRED COMPENSATION

Name	Company Contributions in 2022($)(1)	Aggregate Earnings in 2022($)(2)	Aggregate Balance at December 31, 2022($)(3)
Michael D. Hsu	192,986	(298,501)	1,740,257
Nelson Urdaneta	17,524	64	17,588
Zackery Hicks	8,793	(44)	8,749
Russell Torres	72,467	(16,856)	150,240
Jeffrey Melucci	73,490	(104,203)	589,539
Maria G. Henry	65,956	(151,246)	853,029
(1)	Contributions consist solely of amounts accrued by Kimberly-Clark under the Supplemental 401(k) Plan, including the profit-sharing contribution in February 2023 with respect to our performance in 2022. These amounts are included in the Summary Compensation Table and represent a portion of the Defined Contribution Plan Payments included in All Other Compensation.
(2)	The amounts in this column show the changes in the aggregate account balance for our named executive officers during 2022 that are not attributable to company contributions. Aggregate earnings are not included in the Summary Compensation Table because the earnings are not above-market or preferential.
(3)	Balance for the Supplemental 401(k) Plan includes the profit-sharing contribution made in early 2023 with respect to our performance in 2022, as well as the following aggregate amounts that were previously reported in the Summary Compensation Table for 2021 and 2020, combined: Mr. Hsu - $600,798, Mr. Urdaneta - $0, Mr. Hicks - $0, Mr. Torres - $87,635, Mr. Melucci - $194,813, Ms. Henry - $258,870. The information in this footnote is provided to clarify the extent to which the balances shown represent compensation reported in our prior proxy statements, rather than additional currently earned compensation.

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Overview of 401(k) Profit Sharing Plan and Supplemental 401(k) Plan.

	401(k) Profit Sharing Plan	Supplemental 401(k) Plan
Purpose	To assist employees in saving for retirement, as well as to provide a discretionary profit sharing contribution in which contributions will be based on our profit performance.	To provide benefits based on annual compensation that is not recognized under the 401(k) Profit Sharing Plan as a result of certain limitations imposed by the Internal Revenue Code on qualified defined contribution plans or, starting in 2023, as a result of deferrals made under the Voluntary Deferred Compensation Plan.
Eligible participants	Most U.S. employees.	Salaried employees whose compensation is not recognized under the 401(k) Profit Sharing Plan as a result of certain limitations imposed by the Internal Revenue Code or, starting in 2023, deferrals under the Voluntary Deferred Compensation Plan.
Is the plan qualified under the Internal Revenue Code?	Yes.	No.
Can employees make contributions?	Yes.	No.
Do we make contributions or match employee contributions?

We match 100% of employee contributions, to a yearly maximum of 4% of eligible compensation. In addition, we may make a discretionary profit sharing contribution of 0% to 8% of eligible compensation based on our profit performance.

Beginning in 2023, we are increasing the employee match yearly maximum from 4% to 5% of eligible compensation.

We provide credit based on compensation not recognized under the 401(k) Profit Sharing Plan as a result of certain Internal Revenue Code limits or, starting in 2023, as a result of deferrals under the Voluntary Deferred Compensation Plan.
When do account balances vest?	Account balances under these plans vest immediately.	Account balances under these plans vest immediately.
How are account balances invested?	Account balances are invested in certain designated investment options selected by the participant.	Account balances are credited with earnings and losses as if these account balances were invested in certain designated investment options selected by the participant.
When are account balances distributed?	Distributions of the participant’s vested account balance are only available after termination of employment. Loans, hardship and certain other withdrawals are allowed prior to termination of employment for certain vested amounts under the 401(k) Profit Sharing Plan.	Distributions of the participant’s vested account balance are payable after termination of employment in compliance with Section 409A of the Internal Revenue Code.

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Compensation Tables

While the Supplemental 401(k) Plan remains unfunded, in 1996 the Board amended a previously established trust and authorized us to make contributions to this trust in order to provide a source of funds to assist us in meeting our liabilities under our supplemental defined contribution plans.

Potential Payments on Termination or Change of Control

Our named executive officers are eligible to receive certain benefits in the event of termination of employment, including following a change of control. This section describes various termination scenarios as well as the payments and benefits payable under those scenarios.

Severance Benefits

We maintain two severance programs that cover our executive officers, depending on the circumstances that result in their termination. Those plans include the Executive Severance Program, which is applicable when an executive officer is terminated following a change of control, and the Severance Pay Plan, which is applicable in the event of certain other involuntary terminations. An executive officer may not receive severance payments under more than one of the programs described below.

Executive Severance Program. We have agreements under our Executive Severance Program with each named executive officer. The agreements provide that, in the event of a “Qualified Termination of Employment” (as described below), the participant will receive a cash payment in an amount equal to the sum of:

Two times the sum of annual base salary and the current target annual incentive award,
The value of any forfeited awards, based on the closing price of our common stock at the date of the participant’s separation from service, of restricted stock and time-vested restricted share units,
The value of the target number of any forfeited performance-based restricted share units multiplied by the average payout percentage for performance-based restricted share awards for the prior three years,
The value of the employer match and an assumed target level profit sharing contribution the named executive officer would have received if he or she had remained employed an additional two years under the 401(k) Profit Sharing Plan and Supplemental 401(k) Plan, and
the cost of two years of COBRA premiums for medical and dental coverage.

In addition, nonqualified stock options will vest and be exercisable within the earlier of five years from the participant’s termination or the remaining term of the option.

A “Qualified Termination of Employment” is a separation of service within two years following a change of control of Kimberly-Clark (as defined in the plan) either involuntarily without cause or by the participant with good reason. In addition, any involuntary separation of service without cause within one year before a change of control will also be determined to be a Qualified Termination of Employment if it is in connection with, or in anticipation of, a change of control.

The current agreements with our named executive officers expire on December 31, 2023, unless extended by the Committee.

These agreements reflect that the named executive officer is not entitled to a tax gross-up if the named executive officer incurs an excise tax due to the application of Section 280G of the Internal Revenue Code. Instead, payments and benefits payable to the named executive officer will be reduced to the extent doing so would result in the executive retaining a larger after-tax amount, taking into account the income, excise and other taxes imposed on the payments and benefits.

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Compensation Tables

The Board has determined the eligibility criteria for participation in the plan. Each named executive officer’s agreement under the Executive Severance Plan provides that the executive will retain in confidence any confidential information known to the executive concerning Kimberly-Clark and Kimberly-Clark’s business so long as such information is not publicly disclosed.

Severance Pay Plan. Our Severance Pay Plan generally provides eligible employees (including our named executive officers) severance payments and benefits in the event of certain involuntary terminations. Under the Severance Pay Plan, a named executive officer (employed for at least one year) whose employment is involuntarily terminated would receive, subject to the Committee’s discretion to modify the applicable amounts:

Two times the sum of annual base salary and the current target annual incentive award,
If the termination occurs after March 31, the pro-rated current year target annual incentive award,
An amount equal to the cost of six months of COBRA premiums for medical coverage, and
An amount equal to the cost of 12 months of outplacement services and three months of participation in our employee assistance program.

If the named executive officer’s employment is involuntarily terminated within the first 12 months of employment, the Severance Pay Plan provides that the named executive officer would receive three months’ base salary.

Severance pay under the Severance Pay Plan will not be paid to any participant who is terminated for cause (as defined under the plan), is terminated during a period in which the participant is not actively at work for more than 25 weeks (except to the extent otherwise required by law), voluntarily quits or retires, dies or is offered a comparable position (as defined under the plan).

A named executive officer must execute a full and final release of claims against us within a specified period of time following termination to receive severance benefits under our severance pay plans. Under the Severance Pay Plan, if the release has been timely executed, severance benefits are payable as a lump sum cash payment no later than 60 days following the participant’s termination date. Any current year annual incentive award that is payable under the Severance Pay Plan will be paid at the same time as it was payable under the Executive Officer Achievement Award Program, but no later than 60 days following the calendar year of the separation from service.

Equity Plans. In the event of a “Qualified Termination of Employment” (as described below) of a participant in the Equity Plans in connection with a change of control, all of the participant’s awards not subject to performance goals would become fully vested. Any awards subject to performance goals will vest at the average performance-based restricted share unit payout for awards for the three prior fiscal years. Unless otherwise governed by another applicable plan or agreement, such as the terms of the Executive Severance Program, options in this event would be exercisable for the lesser of three months or the remaining term of the option. If any amounts payable under the Equity Plans result in excise tax due to the application of Section 280G of the Internal Revenue Code, the Equity Plans provide that payments and benefits payable to the named executive officer will be reduced to the extent necessary so that no excise tax will be imposed if doing so would result in the executive retaining a larger after-tax amount, taking into account the income, excise and other taxes imposed on the payments and benefits. A “Qualified Termination of Employment” is a termination of the participant’s employment within two years following a change of control of Kimberly-Clark (as defined in the Equity Plans), unless the termination is by reason of death or disability or unless the termination is by Kimberly-Clark for cause or by the participant without good reason.

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Compensation Tables

The Equity Plans provide that, if pending a change of control, the Committee determines that Kimberly-Clark common stock will cease to exist without an adequate replacement security that preserves the economic rights and positions of the participants in the Equity Plans (for example, as a result of the failure of the acquiring company to assume outstanding grants), then all options and stock appreciation rights will become exercisable, in a manner deemed fair and equitable by the Committee, immediately prior to the consummation of the change of control. In addition, the restrictions on all restricted stock will lapse and all restricted share units, performance awards and other stock-based awards will vest immediately prior to the consummation of the change of control and will be settled upon the change of control in cash equal to the fair market value of the restricted share units, performance awards and other stock-based awards at the time of the change of control.

In the event of a termination of employment of a participant in the Equity Plans, other than a Qualified Termination of Employment, death, total and permanent disability or retirement of the participant, the participant will forfeit all unvested restricted stock and restricted share units, and any vested stock options held by the participant will be exercisable for the lesser of three months or the remaining term of the option.

Retirement, Death and Disability

Retirement. In the event of retirement (separation from service on or after age 55), our named executive officers are entitled to receive:

Their account balance, if any, under our Deferred Compensation Plan,
Their account balance under the Supplemental 401(k) Plan,
Their account balance under the 401(k) Profit Sharing Plan,
Accelerated vesting of unvested stock options, and the options will be exercisable until the earlier of five years or the remaining term of the options,
For units outstanding more than six months after the date of grant, performance-based restricted share units will be payable based on attainment of the performance goal at the end of the restricted period,
For units outstanding more than six months after the date of grant, time-vested restricted share units received in the regular, annual award process (but not special awards) will be payable in full,
Annual incentive award payment under the Management Achievement Award Program as determined by the Committee in its discretion,
For participants with at least fifteen years of vesting service and who joined Kimberly-Clark before January 1, 2004, retiree medical credits based on number of years of vesting service (up to a maximum of $104,500 in credits), and
For participants with at least fifteen years of vesting service, continuing coverage under Kimberly-Clark’s group life insurance plan.

Death. In the event of death while an active employee, the following benefits are payable:

Their account balance, if any, under our Deferred Compensation Plan,
Their account balance under the Supplemental 401(k) Plan,
Their account balance under the 401(k) Profit Sharing Plan,
Accelerated vesting of unvested stock options, and the options will be exercisable until the earlier of three years or the remaining term of the options,

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Compensation Tables

Time-vested restricted share units will be vested pro rata, based on the number of full months of employment during the restricted period prior to the participant’s termination of employment, payable within 70 days following the end of the restricted period,
For units outstanding more than six months after the date of grant, performance-based restricted share units will be vested pro rata, based on attainment of the performance goal at the end of the restricted period, payable within 70 days following the end of the restricted period,
Annual incentive award payment under the Management Achievement Award Program as determined by the Committee in its discretion, and
Payment of benefits under Kimberly-Clark’s group life insurance plan (which is available to all salaried employees in the U.S.) equal to two times the participant’s annual pay, up to $2 million (plus any additional coverage of three, four, five or six times the participant’s annual pay, in increments of up to $1 million each, purchased by the participant at group rates). Benefits provided by Kimberly-Clark and employee-purchased benefits cannot exceed $6 million.

Disability. In the event of a separation of service due to a total and permanent disability, as defined in the applicable plan, our named executive officers are entitled to receive:

Their account balance, if any, under our Deferred Compensation Plan,
Accelerated vesting of unvested stock options, and the options will be exercisable until the earlier of three years or the remaining term of the options,
Time-vested restricted share units will be vested pro rata, based on the number of full months of employment during the restricted period prior to the participant’s termination of employment, payable within 70 days following the end of the restricted period,
For units outstanding more than six months after the date of grant, performance-based restricted share units will be vested pro rata, based on attainment of the performance goal at the end of the restricted period, payable within 70 days following the end of the restricted period,
Annual incentive award payment under the Management Achievement Award Program as determined by the Committee in its discretion,
Continuing coverage under Kimberly-Clark’s group life insurance plan (available to all U.S. salaried employees), with no requirement to make monthly contributions toward coverage during disability, and
Payment of benefits under Kimberly-Clark’s Long-Term Disability Plan (available to all U.S. salaried employees). Long-term disability under the plan would provide income protection of monthly base pay, ranging from a minimum monthly benefit of $50 to a maximum monthly benefit of $20,000. Benefits are reduced by the amount of any other Kimberly-Clark or government-provided income benefits received (but will not be lower than the minimum monthly benefit). Beginning in 2023 we will provide our executive officers with long-term disability coverage in excess of the limit provided under our group long-term disability plan up to a maximum of $40,000 per month.

2023 Proxy Statement	77

Compensation Tables

Potential Payments on Termination or Change of Control Table

The following table presents the approximate value of (i) the severance benefits for our named executive officers under the Executive Severance Program had a Qualified Termination of Employment under the participant agreement occurred on December 31, 2022; (ii) the severance benefits for our named executive officers under the Severance Pay Plan if an involuntary termination had occurred on December 31, 2022; (iii) the benefits that would have been payable on the death of our named executive officers on December 31, 2022; (iv) the benefits that would have been payable on the total and permanent disability of our named executive officers on December 31, 2022; and (v) the potential payments to Mr. Hsu and Mr. Hicks if they had retired on December 31, 2022. If applicable, amounts in the table were calculated using the closing price of our common stock on December 31, 2022 of $135.75 per share.

The termination benefits provided to our executive officers upon their voluntary termination of employment do not discriminate in scope, terms or operation in favor of our executive officers compared to the benefits offered to all salaried employees, so those benefits are not included in the table below. Of our current named executive officers, only Mr. Hsu and Mr. Hicks were eligible to retire as of December 31, 2022; thus, potential payments assuming retirement on that date are not included for the other named executive officers.

The amounts presented in the table are in addition to amounts each named executive officer earned or accrued prior to termination, such as the officer’s balances under our Deferred Compensation Plan, accrued retirement benefits, previously vested benefits under our qualified and non-qualified plans, previously vested options, restricted stock and restricted share units and accrued salary and vacation. For information about these previously earned and accrued amounts, see “Summary Compensation,” “Outstanding Equity Awards,” “Option Exercises and Stock Vested,” and “Nonqualified Deferred Compensation.”

Because Ms. Henry retired on September 1, 2022, she is discussed below under “Departure of Former Named Executive Officer.”

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Compensation Tables

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE OF CONTROL TABLE

Name	Cash Payment($)		Equity with Accelerated Vesting($)		Additional Retirement Benefits($)		Continued Benefits and Other Amounts($)		Total($)
Michael D. Hsu
Qualified Termination of Employment	9,986,273	(1)	22,207,338	(2)	629,200	(3)	31,670	(4)	32,854,481
Involuntary Termination(5)	10,367,500		—		—		14,016	(6)	10,381,516
Death	4,121,273	(7)	20,539,542	(8)	—		—		24,660,815
Disability	2,121,273	(7)	20,539,542	(8)	—		—	(9)	22,660,815
Retirement	2,121,273	(1)	38,435,783		—		—	(10)	40,557,056
Nelson Urdaneta
Qualified Termination of Employment	3,687,147	(1)	2,837,353	(2)	248,000	(3)	48,930	(4)	6,821,430
Involuntary Termination(5)	742,708		—		—		18,054	(6)	760,762
Death	3,137,147	(7)	1,142,492	(8)	—		—		4,279,639
Disability	587,147	(7)	1,142,492	(8)	—		—	(9)	1,729,639
Zackery Hicks
Qualified Termination of Employment	4,398,570	(1)	4,435,296	(2)	320,000	(3)	—		9,153,866
Involuntary Termination(5)	666,667		—		—		6,654	(6)	673,321
Death	2,398,570	(7)	454,820	(8)	—		—		2,853,390
Disability	398,570	(7)	454,820	(8)	—		—	(9)	853,390
Retirement	398,570	(1)	180,287		—		—	(10)	578,857
Russell Torres
Qualified Termination of Employment	3,874,057	(1)	9,249,015	(2)	265,600	(3)	48,930	(4)	13,437,602
Involuntary Termination(5)	4,150,000		—		—		18,054	(6)	4,168,054
Death	2,154,057	(7)	7,133,069	(8)	—		—		9,287,126
Disability	554,057	(7)	7,133,069	(8)	—		—	(9)	7,687,126
Jeffrey Melucci
Qualified Termination of Employment	3,705,872	(1)	5,929,836	(2)	241,240	(3)	48,930	(4)	9,925,878
Involuntary Termination(5)	3,708,250		—		—		18,054	(6)	3,726,304
Death	5,340,372	(7)	4,825,398	(8)	—		—		10,165,770
Disability	690,372	(7)	4,825,398	(8)	—		—	(9)	5,515,770

(1)	Assumes the Committee would approve full payment under the Management Achievement Award Program for 2022; actual amount that would be paid is determined by the Committee in its discretion.
(2)	Assumes vesting of unvested performance-based restricted share units at the average payout percentage for for the prior three years. See “Outstanding Equity Awards.” In addition, under the terms of the Equity Plans, if the Committee were to determine that, pending a change of control, our common stock would cease to exist without an adequate replacement security, the payment of this amount would not be contingent upon the Qualified Termination of Employment of the named executive officer. This provision also applies to grants under the Equity Plans to employees other than our named executive officers.
(3)	Includes the value of two additional years of employer contributions under the 401(k) Profit Sharing Plan and the Supplemental 401(k) Plan, pursuant to the terms of the Executive Severance Plan.
(4)	Includes an amount equal to 24 months of COBRA medical and dental coverage.
(5)	Benefits payable under the Severance Pay Plan. For Mr. Hsu and Mr. Hicks, does not include accelerated equity vesting that occurred when they became retirement eligible at age 55. See the benefits payable for these officers for retirement for the amount of this accelerated equity vesting.
(6)	Includes an amount equal to six months of COBRA medical coverage under each executive’s specific health insurance plan, three months of Employee Assistance Program, and outplacement services valued at $6,650.
(7)	For death, includes the payment of benefits under Kimberly-Clark’s group life insurance plan (which is available to all U.S. salaried employees). For death and disability, assumes the Committee would approve full payment under the Management Achievement Award Program for 2022; actual amount that would be paid is determined by the Committee in its discretion. For disability, does not include benefits payable under Kimberly-Clark’s Long-Term Disability Plan (which is available to all U.S. salaried employees), the value of which would be dependent on the life span of the named executive officer and the value of any Kimberly-Clark or government-provided income benefits received.
(8)	Assumes pro rata vesting of unvested performance-based restricted share units at the target level for the 2020 grant and the maximum level for the 2021 and 2022 grants. See “Outstanding Equity Awards.”
(9)	Our named executive officers would be eligible for continuing coverage under Kimberly-Clark’s group life insurance plan assuming total and permanent disability on December 31, 2022, which benefit does not discriminate in scope, terms or operation in favor of our named executive officers compared to the benefits offered to all U.S. salaried employees and is therefore not included in the table.

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Compensation Tables

(10)	Mr. Hsu and Mr. Hicks would be eligible for continuing coverage under Kimberly-Clark’s group life insurance plan assuming retirement on December 31, 2022, which benefit does not discriminate in scope, terms or operation in favor of our executive officers compared to the benefits offered to all U.S. salaried employees and is therefore not included in the table.

Departure of Former Named Executive Officer

Ms. Henry retired on September 1, 2022. For her retirement, Ms. Henry received our standard benefits for retirement-eligible employees under our compensation plans. Because Ms. Henry’s departure was a retirement, she did not receive benefits under our Severance Pay Plan. Ms. Henry received a prorated payout for 2022 under our annual cash incentive program which is shown in the Summary Compensation Table above. Because Ms. Henry is over age 55, under the terms of the Equity Plans, her unvested stock options vested on the date of her departure and will be exercisable until the earlier of five years or the remaining term of the options, and her unvested performance-based restricted share units will be payable in full based on attainment of the performance goal at the end of the restricted period. The value of the unvested stock options and performance-based restricted share units was $8,262,357 at the time of Ms. Henry’s retirement (assuming that all performance-based restricted share units vest at the target level). Ms. Henry did not receive any additional retirement benefits or other benefits upon her retirement.

Equity Compensation Plan Information

The following table gives information about Kimberly-Clark’s common stock that may be issued upon the exercise of options, warrants, and rights under all of Kimberly-Clark’s equity compensation plans as of December 31, 2022.

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (in millions) (a)	Weighted average exercise price of outstanding options, warrants, and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (in millions) (c)
Equity compensation plans approved by stockholders(1)	7.4(2)	$126.81	9.5
(1)	Includes (a) the stockholder-approved 2021 Plan, effective April 29, 2021, (b) the stockholder-approved 2011 Plan, which effective April 21, 2011 amended and restated the stockholder-approved 2001 Equity Participation Plan, (c) the stockholder-approved 2021 Outside Directors’ Compensation Plan, effective April 29, 2021 and (d) the stockholder-approved 2011 Outside Directors’ Compensation Plan, which effective April 21, 2011 amended and restated the Outside Directors’ Compensation Plan.
(2)	Includes 1.5 million and 0.7 million restricted share units, granted under the 2021 Plan and the 2011 Plan, respectively (including shares that may be issued pursuant to outstanding performance-based restricted share units, assuming the target award is met; actual shares issued may vary, depending on actual performance). Upon vesting, a share of Kimberly-Clark common stock is issued for each restricted share unit. Column (b) does not take these awards into account because they do not have an exercise price. Also includes 0.2 million restricted share units granted under the 2021 Outside Directors’ Compensation Plan and the 2011 Outside Directors’ Compensation Plan. Upon retirement from or any other termination of service from the Board, a share of Kimberly-Clark common stock is issued for each restricted share unit. Column (b) does not take these awards into account because they do not have an exercise price.

80	2023 Proxy Statement

Proposal 4.
Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

This proposal gives stockholders the opportunity to indicate how frequently we should seek an advisory vote on our executive compensation, such as Proposal 3 above. By voting on this Proposal 4, stockholders can indicate whether they would prefer an advisory vote on executive compensation every one, two, or three years.

In 2017, stockholders voted to adopt the recommendation of our Board to vote on the say-on-pay proposal every year at our annual meeting. As a result, we have submitted our say-on-pay proposal to our stockholders at each annual meeting since 2017. As required by SEC rule, this year we are resubmitting a proposal on the frequency.

After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for Kimberly-Clark, and therefore our Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with their direct input on our compensation objectives, policies and practices as disclosed in the proxy statement every year.

The option that receives the highest number of votes cast will be considered the frequency recommended by stockholders. However, because this vote is advisory and not binding on our Board or Kimberly-Clark, our Board may decide that it is in the best interests of our stockholders and Kimberly-Clark to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

The Board of Directors unanimously recommends a vote for the option of every ONE YEAR as the frequency with which stockholders are provided an advisory vote on the compensation of our named executive officers.

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Other Information

Security Ownership Information	The following table shows the number of shares of our common stock beneficially owned as of December 31, 2022, by each director and nominee, by each named executive officer, and by all directors, nominees and executive officers as a group.

Name	Number of Shares(1)(2)(3)(4)		Percent of Class
Sylvia M. Burwell	1,006		*
John W. Culver	3,288		*
Robert W. Decherd	104,912	(5)	*
Maria G. Henry	544,870	(6)	*
Zackery Hicks	31,804	(6)	*
Michael D. Hsu	854,785	(6)(7)	*
Mae C. Jemison, M.D.	52,138		*
S. Todd Maclin	7,278		*
Deirdre A. Mahlan	1,814		*
Sherilyn S. McCoy	6,774		*
Jeffrey Melucci	141,083	(6)	*
Christa S. Quarles	10,610		*
Jaime A. Ramirez	1,789		*
Dunia A. Shive	5,625		*
Mark T. Smucker	4,719		*
Russell Torres	115,112	(6)	*
Nelson Urdaneta	22,223	(6)	*
Michael D. White	15,124		*
All directors, nominees and executive officers as a group (27 persons)	2,252,723	(6)(8)	*

*      Each director, nominee, named executive officer and the directors, nominees and executive officers as a group, owns less than one percent of the outstanding shares of our common stock.

(1)   Except as otherwise noted, the directors, nominees and named executive officers, and the directors, nominees and executive officers as a group, have sole voting and investment power with respect to the shares listed.

(2)   As of the date of this proxy statement, none of the executive officers or directors has pledged any shares of our common stock.

(3)   Share amounts include unvested restricted share units granted to the following named executive officers under the Equity Plans as indicated below. Amounts representing performance-based restricted share units in the table below represent target levels for these awards. See “Compensation Tables – Outstanding Equity Awards” for additional information regarding these grants.

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Other Information Security Ownership Information

Name	Time-Vested Restricted Share Units(#)	Performance-Based Restricted Share Units(#)
Maria G. Henry	—	63,748
Zackery Hicks	14,561	17,243
Michael D. Hsu	—	165,268
Jeffrey Melucci	7,898	36,141
Russell Torres	22,420	46,155
Nelson Urdaneta	9,148	12,075

(4)   For each director who is not an officer or employee of Kimberly-Clark, share amounts include restricted share units and shares of restricted stock granted under our Outside Directors’ Compensation Plan. These awards are restricted and may not be transferred or sold until the Outside Director retires from or otherwise terminates service on the Board. See footnote 4 to the 2022 Outside Director Compensation table for the number of shares of restricted stock and restricted share units that the Outside Directors had outstanding as of December 31, 2022.

(5)   Voting and investment power with respect to 45,444 of the shares is shared with Mr. Decherd’s spouse.

(6)   Includes shares of common stock held by the trustee of the 401(k) Profit Sharing Plan for the benefit of, and that are attributable to, the accounts in the plans of, the named executive officers. Also includes the following shares which could be acquired within 60 days of December 31, 2022 by:

Name	Number of Shares That Could be Acquired Within 60 Days of December 31, 2022
Maria G. Henry	440,986
Zackery Hicks	—
Michael D. Hsu	577,933
Jeffrey Melucci	69,418
Russell Torres	39,529
Nelson Urdaneta	—
All directors, nominees and executive officers as a group (27 persons)	1,236,080

(7)   Includes 21,991 shares held by a family trust for the benefit of Mr. Hsu’s spouse and certain other relatives. Mr. Hsu’s spouse is trustee of the trust. Mr. Hsu shares voting control over the shares held by the trust.

(8)   Voting and investment power with respect to 67,435 of the shares is shared.

Our Corporate Governance Policies provide that, within three years of joining the Board, all Outside Directors should own an amount of our common stock or share units at least equal in value to three times the annual Board cash compensation. For the purpose of these stock ownership guidelines, a director is deemed to own beneficially-owned shares, as well as restricted stock and restricted share units (whether or not any applicable restrictions have lapsed), but not stock options (whether vested or unvested). As of December 31, 2022, each Outside Director has met the specified ownership level or is still within three years of joining the Board.

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Other Information Transactions With Related Persons

The following table sets forth the information, as of December 31, 2022, regarding persons or groups known to us to be beneficial owners of more than five percent of our common stock.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding
The Vanguard Group Inc.(1) 100 Vanguard Boulevard Malvern, PA 19355	29,578,773	8.8%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	28,576,097	8.5%
State Street Corporation(3) State Street Financial Center One Lincoln Street Boston, MA 02111	19,273,164	5.7%

(1)   The address, number and percentage of shares of our common stock beneficially owned by The Vanguard Group Inc. (“Vanguard”) are based on the Schedule 13G/A filed by Vanguard with the SEC on February 9, 2023. According to the filing, Vanguard had sole dispositive power with respect to 28,129,275 shares, shared dispositive power with respect to 1,449,498 shares and shared voting power with respect to 491,760 shares, and did not have sole voting power as to any shares.

(2)   The address, number and percentage of shares of our common stock beneficially owned by BlackRock, Inc. (“BlackRock”) are based on the Schedule 13G/A filed by BlackRock with the SEC on February 7, 2023. According to the filing, BlackRock had sole voting power with respect to 26,020,520 shares, sole dispositive power with respect to 28,576,097 shares, and did not have shared voting or dispositive power as to any shares.

(3)   The address, number and percentage of shares of our common stock beneficially owned by State Street Corporation (“State Street”) are based on the Schedule 13G filed by State Street with the SEC on February 6, 2023. According to the filing, State Street had shared voting power with respect to 16,895,873 shares, shared dispositive power with respect to 19,252,965 shares and did not have sole voting or dispositive power as to any shares.

Transactions With Related Persons

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions. The Board has adopted procedures for reviewing any transactions between the company and certain “related persons” that involve amounts above certain thresholds. The SEC requires that our proxy statement disclose these “related person transactions.” A related person is defined under the SEC’s rules and includes our directors, director nominees, executive officers and five percent stockholders.

The Board’s procedures provide that:

  The Nominating and Corporate Governance Committee is best suited to review, approve and ratify related person transactions involving any director, nominee for director, any five percent stockholder, or any of their immediate family members or related firms, and

  The Audit Committee is best suited to review, approve and ratify related person transactions involving executive officers (or their immediate family members or related firms), other than any executive officer that is also a Board member.

  Either Committee may, in its sole discretion, refer its consideration of related person transactions to the full Board.

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Other Information Pay Versus Performance

Each director, director nominee and executive officer is required to promptly provide written notification of any material interest that he or she (or an immediate family member) has or will have in a transaction with Kimberly-Clark. Based on a review of the transaction, a determination will be made as to whether the transaction constitutes a related person transaction under the SEC’s rules. As appropriate, the Nominating and Corporate Governance Committee or the Audit Committee will then review the terms and substance of the transaction to determine whether to ratify or approve the related person transaction.

In determining whether the transaction is consistent with Kimberly-Clark’s best interest, the Nominating and Corporate Governance Committee or the Audit Committee may consider any factors deemed relevant or appropriate, including:

  Whether the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party;

  Whether the transaction constitutes a conflict of interest under our Code of Conduct, the nature, size or degree of any conflict, and whether mitigation of the conflict is feasible;

  The impact of the transaction on a director’s independence; and

  Whether steps have been taken to ensure fairness to Kimberly-Clark.

Related Person Transactions. Based on the company’s review of its transactions, there were no transactions considered to be a related person transaction since the beginning of 2022.

Pay Versus
Performance						Value of Initial Fixed $100 Investment Based on:

	Year	Summary Compensation Table Total ($)	Compensation Actually Paid to CEO ($)	Average Summary Compensation Table Total for Non-CEO NEOs ($)	Average Compensation Actually Paid to Non-CEO NEOs ($)	KMB TSR ($)	S&P 500 Consumer Staples Index TSR ($)	Net Income ($ Millions)	Annual Organic Sales Growth %
	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
	2022	14,555,561	23,441,071	5,504,660	7,301,881	108.96	130.57	1,934	7.2%
	2021	12,009,162	3,318,480	4,589,273	2,631,289	110.71	131.38	1,814	(1.0)%
	2020	13,465,320	21,472,501	5,323,497	7,005,404	100.95	110.75	2,352	5.8%

Column (b). Reflects compensation amounts reported in the “Summary Compensation Table” for our CEO, Mike Hsu, for the respective years shown.

Column (c). “Compensation actually paid” to our CEO in each of 2022, 2021 and 2020 reflects the respective amounts set forth in column (b) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules. For awards with dividend rights, these amounts are paid in company shares once the underlying award vests, and are incorporated as applicable in the table below. The dollar amounts reflected in column (b) of the table above do not reflect the actual amount of compensation earned by or paid to our CEO during the applicable year. For information regarding the decisions made by our Management Development and Compensation Committee in regards to the CEO’s compensation for each fiscal year, please see the Compensation Discussion & Analysis sections of the proxy statements reporting pay for the fiscal years covered in the table above.

2023 Proxy Statement	85

Other Information Pay Versus Performance

Year	2020	2021	2022
CEO	M. Hsu	M. Hsu	M. Hsu
SCT Total Compensation ($)	13,465,320	12,009,162	14,555,561
Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	(8,295,595)	(8,718,459)	(10,642,721)
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year ($)	11,826,913	8,382,943	14,718,722
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	4,214,127	(8,419,164)	3,903,231
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year ($)	261,736	63,998	906,277
Less: Fair Value of Stock and Option Awards Forfeited during the Covered Year ($)	—	—	—
Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	—	—	—
Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	—	—	—
Compensation Actually Paid ($)	21,472,501	3,318,480	23,441,071

Equity Valuations: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. Performance-based restricted share unit grant date fair values are calculated using the stock price as of date of grant assuming target performance. Adjustments have been made using the stock price and performance accrual modifier as of year end and as of the date of vest. Time-vested restricted share unit grant date fair values are calculated using the stock price as of date of grant. Adjustments have been made using the stock price as of year end and as of each date of vest.

Column (d). The following non-CEO named executive officers are included in the average figures shown:

2020: Maria Henry, Russell Torres, Kimberly Underhill, Sandi Karrmann, Achal Agarwal

2021: Maria Henry, Russell Torres, Kimberly Underhill, Jeffrey Melucci, Gonzalo Uribe

2022: Maria Henry, Russell Torres, Jeffrey Melucci, Zack Hicks, Nelson Urdaneta

Column (e). Average “compensation actually paid” for our non-CEO NEOs in each of 2022, 2021 and 2020 reflects the respective amounts set forth in column (d) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules. For awards with dividend rights, these amounts are paid in company shares once the underlying award vests, and are incorporated as applicable in the table below. The dollar amounts reflected in column (d) of the table above do not reflect the actual amount of compensation earned by or paid to our non-CEO NEOs during the applicable year. For information regarding the decisions made by our Management Development and Compensation Committee in regards to the non-CEO NEOs’ compensation for each fiscal year, please see the Compensation Discussion and Analysis sections of the proxy statements reporting pay for the fiscal years covered in the table above.

86	2023 Proxy Statement

Other Information Pay Versus Performance

Year	2020 Average	2021 Average	2022 Average
Non-CEO NEOs	See Column (d) note	See Column (d) note	See Column (d) note
SCT Total Compensation ($)	5,323,497	4,589,273	5,504,660
Less: Stock and Option Award Values Reported in SCT for the Covered Year ($)	(3,158,001)	(2,620,119)	(3,907,465)
Plus: Fair Value for Stock and Option Awards Granted in the Covered Year ($)	3,930,637	2,449,067	4,993,684
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years ($)	867,189	(1,945,987)	581,290
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year ($)	68,546	159,055	129,711
Less: Fair Value of Stock and Option Awards Forfeited during the Covered Year ($)	—	—	—
Less: Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans ($)	(26,465)	—	—
Plus: Aggregate Service Cost and Prior Service Cost for Pension Plans ($)	—	—	—
Compensation Actually Paid ($)	7,005,404	2,631,289	7,301,881

Equity Valuations: Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of date of grant. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (i.e., term, volatility, dividend yield, risk free rates) as of the measurement date. Performance-based restricted share unit grant date fair values are calculated using the stock price as of date of grant assuming target performance. Adjustments have been made using the stock price and performance accrual modifier as of year end and as of the date of vest. Time-based restricted share unit grant date fair values are calculated using the stock price as of date of grant. Adjustments have been made using the stock price as of year end and as of each date of vest. The aggregate change in actuarial present value of accumulated benefit under pension plans reflects the amount reported for the applicable year in the Summary Compensation Table.

Column (f). For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of Kimberly-Clark for the measurement periods ending on December 31 of each of 2022, 2021 and 2020, respectively.

Column (g). For the relevant fiscal year, represents the cumulative TSR of the S&P 500 Consumer Staples Index ("Peer Group TSR") for the measurement periods ending on December 31 of each of 2022, 2021 and 2020, respectively.

Column (h). Reflects “Net Income” in the company’s Consolidated Income Statements included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2022, 2021 and 2020.

Column (i). Company-selected Measure is annual organic sales growth which is described below.

2023 Proxy Statement	87

Other Information Pay Versus Performance

Relationship between Pay and Performance. Below are graphs showing the relationship of “compensation actually paid” to our Chief Executive Officer and other named executive officers in 2020, 2021 and 2022 to (1) TSR of both Kimberly-Clark and the S&P 500 Consumer Staples Index, (2) Kimberly-Clark’s net income and (3) Kimberly-Clark’s organic sales growth.

“Compensation actually paid” (“CAP”), as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals (as reflected in the significant decrease to 2021 CAP). For a discussion of how our Management Development and Compensation Committee assessed Kimberly-Clark’s performance and our named executive officers’ pay each year, see “Compensation Discussion and Analysis” in this proxy statement and in the proxy statements for 2020 and 2021.

Compensation Actually Paid vs. KMB and Peer Group TSR	Compensation Actually Paid vs. KMB Net Income

Compensation Actually Paid vs. KMB Annual Organic Sales Growth %

Listed below are the financial and non-financial performance measures which in our assessment represent the most important financial performance measures we use to link compensation actually paid to our named executive officers, for 2022, to company performance.

88	2023 Proxy Statement

Other Information CEO Pay Ratio Disclosure

Measure	Nature	Explanation
Organic sales growth	Financial measure	Sales growth generated from within the company and excluding the impact of currency changes, business exits and acquisition/divestiture activity.
Modified free cash flow	Financial measure	A non-GAAP financial measure that consists of diluted net income per share that is then adjusted to eliminate the effect of items or events that the Committee determines in its discretion should be excluded for compensation purposes.
Net sales	Financial measure	Net sales for 2022.
Adjusted EPS	Financial measure	A non-GAAP financial measure that consists of diluted net income per share that is then adjusted to eliminate the effect of items or events that the Committee determines in its discretion should be excluded for compensation purposes.
Brand equity and market performance	Non-financial measure	Increasing market share in select markets.
Inclusion, equity and diversity	Non-financial measure	Making progress on goals for women in senior roles globally and ethnic minorities in senior roles in the United States.

CEO Pay Ratio Disclosure

In accordance with the Dodd-Frank Act and applicable SEC rules, we are providing the following information about the relationship of our CEO’s compensation to the compensation of all our employees. For 2022:

  the total compensation of our median employee was $42,734

  the total compensation of our CEO, as reported in the Summary Compensation Table, was $14,555,561 the ratio of our CEO’s total compensation to the median employee total compensation was 341 to 1

As permitted by SEC rules, we used the same median employee that was identified in the preparation of our pay ratio disclosure in 2021 because we believe there has been no change in our employee population or compensation arrangements that would result in a significant change to our pay ratio disclosure. Further, there has been no change in the circumstances of the employee identified as the median employee in 2021.

To identify our median employee, we compared the base salary, overtime, shift-differential, call-in and other statutory pay (e.g., 13-month bonus for certain Latin American employees) of our employees based on 10-month trailing payroll data as of October 31, 2021. At that date, we had 45,127 employees, of which 11,159 were U.S. employees and 33,968 were non-U.S. employees. We excluded 1,988 employees based in Mexico as permitted by SEC rules under a de minimis exemption. The number of excluded employees under the exemption represented less than 5.0 percent of our population. As a result of the exclusion, the “considered population” for identifying the median employee was 43,139. We did not make any cost-of-living adjustments.

Similar to our CEO, each of our employees enjoys a comprehensive compensation, benefit and company and/or state-sponsored retirement package that we determine by benchmarking to local market practice.

2023 Proxy Statement	89

General Information about our
Annual Meeting

On behalf of the Board of Directors of Kimberly-Clark Corporation, we are soliciting your proxy for use at the 2023 Annual Meeting of Stockholders, to be held virtually on April 20, 2023, at 8:00 a.m. Central Time.

How We Provide Proxy Materials

We began providing our proxy statement and form of proxy to stockholders on February 27, 2023.

As SEC rules permit, we are making our proxy statement and our annual report available to many of our stockholders via the Internet rather than by mail. This reduces printing and delivery costs and supports our sustainability efforts. You may have received in the mail a “Notice of Electronic Availability” explaining how to access this proxy statement and our annual report on the Internet and how to vote online. If you received this Notice but would like to receive a paper copy of the proxy materials, you should follow the instructions contained in the notice for requesting these materials.

Who May Vote

If you were a stockholder of record at the close of business on the record date of February 21, 2023, you are eligible to vote at the meeting. Each share that you own entitles you to one vote.

As of the record date, 337,453,754 shares of our common stock were outstanding.

How To Vote

You may vote by attending the meeting, by using the Internet or telephone, or (if you received printed proxy materials) by completing and returning a proxy form by mail. If Internet or telephone voting is available to you, see the instructions on the notice of electronic availability or the proxy form and have the notice or proxy form available when you access the Internet website or place your telephone call. To vote your proxy by mail, mark your vote on the proxy form, then follow the instructions on the card.

Please note that if you received a notice of electronic availability as described above, you cannot vote your shares by filling out and returning the notice. Instead, you should follow the instructions contained in the notice on how to vote by using the Internet or telephone.

The named proxies will vote your shares according to your directions. The voting results will be certified by independent Inspectors of Election.

If you sign and return your proxy form, or if you vote using the Internet or by telephone, but you do not specify how you want to vote your shares, the named proxies will vote your shares as follows:

    FOR the election of directors named in this proxy statement

    FOR ratification of the selection of our independent auditor

    FOR approval of the compensation of our named executive officers

    FOR the option of every “one year” as the frequency with which stockholders are provided future advisory votes on the compensation of our named executive officers

90	2023 Proxy Statement

General Information about our Annual Meeting Direct Stock Purchase and Dividend Reinvestment Plan

How To Revoke or Change Your Vote

There are several ways to revoke or change your vote:

  Mail a revised proxy form to the Corporate Secretary of Kimberly-Clark (the form must be received before the meeting starts). Use the following address: 351 Phelps Drive, Irving, TX 75038

  Use the Internet voting website

  Use the telephone voting procedures

  Attend the virtual meeting and vote in person

Votes Required

There must be a quorum to conduct business at the Annual Meeting, which is established by having a majority of the shares of our common stock present in person or represented by proxy.

Election of Directors. A director nominee will be elected if he or she receives a majority of the votes cast at the meeting in person or by proxy. If any nominee does not receive a majority of the votes cast, then that nominee will be subject to the Board’s policy regarding resignations by directors who do not receive a majority of “for” votes.

Say on Frequency. The option receiving the greatest number of votes will be considered the frequency recommended by the stockholders for future say-on-pay votes.

Other Proposals or Matters. Approval requires the affirmative vote of a majority of shares that are present at the Annual Meeting in person or by proxy and are entitled to vote on the proposal or matter.

How Abstentions will be Counted

Election of Directors. Abstentions will have no impact on the outcome of the vote. They will not be counted for the purpose of determining the number of votes cast or as votes “for” or “against” a nominee.

Other Proposals. Abstentions will be counted:

  as present in determining whether we have a quorum

   in determining the total number of shares entitled to vote on a proposal as votes against a proposal

Effect of Not Instructing Your Broker

Routine Matters. If your shares are held through a broker and you do not instruct the broker on how to vote your shares, your broker may choose to leave your shares unvoted or to vote your shares on routine matters. “Proposal 2. Ratification of Auditor” is the only routine matter on the agenda at this year’s Annual Meeting.

Non-Routine Matters. Without instructions, your broker cannot vote your shares on non-routine matters, resulting in what are known as “broker non-votes.” Broker non-votes will not be considered present or entitled to vote on non-routine matters and will also not be counted for the purpose of determining the number of votes cast on these proposals.

Direct Stock Purchase and Dividend Reinvestment Plan	If you participate in our Direct Stock Purchase and Dividend Reinvestment Plan, you will receive a proxy form that represents the number of full shares in your plan account plus any other shares registered in your name. There are no special instructions for voting shares held in the plan; simply use the normal voting methods described in this proxy statement.

2023 Proxy Statement	91

General Information about our Annual Meeting Attending the Virtual Annual Meeting

Employee Benefit Plans	We are also sending or otherwise making this proxy statement and voting materials available to participants who hold Kimberly-Clark stock through any of our employee benefit and stock purchase plans. The trustee of each plan will vote whole shares of stock attributable to each participant’s interest in the plans in accordance with the participant’s directions. If a participant gives no directions, the plan committee will direct the voting of his or her shares.

Attending the Virtual Annual Meeting

The 2023 Annual Meeting will be hosted as an audio webcast at https://meetnow.global/MYANRFR. The meeting will begin promptly at 8:00 a.m. Central Time, and online access will open 30 minutes prior to allow time to login.

To login to and attend the meeting you have two options: join as a “Stockholder” or join as a “Guest.” Joining as a “Stockholder” will enable you to vote your shares at the meeting and ask questions. To join as a “Stockholder” you will be required to have some additional information, as described below. Alternatively, you can join as a “Guest” in listen-only mode.

  If you hold shares through our transfer agent, Computershare, you do not need to preregister. To join the meeting as a “Stockholder,” use the annual meeting control number listed in the shaded bar on the proxy card or notice you previously received or in the email you received with your voting instructions.

  If you hold your shares through a broker, bank or other intermediary, and want to join the meeting as a “Stockholder” you have two options.

Registration at the Meeting. You may not need to pre-register with Computershare as further described below and may, instead, be able to use the control number received with your voting instruction form from your bank, broker or other intermediary. Please note, however, that this option is provided as a convenience to beneficial owners only, and there is no guarantee this option will be available to you. To attend the Annual Meeting, visit the Annual Meeting website at https://meetnow.global/MYANRFR and enter the control number received with your voting instruction form from your bank, broker or other holder or record. We encourage you to access the Annual Meeting website 15 minutes prior to the Annual Meeting start time on the meeting date, to confirm that you are able to attend the Annual Meeting without pre-registering with Computershare.

Registration in Advance. You may register in advance by 4:00 p.m. Central Time on April 14, 2023. To preregister, you must send an email to legalproxy@computershare.com and include your mailing address and an image of a legal proxy in your name from the broker, bank or other intermediary that holds your shares. In order to obtain a legal proxy, you should as soon as possible (1) log into the voting site listed on the voting instruction form you received and click on “Vote in person at the meeting” or (2) request one through your bank or broker. After you transmit the image of the legal proxy, you will receive an annual meeting control number from our virtual meeting provider to use when joining the meeting as a “Stockholder.” Note that once you request a legal proxy you will need the new virtual meeting control number to vote your shares at the meeting and your original number referenced above in “Registration at the Meeting” will no longer enable you to vote.

In any event, please go to https://meetnow.global/MYANRFR for more information.

92	2023 Proxy Statement

General Information about our Annual Meeting Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

Stockholder List. A list of record date stockholders will be available electronically at the meeting website during the annual meeting. In addition, information on how to obtain access to the stockholder list will be available during the ten days preceding the meeting at https://investor.kimberly-clark.com. To examine the list you must either hold shares through Computershare or provide an image of a legal proxy in your name from the broker, bank or other nominee that holds your shares. In order to obtain a legal proxy, you should as soon as possible (1) log into the voting site listed on the voting instruction form you received and click on “Vote in person at the meeting” or (2) request one through your bank or broker.

Technical Assistance and Questions. The virtual meeting platform is supported across multiple browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call 1-888-724-2416. For additional shareholder support, call Stockholder Services by telephone at (972) 281-5317 or by e-mail at stockholders@kcc.com.

Costs of Solicitation	Kimberly-Clark will bear all costs of this proxy solicitation, including the cost of preparing, printing and delivering materials, the cost of the proxy solicitation and the expenses of brokers, fiduciaries and other nominees who forward proxy materials to stockholders. In addition to mail and electronic means, our employees may solicit proxies by telephone or otherwise. We have retained D. F. King & Co., Inc. to aid in the solicitation at a cost of approximately $22,000 plus reimbursement of out-of-pocket expenses.

Stockholders Sharing the Same Household

Stockholders who have the same address and last name as of the record date and have not previously requested electronic delivery of proxy materials may receive their voting materials in one of two ways. They may receive a single proxy package containing one annual report, one proxy statement and multiple proxy cards for each stockholder. Or they may receive one envelope containing a Notice of Internet Availability of Proxy Materials for each stockholder. This “householding” procedure helps us reduce printing and postage costs associated with providing our proxy materials and is consistent with our sustainability efforts.

If you reside in the same household with another stockholder with the same last name and would like us to mail proxy-related materials to you separately in the future, or are receiving multiple copies of materials and wish to receive only one set of proxy-related materials, please contact Stockholder Services by mail at P.O. Box 619100, Dallas, Texas 75261-9100, by telephone at (972) 281-5317 or by e-mail at stockholders@kcc.com.

Beneficial stockholders can request information about householding from their banks, brokers or other such holders of record.

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement	Stockholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in our proxy statement and form of proxy for the 2024 Annual Meeting of Stockholders must submit their proposals to the Corporate Secretary, Kimberly-Clark Corporation, P.O. Box 619100, Dallas, Texas 75261-9100, so that they are received at this address no later than October 30, 2023. Upon receipt of a proposal, we will determine whether or not to include the proposal in the proxy statement and form of proxy in accordance with applicable law. We suggest that proposals be forwarded by certified mail, return receipt requested.

2023 Proxy Statement	93

General Information about our Annual Meeting Other Stockholder Proposals Not Included in Next Year’s Proxy Statement

Stockholder Director Nominees for Inclusion in Next Year’s Proxy Statement	Stockholders who wish to nominate one or more director candidates to be included in our proxy statement and form of proxy pursuant to By-Law 11A of our By-Laws (a “proxy access nomination”) for the 2024 Annual Meeting of Stockholders must submit written notice of the nomination to the Corporate Secretary so that it is received between September 30, 2023 and October 30, 2023, unless the 2024 Annual Meeting is held earlier than March 21, 2024 or later than June 19, 2024, in which case the notice must be received at least 120 days, but not more than 150 days, before the 2024 Annual Meeting of Stockholders (unless we give less than 120 days’ notice of the annual meeting date, in which case the notice must be received within 10 days after the meeting date is announced). Any notice of a proxy access nomination must comply with the requirements of our By-Laws, which may be found in the Investors section of our website at www.kimberly-clark.com, and any applicable law.

Stockholder Director Nominees Not Included in Next Year’s Proxy Statement	Under our Certificate of Incorporation and By-Laws, a stockholder who wishes to nominate a candidate for election to the Board who is not intended to be included in our proxy statement for the 2024 Annual Meeting of Stockholders is required to give written notice to our Corporate Secretary. We must receive this notice at least 75 days, but not more than 100 days, before the 2024 Annual Meeting of Stockholders (unless we give less than 75 days’ notice of the annual meeting date, in which case the notice must be received within 10 days after the meeting date is announced). Any notice of a director nomination must comply with the requirements of our By-Laws and any applicable law. In addition, the deadline for a stockholder to provide notice to our Corporate Secretary under SEC Rule 14a-19, the SEC’s universal proxy rule, of the stockholder’s intent to solicit proxies in support of candidates submitted under our Certificate of Incorporation and By-Laws is February 20, 2024, unless the 2024 Annual Meeting is held earlier than March 21, 2024 or later than May 20, 2024, in which case the notice must be provided by the later of 60 days prior to the 2024 Annual Meeting of Stockholders or 10 days after the meeting date is announced. A nomination that does not comply with the requirements set forth in our Certificate of Incorporation and By-Laws will not be considered for presentation at the annual meeting, but will be considered by the Nominating and Corporate Governance Committee for any vacancies arising on the Board between annual meetings in accordance with the process described in “Proposal 1. Election of Directors - Process and Criteria for Nominating Directors.”

Other Stockholder Proposals Not Included in Next Year’s Proxy Statement	Under our Certificate of Incorporation and By-Laws, a stockholder who wishes to present a proposal at the 2024 Annual Meeting of Stockholders, other than a matter brought under SEC Rule 14a-8 or a director nomination, must submit written notice of the proposal to the Corporate Secretary. This notice must be received between January 11, 2024 and February 5, 2024, unless the 2024 Annual Meeting is held earlier than March 21, 2024 or later than June 19, 2024, in which case the notice must be received at least 75 days, but not more than 100 days, before the 2024 Annual Meeting of Stockholders (unless we give less than 75 days’ notice of the annual meeting date, in which case the notice must be received within 10 days after the meeting date is announced). Any notice of a proposal must comply with the requirements of our By-Laws and any applicable law.

94	2023 Proxy Statement

Other Matters
to be Presented at
the Annual Meeting

Our management does not know of any other matters to be presented at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

Kimberly-Clark Corporation P.O. Box 619100 Dallas, Texas 75261-9100 Telephone (972) 281-1200 February 27, 2023	By Order of the Board of Directors. Alison M. Rhoten, Vice President, Deputy General Counsel, Global Corporate Affairs and Corporate Secretary

2023 Proxy Statement	95

Kimberly-Clark Corporation

P.O. Box 619100

Dallas TX 75261-9100

www.kimberly-clark.com

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Online Go to www.envisionreports.com/KMB or scan the QR code — login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/KMB
Annual Stockholder Meeting Proxy Card

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals —	The Board of Directors recommends a vote FOR the listed nominees (terms to expire at 2024 Annual Stockholder Meeting), FOR Proposals 2 and 3 and a vote for 1 YEAR on Proposal 4.
1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Sylvia M. Burwell	☐	☐	☐	02 - John W. Culver	☐	☐	☐	03 - Michael D. Hsu	☐	☐	☐
04 - Mae C. Jemison, M.D.	☐	☐	☐	05 - S. Todd Maclin	☐	☐	☐	06 - Deirdre A. Mahlan	☐	☐	☐
07 - Sherilyn S. McCoy	☐	☐	☐	08 - Christa S. Quarles	☐	☐	☐	09 - Jaime A. Ramirez	☐	☐	☐
10 - Dunia A. Shive	☐	☐	☐	11 - Mark T. Smucker	☐	☐	☐	12 - Michael D. White	☐	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Ratification of Auditor	☐	☐	☐	3. Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐

4. Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	1 Year	2 Years	3 Years	Abstain
	☐	☐	☐	☐

03QP6A

Proxy — Kimberly-Clark Corporation

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON APRIL 20, 2023: The Notice of the Annual Meeting, the Proxy Statement, and the 2022 Annual Report, including Form 10-K, are available at
http://www.kimberly-clark.com/investors.

The 2023 Annual Meeting of Stockholders of Kimberly-Clark Corporation will be held on
Thursday, April 20, 2023, at 8:00am CT, virtually via the internet at meetnow.global/MYANRFR.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/KMB

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy/Voting Instructions for the Annual Stockholder Meeting — April 20, 2023

Solicited on Behalf of the Board of Directors

Michael D. Hsu, Jeffrey P. Melucci and Alison M. Rhoten, or any of them, with full power of substitution to each, hereby are appointed proxies and are authorized to vote, as specified on the reverse side of this card, all shares of common stock that the undersigned is entitled to vote at the Annual Stockholder Meeting of Kimberly-Clark Corporation, to be held virtually via the internet at www.meetnow.global/MYANRFR on Thursday, April 20, 2023 at 8:00 a.m. Central Time and at any adjournment thereof. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES IN PROPOSAL 1, FOR Proposals 2 and 3 and a vote for 1 YEAR on Proposal 4.

IF YOU PREFER TO VOTE SEPARATELY ON INDIVIDUAL PROPOSALS YOU MAY DO SO BY MARKING THE APPROPRIATE BOXES, ON THE REVERSE SIDE AND SIGNING AND DATING BELOW.

This card also constitutes voting instructions to the trustees of the Corporation’s employee benefits and stock purchase plans to vote whole shares attributable to accounts the undersigned may hold under such plans. If no voting instructions are provided, the respective plan committees, which are comprised of management personnel, will direct the trustees to vote the shares. Please date, sign and return this proxy/voting instruction card promptly. If you own shares directly and plan to attend the Annual Stockholder Meeting, please so indicate in the space provided below.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE PLEASE RETURN THIS CARD IN THE SELF-ADDRESSED ENVELOPE PROVIDED.

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/	/

C	Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐